Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-150513

PROSPECTUS SUPPLEMENT NO. 2

DATED MAY 26, 2009

(To Prospectus Dated and Declared Effective on July 24, 2008)

HOMEOWNERS CHOICE, INC.

Maximum of 1,666,668 Units

Minimum of 1,333,334 Units

Each Unit Consisting of One Share of Common Stock and One Warrant

This Prospectus Supplement No. 2 supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated July 24, 2008, of Homeowners Choice, Inc., as supplemented by that certain Prospectus Supplement No. 1, dated February 13, 2009 (“Supplement No. 1”), relating to the offer and sale by us of up to 1,666,668 units, each unit consisting of one share of common stock and one warrant. This Prospectus Supplement No. 2 is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplement No. 1.

This Prospectus Supplement No. 2 includes the following documents, as filed by us with the Securities and Exchange Commission:

•	The attached Annual Report on Form 10-K of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on March 13, 2009;

•	The attached Current Report on Form 8-K of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on April 23, 2009;

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The attached proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed with the Securities and Exchange Commission on April 29, 2009 (other than information in the proxy statement that is deemed not to be filed with the Securities and Exchange Commission); and

•	The attached Quarterly Report on Form 10-Q of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on May 14, 2009.

Our units began trading on the Nasdaq Global Market under the symbol “HCIIU.” When the units were split into their component parts, the units ceased trading and our common stock and warrants began trading separately on the Nasdaq Global Market under the symbols “HCII” and “HCIIW,” respectively.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement No. 2 (or the original Prospectus or Supplement No. 1) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is May 26, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Form 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2008

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number

001-34126

Homeowners Choice, Inc.

(Exact name of Registrant as specified in its charter)

Florida	20-5961396
(State of Incorporation)	(IRS Employer Identification No.)

2340 Drew Street, Suite 200

Clearwater, FL 33765

(Address, including zip code of principal executive offices)

(727) 213-3600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common shares, no par value	NASDAQ Global Market
Common stock warrants	NASDAQ Global Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 229.10(f)(1) of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 229.10(f)(1) of the Exchange Act).    Yes  ☐    No  ☒

The aggregate market value of the voting stock held by non-affiliates of the registrant as of June 30, 2008, based on the Company’s initial public offering price of the securities of $7.00, was $27,034,000. Effective July 30, 2008, the date of the Company’s initial public offering, the aggregate market value of the voting stock held by non-affiliates, based on the closing price of the Company’s common stock on July 30, 2008, was $36,515,708.

The number of shares outstanding of the registrant’s common stock, no par value, on March 9, 2009 was 6,892,668.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant’s proxy statement for its 2008 annual meeting of shareholders are incorporated by reference into Part III of this Form 10-K.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

PART I

ITEM 1 – Business

General

Homeowners Choice, Inc. is a property and casualty insurance holding company incorporated in Florida in 2006. Through our subsidiaries, which consist of Homeowners Choice Property & Casualty Insurance Company, Inc., Homeowners Choice Managers, Inc., Southern Administration, Inc., and Claddaugh Casualty Insurance Company, Ltd., we currently provide property and casualty homeowners’ insurance, condominium-owners’ insurance, and tenants’ insurance to individuals owning property in Florida. We offer these insurance products at competitive rates, while pursuing profitability using selective underwriting criteria. Our property and casualty business is our only reportable segment. Our financial information is set forth in Part II, Item 8.

Our principal executive offices are located at 2340 Drew Street, Suite 200, Clearwater, Florida 33765, and our telephone number is (727) 213-3600.

We file annual, quarterly, and current reports with the Securities and Exchange Commission (“SEC”). These filings are accessible free of charge on our website, www.hcpci.com (click “SEC filings” at the “Investors” tab), as soon as reasonably practicable after they have been electronically filed with or furnished to the SEC. Our SEC filings are also available via the SEC’s website at www.sec.gov. In addition, these filings are accessible at the SEC’s Public Reference Room, which is located at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

As of December 31, 2008 and 2007, we had total assets of $132.0 million and $40.0 million, respectively, and stockholders’ equity of $37.4 million and $14.3 million, respectively. Our net income was approximately $12.7 million and $1.0 million, respectively, for the years ended December 31, 2008 and 2007.

Company History

We began operations in June of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. The take-out program is a legislatively mandated program designed to reduce the state’s risk exposure by encouraging private companies to assume policies from Citizens. Since inception, we have assumed from Citizens more than 88,000 property and casualty insurance policies, of which approximately 66,000 remain in force as of March 1, 2009. These policies were assumed in six separate assumption transactions which took place in July 2007, November 2007, February 2008, June 2008, October 2008, and December 2008 and account for substantially all of our premium revenue since inception. Of those policies assumed, approximately 86% are homeowners’ insurance policies, and the remaining 14% are a combination of policies written for condominium-owners and tenants. Our existing policies represent approximately $130 million in annualized premiums.

Citizens requires us to offer renewals on the policies we acquire for a period of three years subsequent to the initial expiration of the assumed policies. We are required to offer these renewals at rates that are equivalent to

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or less than rates charged by Citizens. The policyholder has the option to renew with us or they may ask their agent to place their coverage with another insurance company. They may also elect to return to Citizens prior to the policy renewal date. We strive to retain these policies by offering competitive rates to our policyholders.

We face various challenges to implementing our operating and growth strategies. Because we write policies that cover Florida homeowners, condominium owners, and tenants, we cover losses that may arise from, among other things, catastrophes, which could have a significant effect on our business, results of operations, and financial condition. Even without catastrophic events, we may incur losses and loss adjustment expenses that deviate substantially from our estimates and that may exceed our reserves, in which case our net income and capital would decrease. Our operating and growth strategies may also be impacted by our insurance subsidiary’s regulation and supervision by the state of Florida, which must approve our policy forms and premium rates as well as monitor our insurance subsidiary’s ability to meet all requirements for regulatory compliance. See Item 1A, “Risk Factors,” below.

Competition

We operate in highly competitive markets where we face competition from national, regional and residual market insurance companies. Many of our competitors have larger financial capacities, greater resource availability, and more diversification in terms of insurance coverage. Our competitors include companies which market their products through agents, as well as companies which sell insurance directly to their customers. Large national insurers may have certain competitive advantages such as increased name recognition, increased loyalty of their customer base, and reduced policy acquisition costs. Additionally, as described in greater detail below in “Government Regulation,” the Florida legislature passed a new law in 2007 authorizing Citizens to reduce its premium rates and begin competing against private insurers in the residential property insurance market and expanding the authority of Citizens to write commercial insurance. We may also face competition from new or temporary entrants in our niche markets. In some cases, such entrants may, because of inexperience, desire for new business or other reasons, price their insurance below ours. Although our pricing is inevitably influenced to some degree by that of our competitors, we believe that it is generally not in our best interest to compete solely on price. We compete on the basis of underwriting criteria, our independent agent network, and superior service to our agents and insureds.

Seasonality of Our Business

We expect to experience increases in our losses and loss adjustment expenses during the period from June 1 through November 30 each year as this period is typically the period during which hurricanes and tropical storms occur. As a result of such seasonal variations in our reported losses, we anticipate our operating profits during the period from June 1 through November 30 each year may be negatively impacted by an increase in losses and loss adjustment expenses. Conversely, we expect more favorable operating results during the period from December 1 through May 31 each year. Although 2008 was a fairly uneventful year for tropical storm development in Florida, our losses during the third quarter of 2008 included $262,000 specific to Tropical Storm Faye.

Government Regulation

We are subject to the laws and regulations in Florida, and the regulations of any other states in which we seek to conduct business in the future. The regulations cover all aspects of our business and are generally designed

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to protect the interests of insurance policyholders as opposed to the interests of shareholders. Such regulations relate to authorized lines of business, capital and surplus requirements, allowable rates and forms, investment parameters, underwriting limitations, transactions with affiliates, dividend limitations, changes in control, market conduct, maximum amount allowable for premium financing service charges and a variety of other financial and non-financial components of our business. Our failure to comply with certain provisions of applicable insurance laws and regulations could have a material adverse effect on our business, results of operations or financial condition. In addition, any changes in such laws and regulations, including the adoption of consumer initiatives regarding rates charged for coverage, could materially and adversely affect our operations or our ability to expand. Recent legislation, among other things, reduces anticipated reinsurance costs and expands the role of Citizens. Other provisions contained in the recent legislation prevent non-renewals and cancellation (except for material misrepresentation and non-payment of premium) and new restrictions on coverage are prohibited until January 2010. We are unaware of any other consumer initiatives which could have a material adverse effect on our business, results of operations or financial condition.

Many states, including Florida, have also enacted laws which restrict an insurer’s underwriting discretion, such as the ability to terminate policies, terminate agents or reject insurance coverage applications, and many state regulators have the power to reduce, or to disallow increases, in premium rates. These laws may adversely affect the ability of an insurer to earn a profit on its underwriting operations.

Certain states have recently adopted laws or are considering proposed legislation which, among other things, limit the ability of insurance companies to affect rate increases or to cancel, reduce or non-renew insurance coverage with respect to existing policies. As discussed above, the recent consumer initiatives with Florida’s property insurers demonstrate the state’s ability to adopt such laws or to effectuate these policies through interpretations of existing laws. Also, the Florida legislature may adopt additional laws of this type in the future, which may adversely affect our business. In most years, the Florida legislature considers bills affecting the residential property insurance market in Florida. Property insurance legislation passed in 2008 increases penalties on insurers for noncompliance with the insurance code, establishes a private cause of action relating to insurers’ claims payment practices, and extends the notice period applicable to insurers’ nonrenewals of certain residential policies. The legislature also revised procedures governing insurers’ rate filings.

Most states, including Florida, require licensure and regulatory approval prior to the marketing of new insurance products. Typically, licensure review is comprehensive and includes a review of a company’s business plan, solvency, reinsurance, character of its officers and directors, rates, forms and other financial and non-financial aspects of a company. The regulatory authorities may not allow entry into a new market by not granting a license or by withholding approval. In addition, regulatory authorities may preclude or delay our entry into markets by disapproving or withholding approval of our product filings. As a new insurance company, we will also be subject to examination every year for our first three years of operations.

All insurance companies must file quarterly and annual statements with certain regulatory agencies and are subject to regular and special examinations by those agencies. In accordance with the National Association of Insurance Commissioners (“NAIC”), the Florida Office of Insurance Regulation (“Florida OIR”) intends to comply with recent initiatives recommending that all insurance companies under the same insurance holding company registration statement, be subjected to concurrent triennial examinations. At present, we have only one insurance subsidiary subject to NAIC and Florida OIR examinations.

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States routinely require deposits of assets for the protection of policyholders either in those states or for all policyholders. As an example, the Florida Office of Insurance Regulation requires our regulated insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc. (“HCPC”), to have securities with a fair value of $300,000, which HCPC currently has in the form of a $300,000 cash deposit with the state of Florida.

Employees

We currently employ approximately 35 individuals, all of whom are full-time employees working from our headquarters in Clearwater, Florida.

Executive Officers

The following table provides information with respect to our executive officers:

Name	Age	Position
Richard R. Allen	62	Chief Financial Officer
Andrew L. Graham	51	Vice President and General Counsel
Francis McCahill, III	61	President and Chief Executive Officer
Jay Madhu	42	Vice President of Marketing and Director of Investor Relations
Paresh Patel	46	Executive Chairman, Strategic Planning and Investments

Richard R. Allen has served as the Chief Financial Officer of our company since November 2006 and also serves as a director of our subsidiary, Claddaugh Casualty Insurance Company, Ltd. Mr. Allen has over thirty years of experience in property/casualty insurance finance and management to include agency/broker relations, reinsurance and financial controls and reporting and third party administration. He has held various positions with several insurance companies as Chief Financial Officer, Controller and Senior Accounting Manager. From 1999 to 2005, Mr. Allen served as the Internal Auditor of Anthem Blue Cross and Blue Shield. From 1996 to 1998, Mr. Allen served as Controller for Symons International Group. From 1994 to 1996, Mr. Allen served as Controller/Treasurer of Coronet Insurance. In addition, Mr. Allen served as the Budget/Cost Manager of Bankers Life and Casualty from 1982 to 1990, and as the Controller of Bankers Standard Insurance Company, an affiliate of CIGNA, from 1969 to 1981. He has experience in forensic accounting and has participated, as a consultant, in numerous projects with state insurance departments. Mr. Allen earned his Bachelor of Science Degree from Quincy University in Quincy, Illinois.

Andrew L. Graham has served as our General Counsel since June 1, 2008 and also currently serves as our Corporate Secretary. He was named an executive officer of the Company in February 2009. Mr. Graham served from 1999 to 2007 in various capacities, including General Counsel, for Trinsic, Inc. (previously named Z-Tel Technologies, Inc.), a publicly-held provider of communications services headquartered in Tampa, Florida. Mr. Graham also serves on the Board of Trustees of Hillsborough Community College. Mr. Graham holds a Bachelor of Science Degree from Florida State University and a Juris Doctorate, as well as a Master of Laws (L.L.M.) in Taxation, from the University of Florida College of Law.

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Francis McCahill, III has served as our President and Chief Executive Officer and as a director of our company since November 2006. He also currently serves as the President and as a director of our four subsidiaries, Homeowners Choice Property & Casualty Insurance Company, Inc., Homeowners Choice Managers, Inc., Claddaugh Casualty Insurance Company, Ltd., and Southern Administration, Inc. Mr. McCahill’s insurance career began in 1971. His experience includes senior level positions with major insurance brokerage firms including Frank B. Hall and Johnson & Higgins. From 1977 to 1988, he managed the worldwide Risk Management Programs of New York City-based Bristol-Myers Squibb Corp., Norton Simon, Inc. and Florida-based Harris Corporation. In 1991, after managing Johnson & Higgins’ Central Florida Region, Mr. McCahill founded Braishfield of Florida, Inc. and Pollution Liability United States, Inc. As founder/president of those organizations, he established both entities as major insurance service providers throughout Florida. Mr. McCahill also founded Cypress Underwriters, Inc. of Port St. Lucie, Florida where he served as President from 1999 to 2006. In addition, Mr. McCahill was Tribunalized at Lloyd’s of London. Mr. McCahill attended the United States Merchant Marine Academy, earned his Bachelor’s Degree from St. John’s University (College of Insurance), and attended Concord University School of Law. He received a number of Certificates in finance and risk management from the Wharton School of Business and the University of Florida.

Jay Madhu is currently Vice President of Marketing and Director of Investor Relations, having served as our Director of Investor Relations since February 2008. Additionally, Mr. Madhu has been a director of our company since May 2007. As an owner and manager of commercial properties, Mr. Madhu has been president of 5th Avenue Group LC since 2002 and President of Forrest Terrace LC since 1999. In addition, Mr. Madhu is an investor in banking and health maintenance organizations. He has also been President of The Mortgage Corporation Network (correspondent lenders) since 1996. Prior to that, Mr. Madhu was Vice President, mortgage division, First Trust Mortgage & Finance, from 1994 to 1996; Vice President, residential first mortgage division, Continental Management Associates Limited, Inc., from 1993 to 1994; and President, S&S Development, Inc. from 1991 to 1993. He attended Northwest Missouri State University, where he studied marketing and management.

Paresh Patel is currently Executive Chairman, Strategic Planning and Investments. Mr. Patel has been a director of our company since November 2006 and has served as the Chairman of our Board since May 2007. His analytical and technology skills were developed through experience with international financial, telecommunications and consulting positions. As a private investor from 2000 to 2006, Mr. Patel used statistical and probability techniques to develop and implement a system for managing money as a business to generate cash flow. Prior to that, Mr. Patel was director of customer care and billing with Global Crossing from 1998 to 2000. In that position, Mr. Patel defined business processes and systems, hired and trained department staff and led the merger of the customer care and billing systems with those of the company’s acquisitions. As an independent consultant from 1991 to 1998, Mr. Patel worked with large international telephone companies. Mr. Patel received his bachelor’s and master’s degrees in Electronic Engineering from Cambridge University, England. He also serves as a director of NorthStar Bank and was one of its founders.

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ITEM 1A– Risk Factors

Our business is subject to a number of risks, including those described below, which could have a material effect on our results of operations, financial condition or liquidity and, additionally, could cause our operating results to vary significantly from period to period.

We currently conduct business in Florida only. Thus, any single catastrophic event or other condition affecting losses in Florida could adversely affect our financial condition and results of operations.

While we actively manage our exposure to catastrophic events through our underwriting process and the purchase of reinsurance, a single catastrophic event, destructive weather pattern, general economic trend, regulatory development or other condition specifically affecting the state of Florida could have a disproportionately adverse impact on our business, financial condition, and results of operations. In addition, the fact that our business is concentrated in the state of Florida subjects it to increased exposure to certain catastrophic events and destructive weather patterns such as hurricanes, tropical storms, and floods. Changes in the prevailing regulatory, legal, economic, political, demographic, competitive, and other conditions in the state of Florida could also make it less attractive for us to do business in Florida and would have a more pronounced effect on our business than it would on other insurance companies that are geographically diversified. Since our business is concentrated in this manner, the occurrence of one or more catastrophic events or other conditions affecting losses in the state of Florida could have an adverse effect on our business, financial condition, and results of operations.

Our results may fluctuate based on many factors including cyclical changes in the insurance industry.

The insurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity, as well as periods when shortages of capacity permitted an increase in pricing and, thus, more favorable underwriting profits. An increase in premium levels is offset over time by an increased supply of insurance capacity, either by capital provided by new entrants or by the commitment of additional capital by existing insurers, which may cause prices to decrease. Any of these factors could lead to a significant reduction in premium rates, less favorable policy terms and fewer opportunities to underwrite insurance risks, which could have a material adverse effect on our results of operations and cash flows. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance business significantly.

We cannot predict whether market conditions will improve, remain constant or deteriorate. Negative market conditions may impair our ability to write insurance at rates that we consider appropriate relative to the risk assumed. If we cannot write insurance at appropriate rates, our ability to transact business would be materially and adversely affected.

We may be unable to attract and retain qualified personnel.

Our operations are highly dependent on the efforts of our senior executive officers, in particular, our President and Chief Executive Officer, Francis McCahill, our Chief Financial Officer, Richard Allen and our Chairman, Paresh Patel. The loss of their leadership, industry knowledge and experience could negatively impact our operations.

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We do not have significant redundancy in our operations.

We have a single facility located in Clearwater, Florida in an area subject to tropical storms, which could damage the facility or interrupt its power supply. The loss or significant impairment of functionality in this facility for any reason would have a material, adverse effect on our business as we do not have significant redundancies or back-up systems to replace this facility if its functionality is impaired.

Our information technology systems may fail or suffer a loss of security which could adversely affect our business.

Our business is highly dependent upon the successful and uninterrupted functioning of our computer and data processing systems. We rely on these systems to perform actuarial and other modeling functions necessary for writing business, as well as to handle our policy administration process (i.e., the printing and mailing of our policies, endorsements, renewal notices, etc). The successful operation of our systems depends on a continuous supply of electricity. The failure of these systems or disruption in the supply of electricity could interrupt our operations. This could result in a material adverse effect on our business results.

The development and expansion of our business is dependent upon the successful development and implementation of advanced computer and data processing systems. Because our insurance subsidiary intends to expand its business by writing additional voluntary policies, we are developing new information technology systems to handle and process an increased volume of voluntary policies. The failure of these systems to function as planned could slow our growth and adversely affect our future business volume and results of operations.

Because we believe that our independent agents will play a key role in our efforts to increase the number of voluntary policies written by our insurance subsidiary, we are also in the process of developing business platforms and distribution initiatives that will allow us to provide information to, and exchange information with, our agents in an effective and efficient manner. These systems are intended to provide us with current information regarding the insurance markets in which we operate, therefore permitting us to adjust our selective underwriting criteria as needed to rapidly respond to market changes. In the event that the development of these systems does not proceed as planned, the expansion of our business could be delayed. Internet disruptions or system failures once these systems are fully operational could also adversely affect our future business volume and results of operations.

In addition, a security breach of our computer systems could damage our reputation or result in liability. We retain confidential information regarding our business dealings in our computer systems. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by such breaches. It is critical that these facilities and infrastructure remain secure. Despite the implementation of security measures, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. In addition, we could be subject to liability if hackers were able to penetrate our network security or otherwise misappropriate confidential information.

Increased competition, competitive pressures, industry developments, and market conditions could affect the growth of our business and adversely impact our financial results.

The property and casualty insurance industry in Florida is cyclical and, during times of increased capacity, highly competitive. We compete not only with other stock companies but also with mutual companies, other underwriting organizations and alternative risk sharing mechanisms. Our principal lines of business are written by

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numerous other insurance companies. Competition for any one account may come from very large, well-established national companies, smaller regional companies, other specialty insurers in our field, and other companies that write insurance only in Florida. Many of these competitors have greater financial resources, larger agency networks and greater name recognition than our company. We compete for business not only on the basis of price, but also on the basis of financial strength, types of coverage offered, availability of coverage desired by customers, commission structure, and quality of service. We may have difficulty continuing to compete successfully on any of these bases in the future. Competitive pressures coupled with market conditions may affect our rate of premium growth and financial results.

Our ability to compete in the property and casualty insurance industry and our ability to expand our business may be negatively affected by the fact that we are a new company. As a new company that has been in business for less than five years, we are not eligible to be rated by A.M. Best. While our insurance subsidiary has obtained a Demotech rating of “A Exceptional,” which is accepted by mortgage companies operating in the state of Florida, mortgage companies in other states may require homeowners to obtain property insurance from an insurance company with a certain minimum A.M. Best rating. As a result, the minimum A.M. Best rating requirement may also prevent us from expanding our business into other states in the near term, which may in turn limit our ability to compete with large, national insurance companies and certain regional insurance companies.

As a new company, our experience with claims and the risks related to certain claims is inherently limited. These inherent limitations may increase the likelihood that our projections and our estimates may be inaccurate, which in turn may increase the likelihood that our actual losses may exceed our loss reserves. If our actual losses exceed our loss reserves, our financial results, our ability to expand our business, and our ability to compete in the property and casualty insurance industry may be negatively affected. In addition, industry developments could further increase competition in our industry. These developments could include —

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an influx of new capital in the marketplace as existing companies attempt to expand their businesses and new companies attempt to enter the insurance business as a result of better pricing and/or terms;

•	programs in which state-sponsored entities provide property insurance in catastrophe-prone areas or other alternative markets types of coverage;

•	changing practices caused by the Internet, which has led to greater competition in the insurance business;

•	changes in Florida’s regulatory climate; and

•

the passage of federal proposals for an optional federal charter that would allow some competing insurers to operate under regulations different or less stringent than those applicable to our insurance subsidiary.

These developments and others could make the property and casualty insurance marketplace more competitive by increasing the supply of insurance available.

If competition limits our ability to write new business at adequate rates, our future results of operations would be adversely affected.

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If our actual losses from insureds exceed our loss reserves, our financial results would be adversely affected.

Our objective is to establish loss reserves that are adequate and represent management’s best estimate; that is, the amounts originally recorded as reserves should at least equal the ultimate cost to investigate and settle claims. However, the process of establishing adequate reserves is complex and inherently uncertain, and the ultimate cost of a claim may vary materially from the amounts reserved. We regularly monitor and evaluate loss and loss adjustment expense reserve development to verify reserve adequacy.

Due to these uncertainties, the ultimate losses may vary materially from current loss reserves which could have a material adverse effect on our future financial condition, results of operations and cash flows.

The effects of emerging claim and coverage issues on our business are uncertain.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance contracts may not be known for many years after a contract is issued and renewed, and our financial position and results of operations may be adversely affected.

The failure of our claims handling administrator to pay claims accurately could adversely affect our business, financial results and capital requirements.

We have outsourced our claims handling administration to a third party adjuster. We therefore rely on this third party adjuster to accurately evaluate and pay claims that are made under our policies. Many factors affect the ability of our third party adjuster to pay claims accurately, including the training and experience of its claims representatives, the culture of its claims organization and the effectiveness of its management, its ability to develop or select and implement appropriate procedures and systems to support its claims functions and other factors. As claims administration is our responsibility, any failure on the part of our third party adjuster to pay claims accurately could lead to material litigation, undermine our reputation in the marketplace, impair our image and negatively affect our financial results.

If we are unable to expand our business because our capital must be used to pay greater than anticipated claims, our financial results may suffer.

Our future growth will depend on our ability to expand the number of insurance policies we write in Florida, to expand the kinds of insurance products we offer, and to expand the geographic markets in which we do business, all balanced by the business risks we choose to assume and cede. Our existing sources of funds include possible sales of our securities and our earnings from operations and investments. Unexpected catastrophic events in our market areas, such as the hurricanes experienced in Florida in recent years, may result in greater claims losses than anticipated, which could require us to limit or halt our growth while we redeploy our capital to pay these unanticipated claims unless we are able to raise additional capital.

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We may require additional capital in the future which may not be available or may only be available on unfavorable terms.

Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. To the extent that our present capital is insufficient to meet future operating requirements or to cover losses, we may need to raise additional funds through financings or curtail our growth. Based on our current operating plan, we believe current capital together with our anticipated retained earnings will support our operations without the need to raise additional capital. However, we cannot provide any assurance in that regard, since many factors will affect our capital needs and their amount and timing, including our growth and profitability, and the availability of reinsurance, as well as possible acquisition opportunities, market disruptions and other unforeseeable developments. If we require additional capital, it is possible that equity or debt financing may not be available at all or may be available only on terms that are not favorable to us. In the case of equity financings, dilution to our shareholders could result, and in any case such securities may have rights, preferences and privileges that are senior to those of existing shareholders. If we cannot obtain adequate capital on favorable terms or at all, our business, financial condition or results of operations could be materially adversely affected.

Our financial results may be negatively affected by the fact that a portion of our income is generated by the investment of our company’s capital and surplus, premiums and loss reserves.

A portion of our income is, and likely will continue to be, generated by the investment of our company’s capital and surplus, premiums and loss reserves. The amount of income so generated is a function of our investment policy, available investment opportunities, and the amount of capital and surplus, premium and loss reserves invested. As we continue to grow and to deploy our capital, the proportion of income invested will decrease, and investment income will make up a smaller percentage of our net revenue. Currently, substantially all of our capital is invested in money market accounts or in bank deposits (i.e., CDs) that generally mature in no more than thirteen months. We may alter our investment policy to accept higher levels of risk with the expectation of higher returns. Fluctuating interest rates and other economic factors make it impossible to estimate accurately the amount of investment income that will be realized. In fact, we may realize losses on our investments.

We have exposure to unpredictable catastrophes, which can materially and adversely affect our financial results.

We write insurance policies that cover homeowners, condominium owners, and tenants for losses that result from, among other things, catastrophes. We are therefore subject to claims arising out of catastrophes that may have a significant effect on our business, results of operations, and financial condition. Catastrophes can be caused by various events, including hurricanes, tropical storms, tornadoes, windstorms, earthquakes, hailstorms, explosions, power outages, fires and by man-made events, such as terrorist attacks. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Our policyholders are currently concentrated in Florida, which is especially subject to adverse weather conditions such as hurricanes and tropical storms. Insurance companies are not permitted to reserve for catastrophes until such event takes place. Therefore, although we attempt to manage our exposure to catastrophes through our underwriting process and the purchase of reinsurance protection, an especially severe catastrophe or series of catastrophes could exceed our reinsurance protection and may have a material adverse impact on our results of operations and financial condition. See the risk factor below entitled “Reinsurance coverage may not be available to us in the future at commercially

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reasonable rates or at all and we risk non-collectibility of reinsurance amounts due us from reinsurers with which we have contracted.”

Industry trends, such as increased litigation against the insurance industry and individual insurers, the willingness of courts to expand covered causes of loss, rising jury awards, and the escalation of loss severity may contribute to increased costs and to the deterioration of the reserves of our insurance subsidiary.

Loss severity in the property and casualty insurance industry has continued to increase in recent years, principally driven by larger court judgments. In addition, many legal actions and proceedings have been brought on behalf of classes of complainants, which can increase the size of judgments. The propensity of policyholders and third party claimants to litigate and the willingness of courts to expand causes of loss and the size of awards may render our loss reserves inadequate for current and future losses.

Reinsurance coverage may not be available to us in the future at commercially reasonable rates or at all and we risk non-collectibility of reinsurance amounts due us from reinsurers with which we have contracted.

Reinsurance is the practice of transferring part of an insurance company’s liability and premium under an insurance policy to another insurance company. We use reinsurance arrangements to limit and manage the amount of risk we retain, to stabilize our underwriting results and to increase our underwriting capacity. The cost of such reinsurance is subject to prevailing market conditions beyond our control such as the amount of capital in the reinsurance market and natural and man-made catastrophes. We cannot be assured that reinsurance will remain continuously available to us in the amounts we consider sufficient and at prices acceptable to us. As a result, we may determine to increase the amount of risk we retain or look for other alternatives to reinsurance, which could in turn have a material adverse effect on our financial position, results of operations and cash flows.

With respect to the reinsurance treaties we currently have in effect, our ability to recover amounts due from reinsurers is subject to the reinsurance company’s ability and willingness to pay and to meet their obligations to us. While we attempt to select financially strong reinsurers with an A.M. Best rating of “A-” or better and monitor from time to time their financial condition, we rely principally on A.M. Best, our broker, and other rating agencies in determining their ability to meet their obligations to us. Any failure on the part of any one reinsurance company to meet its obligations to us could have a material adverse effect on our financial condition or results of operations.

The failure of the risk mitigation strategies we utilize could have a material adverse effect on our financial condition or results of operations.

We utilize a number of strategies to mitigate our risk exposure, which include:

•	engaging in vigorous underwriting;

•	carefully evaluating terms and conditions of our policies;

•	focusing on our risk aggregations by geographic zones, credit exposure and other bases; and

•	ceding insurance risk to reinsurance companies.

However, there are inherent limitations in all of these tactics. We cannot provide assurance that an event or series of unanticipated events will not result in loss levels which could have a material adverse effect on our financial condition or results of operations.

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The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or our results of operations.

Our underwriting process is designed to limit our exposure to known risks, including but not limited to exclusions relating to homes in close proximity to the coast line. Various provisions of our policies, such as limitations or exclusions from coverage which have been negotiated to limit our risks, may not be enforceable in the manner we intend.

In addition, the policies we issue contain conditions requiring the prompt reporting of claims to us or to our claims handling administrator and our right to decline coverage in the event of a violation of that condition. While our insurance product exclusions and limitations reduce the loss exposure to us and help eliminate known exposures to certain risks, it is possible that a court or regulatory authority could nullify or void an exclusion or legislation could be enacted modifying or barring the use of such endorsements and limitations in a way that would adversely effect our loss experience, which could have a material adverse effect on our financial condition or results of operations.

In the future, we may rely on independent agents to write our insurance policies, and if we are not able to attract and retain independent agents, our revenues would be negatively affected.

We have begun writing insurance policies through independent agents unrelated to the Citizens’ take-out program, which we refer to as voluntary policies. Although voluntary policies comprise a minute percentage of our business, we expect to increase the number of voluntary policies we write as our business expands. An inability to sell our products through independent agents would negatively affect our revenues.

Many of our competitors rely on independent agents. As a result, we must compete with other insurers for independent agents’ business. Our competitors may offer a greater variety of insurance products, lower premiums for insurance coverage, or higher commissions to their agents. If our products, pricing and commissions do not remain competitive, we may find it more difficult to attract business from independent agents to sell our products. A material reduction in the amount of our products that independent agents sell could negatively affect our revenues.

Our success depends on our ability to accurately price the risks we underwrite.

The results of our operations and our financial condition depend on our ability to underwrite and set premium rates accurately for a wide variety of risks. Rate adequacy is necessary to generate sufficient premiums to pay losses, loss adjustment expenses, and underwriting expenses and to earn a profit. In order to price our products accurately, we must collect and properly analyze a substantial amount of data; develop, test and apply appropriate rating formulas; closely monitor and timely recognize changes in trends; and project both severity and frequency of losses with reasonable accuracy. Our ability to undertake these efforts successfully, and as a result price our products accurately, is subject to a number of risks and uncertainties, some of which are outside our control, including —

•	the availability of sufficient reliable data and our ability to properly analyze available data;

•	the uncertainties that inherently characterize estimates and assumptions;

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•	our selection and application of appropriate rating and pricing techniques;

•	changes in legal standards, claim settlement practices, and restoration costs; and

•	legislatively imposed consumer initiatives.

Because we assumed the substantial majority of our current policies from Citizens, our rates are based, to a certain extent, on the rates charged by Citizens. In determining the rates we charge in connection with the policies we assumed from Citizens, our rates must be equal to or less than the rates charged by Citizens. If Citizens reduces its rates, we must reduce our rates to keep them equivalent to or less than Citizens’ rates; however, if Citizens increases its rates, we may not automatically increase our rates. The risk that Citizens will reduce its rates is exacerbated by the fact that, absent certain circumstances, we must continue to provide coverage to the policyholders that we assume from Citizens for a period of three years. Currently, the Florida legislature has frozen Citizens’ rates until January 1, 2010. We cannot provide assurance that Citizens will not lower its rates in the future although we believe it is unlikely to occur. Consequently, we could under price risks, which would negatively affect our profit margins. With respect to the voluntary policies that we write, we could also overprice risks, which could reduce our sales volume and competitiveness. In either event, our profitability could be materially and adversely affected.

Current operating resources are necessary to develop future new insurance products.

We currently intend to expand our product offerings by underwriting additional insurance products and programs, and marketing them through our independent agent network. Expansion of our product offerings will result in increases in expenses due to additional costs incurred in actuarial rate justifications, software and personnel. Offering additional insurance products may also require regulatory approval, further increasing our costs and potentially affecting the speed with which we will be able to pursue new market opportunities. We cannot assure you that we will be successful bringing new insurance products to our marketplace.

As an insurance holding company, we are currently subject to regulation by the state of Florida and in the future may become subject to regulation by certain other states or a federal regulator.

All states regulate insurance holding company systems. State statutes and administrative rules generally require each insurance company in the holding company group to register with the department of insurance in its state of domicile and to furnish information concerning the operations of the companies within the holding company system which may materially affect the operations, management or financial condition of the insurers within the group. As part of its registration, each insurance company must identify material agreements, relationships and transactions with affiliates, including without limitation loans, investments, asset transfers, transactions outside of the ordinary course of business, certain management, service, and cost sharing agreements, reinsurance transactions, dividends, and consolidated tax allocation agreements.

Insurance holding company regulations generally provide that transactions between an insurance company and its affiliates must be fair and equitable, allocated between the parties in accordance with customary accounting practices, and fully disclosed in the records of the respective parties. Many types of transactions between an insurance company and its affiliates, such as transfers of assets among such affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system, may be subject to prior notice to, or prior approval by, state regulatory authorities. If we are unable to obtain the requisite prior approval for a specific transaction, we would be precluded from taking the action which could adversely affect our operations.

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We currently operate only in the state of Florida. In the future, we may become authorized to transact business in other states and therefore will become subject to the laws and regulatory requirements of those states. These regulations may vary from state to state, and states occasionally may have conflicting regulations. Since Florida is our state of domicile, Florida laws will generally take precedent. Currently, the federal government’s role in regulating or dictating the policies of insurance companies is limited. However, Congress, from time to time, considers proposals that would increase the role of the federal government in insurance regulation, either in addition to or in lieu of state regulation. The impact of any future federal insurance regulation on our insurance operations is unclear and may adversely impact our business or competitive position.

Our insurance subsidiary is subject to extensive regulation which may reduce our profitability or limit our growth. Moreover, if we fail to comply with these regulations, we may be subject to penalties, including fines and suspensions, which may adversely affect our financial condition and results of operations.

The insurance industry is highly regulated and supervised. Our insurance subsidiary is subject to the supervision and regulation of the state in which it is domiciled (Florida) and the state(s) in which it does business (currently only Florida). Such supervision and regulation is primarily designed to protect our policyholders rather than our shareholders. These regulations are generally administered by a department of insurance in each state and relate to, among other things —

•	the content and timing of required notices and other policyholder information;

•	the amount of premiums the insurer may write in relation to its surplus;

•	the amount and nature of reinsurance a company is required to purchase;

•	participation in guaranty funds and other statutorily-created markets or organizations;

•	business operations and claims practices;

•	approval of policy forms and premium rates;

•	standards of solvency, including risk-based capital measurements;

•	licensing of insurers and their products;

•	restrictions on the nature, quality and concentration of investments;

•	restrictions on the ability of our insurance subsidiary to pay dividends to us;

•	restrictions on transactions between insurance company subsidiaries and their affiliates;

•	restrictions on the size of risks insurable under a single policy;

•	requiring deposits for the benefit of policyholders;

•	requiring certain methods of accounting;

•	periodic examinations of our operations and finances;

•	prescribing the form and content of records of financial condition required to be filed; and

•	requiring reserves as required by statutory accounting rules.

The Florida OIR and regulators in other jurisdictions where our insurance subsidiary may become licensed conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters. These regulatory requirements may adversely affect or inhibit our ability to achieve some or all of our business objectives. These regulatory authorities also conduct periodic examinations into insurers’ business practices. These reviews may reveal deficiencies in our insurance operations or differences between our interpretations of regulatory requirements and those of the regulators.

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In addition, regulatory authorities have relatively broad discretion to deny or revoke licenses for various reasons, including the violation of regulations. In some instances, we follow practices based on our interpretations of regulations or practices that we believe may be generally followed by the industry. These practices may turn out to be different from the interpretations of regulatory authorities. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us. This could adversely affect our ability to operate our business.

Finally, changes in the level of regulation of the insurance industry or changes in laws or regulations themselves or interpretations by regulatory authorities could adversely affect our ability to operate our business, reduce our profitability and limit our growth.

ITEM 1B – Unresolved Staff Comments

None.

ITEM 2 – Properties

We do not own any real property. Our Clearwater, Florida office space is leased from one of our directors pursuant to a lease agreement that commenced in July 2008. This lease covers 7,500 square feet of office and common area space and requires us to make monthly base rental payments of $12,500, which includes $2,500 for common area maintenance, throughout the initial term of the lease. The initial term of this agreement is for five years ending on July 15, 2013 and the lease may be extended for up to three additional five-year periods.

ITEM 3 – Legal Proceedings

The Company may be party to claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the consolidated financial position, results of operations or cash flows.

ITEM 4 – Submission of Matters to a Vote of the Security Holders

There were no matters voted upon by security holders of the Company during the quarter ended December 31, 2008.

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PART II

ITEM 5 – Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market for Common Stock

In connection with our initial public offering, which was completed July 30, 2008, we sold 1,666,668 units consisting of one share of the Company’s common stock and one warrant (“Unit”) to the public at a price of $7.00 per Unit. The Units were listed on the NASDAQ Global Market under the symbol HCIIU and commenced trading on July 31, 2008. Effective September 15, 2008, the securities comprising the Units began separate trading, with the common stock and warrants being traded on the NASDAQ Global Market under the symbols “HCII” and “HCIIW,” respectively. Two warrants may be exercised to acquire one share of common stock at an exercise price equal to $9.10 per share on or before July 30, 2013. Prior to July 31, 2008, there was no public market for our common stock.

The following table sets forth the range of high and low bid quotations for our common stock and warrants, as reported by the NASDAQ Global Market, for the periods indicated:

	Common Stock Price		Warrants Price
	High	Low	High	Low
Calendar Quarter - 2008
Third Quarter	$8.00	5.45	0.51	0.36
Fourth Quarter	$6.50	4.10	1.00	0.13

Holders

As of March 9, 2009, there were 51 holders of record of our common stock and 1 holder of record of our warrants.

Dividends

Our ability to pay dividends will depend on many factors, including the Company’s operating results, financial condition, capital requirements, and regulatory constraints and requirements, which are discussed in Note 14, “Regulatory Requirements and Restrictions,” to the audited, consolidated financial statements. To date, we have not declared or paid any dividends and we have no current intentions to pay cash dividends in the foreseeable future.

Under Florida law, a domestic insurer may not pay any dividend or distribute cash or other property to its stockholders except out of that part of its available and accumulated capital and surplus funds which is derived from realized net operating profits on its business and net realized capital gains. For a three-year period beginning March 30, 2007, our insurance subsidiary, as a newly licensed Florida insurer, is precluded from paying dividends

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unless approved in advance by the Florida Office of Insurance Regulation. Additionally, Florida statutes preclude our insurance subsidiary from making dividend payments or distributions to stockholders without prior approval of the Florida Office of Insurance Regulation if the dividend or distribution would exceed the larger of (1) the lesser of (a) 10.0% of its capital surplus or (b) net income, not including realized capital gains, plus a two year carry forward, (2) 10.0% of capital surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (3) the lesser of (a) 10.0% of capital surplus or (b) net investment income plus a three year carry forward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plan as of December 31, 2008. We currently have no equity compensation plans not approved by stockholders.

Plan Category	A Number of Securities To be Issued Upon Exercise of Outstanding Options	B Weighted Average Exercise Price of Outstanding Options	C Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	1,146,000	$2.66	4,810,000

Performance Graph

As a smaller reporting company as defined by Rule 229.10(f)(1) of the Exchange Act, we are not required to provide the information under this item and, because our stock was not publicly traded prior to July 30, 2008, we have elected not to provide the performance graph, which data typically encompasses a five-year period.

Recent Sales of Unregistered Securities

None.

Issuer Purchases of Equity Securities

None.

ITEM 6 – Selected Financial Data

As a smaller reporting company as defined by Rule 229.10(f)(1) of the Exchange Act, we are not required to provide the information under this item and we have elected to exclude this information as our operating history does not cover the requisite five-year period.

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ITEM 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this annual report on Form 10-K and with other information included in this Form 10-K under the heading of “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context requires otherwise, as used in this Form 10-K, the terms “HCI,” “we,” “us,” “our,” “the Company,” “our company,” and similar references refer to Homeowners Choice, Inc. and its subsidiaries.

Forward-Looking Statements

In addition to historical information, this annual report on Form 10-K contains forward-looking statements as defined under federal securities laws. Such statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include but are not limited to the effect of governmental regulation; changes in insurance regulations; the frequency and extent of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; restrictions on our ability to change premium rates; increased rate pressure on premiums; changing rates of inflation; and other risks and uncertainties and other factors listed under Item 1A—“Risk Factors” and elsewhere in this annual report on Form 10-K and in our other Securities and Exchange Commission filings.

OVERVIEW

General

Homeowners Choice, Inc. is a property and casualty insurance holding company incorporated in Florida in 2006. Through our subsidiaries, we provide property and casualty homeowners’ insurance, condominium-owners’ insurance, and tenants’ insurance to individuals owning property in Florida. We offer these insurance products at competitive rates, while pursuing profitability using selective underwriting criteria. Our principal revenues are premiums and investment income. Our principal expenses are claims from policyholders and policy acquisition and other underwriting expenses. As of December 31, 2008, we had total assets of $132.0 million and stockholders’ equity of $37.4 million. Our net income was approximately $12.7 million for the year ended December 31, 2008.

We began operations in June of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. The take-out program is a legislatively mandated program designed to reduce the state risk exposure by encouraging private companies to assume policies from Citizens. Since inception, we have assumed approximately 88,000 property and casualty insurance policies from Citizens, of which approximately 66,000 remain in force at March 1, 2009. These policies were assumed in six separate assumption transactions which took place in July 2007, November 2007, February 2008, June 2008, October 2008, and December 2008 and account for substantially all of our premium revenue since inception. Of those policies assumed, approximately 86% are homeowners’

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insurance policies, and the remaining 14% are a combination of policies written for condominium-owners and tenants. From our inception through December 31, 2008, Citizens retained 6% of the written premium for the policies that we assumed, which is included in our policy acquisition costs. Our existing policies represent approximately $130 million in annualized premiums.

Citizens requires us to offer renewals on the policies we acquire for a period of three years subsequent to the initial expiration of the assumed policies. We are required to offer these renewals at rates that are equivalent to or less than rates charged by Citizens. The policyholder has the option to renew with us or they may ask their agent to place their coverage with another insurance company. They may also elect to return to Citizens prior to the policy renewal date. We strive to retain these policies by offering competitive rates to our policyholders, which may be below the rates we initially charged in our take-out program as Citizens does not receive any portion of the renewal premium and, additionally, we expect our internal costs to renew the policy to be less than the original acquisition costs.

We face various challenges to implementing our operating and growth strategies. Since we write policies that cover Florida homeowners, condominium owners, and tenants, we cover losses that may arise from, among other things, catastrophes, which could have a significant effect on our business, results of operations, and financial condition. Even without catastrophic events, we may incur losses and loss adjustment expenses that deviate substantially from our estimates and that may exceed our reserves, in which case our net income and capital would decrease. Our operating and growth strategies may also be impacted by our insurance subsidiary’s regulation and supervision by the State of Florida, which must approve our policy forms and premium rates as well as monitor our insurance subsidiary’s ability to meet all requirements for regulatory compliance. Additionally, we compete with large, well-established insurance companies as well as other specialty insurers that, in most cases, possess greater financial resources, larger agency networks, and greater name recognition than we do.

Recent Developments

Effective December 9, 2008, we assumed a total of 17,348 policies upon completion of our sixth assumption transaction with Citizens. Including this December 2008 assumption, our existing policies represent approximately $130 million in annualized premiums.

Upon completion of our fifth assumption transaction in October 2008 and based on the policies assumed and related total insured value, we qualified for a reduction in the assumed commissions from 16% to 6% of premiums assumed retroactive to June 2007. As a result, we received additional funds from Citizens and recognized a $3.6 million reduction in commission expense during the fourth quarter of 2008.

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RESULTS OF OPERATIONS

The following table summarizes our results of operations for the years ended December 31, 2008 and 2007 (dollars in thousands):

	Year Ended December 31,
	2008	2007
Operating Revenue
Net premiums earned	$47,266	7,034
Net investment income	1,622	602
Other Income	645	24

Total operating revenue	49,533	7,660

Operating Expenses
Losses and loss adjustment expenses	21,528	2,742
Policy acquisition and other underwriting expenses	7,210	2,868
Pre-opening expenses	—	419

Total operating expenses	28,738	6,029

Income before income taxes	20,795	1,631
Income taxes	8,140	614

Net income	$12,655	1,017

Loss Ratio	45.55%	38.98%
Expense Ratio	15.25%	40.77%

Combined Ratio	60.80%	79.75%

Per Share Data:
Basic earnings per share	$2.15	$.29

Diluted earnings per share	$2.08	$.29

Comparison of the Year Ended December 31, 2008 to the Year Ended December 31, 2007

Our results of operations for the year ended December 31, 2008 reflect net income of $12.7 million, or $2.08 earnings per diluted share, compared to net income of $1,017,000, or $0.29 per diluted share, for the year ended December 31, 2007. Our insurance operations began in July 2007. Thus, our 2007 results of operations include only the July and November 2007 assumption transactions whereas our results of operations for the year ended December 31, 2008 reflect the results of six assumption transactions.

Revenue

Net Premiums Earned of $47.3 million for the year ended December 31, 2008 reflect the revenue from policies assumed from Citizens in July and November 2007 and February, June, October, and December 2008, and the earnings on the renewal of these policies, reduced by the appropriate reinsurance costs. In comparison, net premiums earned of $7.0 million for the year ended December 31, 2007 reflect only those revenues from policies assumed from Citizens in July 2007, reduced by the appropriate reinsurance costs. Net Premiums Written during the years ended December 31, 2008 and 2007 totaled $94.7 million and $26.8 million, respectively.

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Net Premiums Written is a non-GAAP financial measure representing the premiums charged on policies issued during a fiscal period less any applicable reinsurance costs. Net Premiums Written is a statutory measure designed to determine production levels. Net Premiums Earned is the most directly comparable GAAP measure and represents the portion of Net Premiums Written that is recognized as revenue in the financial statements for the year.

The following is a reconciliation of our total Net Premiums Written to Net Premiums Earned for the years ended December 31, 2008 and 2007 (dollars in thousands):

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007
Net Premiums Written	$94,671	26,848
Decrease/(Increase) in Unearned Premiums	(47,405)	(19,814)

Net Premiums Earned	$47,266	7,034

Net Investment Income for the years ended December 31, 2008 and 2007 of $1,622,000 and $602,000, respectively, is specific to our investment in certificates of deposit and money market accounts. Such investments and the related investment income have increased primarily as the result of incremental premiums we have collected and invested following each assumption transaction. However, the increase in our investment income in 2008 was offset to some extent by a decline in short-term interest rates.

Other Income for the years ended December 31, 2008 and 2007 of $645,000 and $24,000, respectively, primarily reflects the policy fee income we receive with respect to our issuance of renewal policies.

Expenses

Losses and loss adjustment expenses for the years ended December 31, 2008 and 2007 of $21.5 million and $2.7 million, respectively, reflects the impact of case reserve strengthening and development of incurred but not reported losses. The increase in 2008 is primarily attributable to the increase in our policy volume, which grew from approximately 13,000 as of December 31, 2007 to approximately 70,000 as of December 31, 2008. Additionally, we can attribute $262,000 of our third quarter 2008 losses to Tropical Storm Faye which occurred during August 2008.

Policy Acquisition and Other Underwriting Expenses for the years ended December 31, 2008 and 2007 of $7.2 million and $2.9 million, respectively, reflect the commissions payable to agents for production of policies, policy administration costs and administrative overhead expenses. The increase is primarily attributable to the increase in our policy volume and growth of our operations. This increase is offset by a $3.6 million reduction in commission expense as a result of our completion of the October 2008 assumption transaction, which increased our assumed policy count and related total insured value to levels qualifying us for a reduction in assumed commissions from 16% to 6% of those premiums assumed from Citizens retroactive to June 2007.

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Income Taxes for the years ended December 31, 2008 and 2007 were $8,140,000 and $614,000, respectively, for state and federal income taxes resulting in an effective tax rate of 39.1% for 2008 and 37.6% for 2007.

Ratios:

The loss ratio (GAAP basis) applicable to the year ended December 31, 2008 (loss and loss adjustment expenses related to premiums earned) was 45.55% compared to 38.98% for the year ended December 31, 2007.

The expense ratio (GAAP basis) applicable to the year ended December 31, 2008 (policy acquisition and other underwriting expenses related to premiums earned) was 15.25% compared to 40.77% for the year ended December 31, 2007. A portion of our administrative expenses are fixed or otherwise do not fluctuate significantly as our revenue increases. Thus, we have experienced an improvement in our expense ratio primarily as a result of our revenue growth in 2008.

The combined loss and expense ratio (GAAP basis) is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined ratio under 100.00% generally reflects profitable underwriting results. A combined ratio over 100.00% generally reflects unprofitable underwriting results. Our combined ratio for the year ended December 31, 2008 was 60.80% compared to 79.75% for the year ended December 31, 2007.

Seasonality of Our Business

We expect to experience increases in our losses and loss adjustment expenses during the period from June 1 through November 30 each year as this period is typically the period during which hurricanes and other tropical storms occur. As a result of such seasonal variations in our reported losses, we anticipate our operating profits during the period from June 1 through November 30 each year will be negatively impacted by an increase in losses and loss adjustment expenses. Conversely, we expect more favorable operating results during the period from December 1 through May 31 each year. Although 2008 was a fairly uneventful year for tropical storm development in Florida, our losses during the third quarter of 2008 included $262,000 specific to Tropical Storm Faye.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have financed our cash flow requirements through issuance of our common stock, net premiums received and investment income. In April 2007, we issued and sold 5,182,000 shares of our common stock to a group of accredited investors, including certain of our officers and directors, for an aggregate purchase price of approximately $13.0 million. During the year ended December 31, 2008, our cash position increased by approximately $65.3 million primarily as a result of the funds received from Citizens with respect to the October and December assumption transactions and, also, the funds received upon completion of our initial public offering on June 30, 2008. We used certain proceeds from our initial public offering to increase the statutory capital and surplus of our insurance subsidiary, which allowed us to assume an additional 46,049 and 17,348 policies through assumption transactions completed in October and December 2008, respectively. We believe our cash from net premiums and investment income will be sufficient to cover our cash outflows for at least the next 12 months.

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Our insurance subsidiary requires liquidity and adequate capital to meet ongoing obligations to policyholders and claimants and to fund operating expenses. From the beginning of our operations in June 2007 through December 31, 2008, liquidity generated from our private placement, initial public offering, operations and investment income was sufficient to meet obligations. We attempt to maintain adequate levels of liquidity and surplus to manage any differences between the duration of our liabilities and invested assets. We believe that we maintain sufficient liquidity to pay our insurance subsidiary’s claims and expenses, as well as satisfy commitments in the event of unforeseen events such as reinsurer insolvencies, inadequate premium rates, or reserve deficiencies.

We maintain a comprehensive reinsurance program at levels management considers adequate to diversify risk and safeguard its financial position.

During 2008, our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc. (“HCPC”), entered into a reinsurance treaty with our subsidiary, Claddaugh Casualty Insurance Company Ltd. (“Claddaugh”), which was retroactive to June 1, 2008 and provides coverage through May 31, 2009. In the event Claddaugh incurs losses in excess of Claddaugh’s cash reserves or in the event such losses are of amounts that would cause Claddaugh’s capital and surplus to fall below $2.0 million, we may be required to provide additional capital to Claddaugh or otherwise fund any draws by Claddaugh on a bank letter of credit, which we secured by a $1,880,000 certificate of deposit.

In the future, we anticipate our principal sources of funds will be premiums and investment income. Additionally, we anticipate our primary use of funds will be to pay claims and operating expenses. In the insurance industry, cash collected for premiums from policies written is invested, interest and dividends are earned thereon, and loss and settlement expenses are paid out over a period of years. This period of time varies by the circumstances surrounding each claim. A substantial portion of our losses and loss expenses are fully settled and paid within 90 days of the claim receipt date. Additional cash outflow occurs through payments of underwriting costs such as commissions, taxes, payroll, and general overhead expenses.

Inflation and Changing Prices

During our limited operating history, we have not experienced any material impact on revenues or our results of operations due to inflation or changing prices. However, our premiums are established before we know the amount of our losses and the related settlement expenses and before we know the extent to which inflation may impact our expenses. Consequently, we attempt to anticipate the future impact of inflation when establishing our rates, yet our ability to establish and increase rates is subject to regulatory approval and may be further constrained by competitive pressures. In the event we experience prolonged periods of inflation leading to material increases in our expenses without a corresponding increase in our premium rates, such an event could have a material adverse effect on our future results of operations.

Cash Flows

Our cash flows from operating, investing and financing activities for the years ended December 31, 2008 and 2007 are summarized below.

Cash Flows for the Year ended December 31, 2008

Net cash provided by operating activities for the year ended December 31, 2008 was approximately $66.6 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating

24

expenses and losses and loss adjustment expenses. Net cash used in investing activities of $11.2 million was primarily the result of our purchase of short-term investments. Net cash provided by financing activities totaled approximately $9.9 million and consisted primarily of the net proceeds from the sale of our common stock through our initial public offering completed in July 2008.

Cash Flows for the Year ended December 31, 2007

Net cash provided by operating activities for the year ended December 31, 2007 was approximately $19.9 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities of $17.1 million was primarily the result of our purchase of short-term investments. Net cash provided by financing activities totaled approximately $13.0 million and consisted entirely of the proceeds from the sale of our common stock through a private transaction that was completed in April 2007.

Investments

We have tailored our investment policy in an effort to minimize risk in the current financial market. Therefore, we currently invest our excess cash primarily in money market accounts and in certificates of deposit (i.e., CDs) that mature in no more than thirteen months. With the exception of large national banks, it is our current policy not to deposit more than an aggregate of $5.5 million in any one bank at any time. In the future, we may alter our investment policy to include investments such as federal, state and municipal obligations, corporate bonds, preferred and common equity securities and real estate mortgages, as permitted by applicable law, including insurance regulations.

Dividends

Under Florida law, a domestic insurer such as our insurance subsidiary, HCPC, may not pay any dividend or distribute cash or other property to its stockholders except out of that part of its available and accumulated capital and surplus funds which is derived from realized net operating profits on its business and net realized capital gains. For a three-year period beginning March 30, 2007, our insurance subsidiary, as a newly licensed Florida insurer, is precluded from paying dividends unless approved in advance by the Florida Office of Insurance Regulation. Additionally, Florida statutes preclude our insurance subsidiary from making dividend payments or distributions to stockholders without prior approval of the Florida Office of Insurance Regulation if the dividend or distribution would exceed the larger of (1) the lesser of (a) 10.0% of its capital surplus or (b) net income, not including realized capital gains, plus a two year carry forward, (2) 10.0% of capital surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (3) the lesser of (a) 10.0% of capital surplus or (b) net investment income plus a three year carry forward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains.

OFF-BALANCE SHEET ARRANGEMENTS

As of December 31, 2008, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

CONTRACTUAL OBLIGATIONS

As a smaller reporting company as defined by Rule 229.10(f)(1) of the Exchange Act, we are not required to provide the information under this item.

25

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments to develop amounts reflected and disclosed in our financial statements. Material estimates that are particularly susceptible to significant change in the near term are related to our losses and loss adjustment expenses, which include amounts estimated for claims incurred but not yet reported. We base our estimates on various assumptions and actuarial data that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates.

We believe our accounting policies specific to premium revenue recognition, losses and loss adjustment expenses, reinsurance, deferred policy acquisition costs, deferred tax assets and liabilities, and stock-based compensation expense involve our most significant judgments and estimates material to our consolidated financial statements.

Premium Revenue. Premium revenue is earned on a daily pro-rata basis over the term of the policies. Unearned premiums represent the portion of the premium related to the unexpired policy term.

Losses and Loss Adjustment Expenses. Reserves for losses and loss adjustment expenses (“LAE”) are determined by establishing liabilities in amounts estimated to cover incurred losses and LAE. Such reserves are determined based on our assessment of claims reported and the development of pending claims. These reserves are based on individual case estimates for the reported losses and LAE and estimates of such amounts that are incurred but not reported (“IBNR”). Changes in the estimated liability are charged or credited to operations as the losses and LAE are adjusted.

The IBNR reserves represent our estimate of the ultimate cost of all claims that have occurred but have not been reported to us and, in some cases, may not yet be known to the insured. Estimating the IBNR component of our loss reserves involves considerable judgment on the part of management. At December 31, 2008, $6,278,000 of the total $14,763,000 we have reserved for losses and LAE is specific to our estimate of claims incurred but not reported. The remaining $8,485,000 relates to known cases which have been reported but not yet fully settled in which case we have booked a reserve based on our best estimate of the ultimate cost of each claim. Of this amount, $247,000 relates to claims incurred during the year ended December 31, 2007 and the remaining $8,238,000 relates to claims incurred during the year ended December 31, 2008.

Based on all information known to us, we believe the aggregate of our loss reserves at December 31, 2008 is adequate to cover our claims for losses that had occurred as of that date including losses yet to be reported. However, these estimates are subject to trends in claim severity and frequency and must continually be reviewed by management. As part of the process, we review historical data and consider various factors, including known and anticipated regulatory and legal developments, changes in social attitudes, inflation and economic conditions. As experience develops and other data becomes available, these estimates are revised, as required, resulting in increases or decreases to the existing unpaid losses and LAE. Adjustments are reflected in the results of operations in the period in which they are made and the liabilities may deviate substantially from prior estimates.

26

Reinsurance. In the normal course of business, we seek to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Reinsurance premiums and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income.

Deferred policy acquisition costs. Deferred policy acquisition costs (“DAC”) primarily represent commissions paid to Citizens or outside agents at the time of collection of the policy premium, salaries and premium taxes and are amortized over the life of the related policy in relation to the amount of premiums earned. The method followed in computing DAC limits the amount of such deferred costs to their estimated realizable value, which gives effect to the premium earned, related investment income, unpaid loss and LAE and certain other costs expected to be incurred as the premium is earned.

DAC is reviewed to determine if it is recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. The amount of DAC considered recoverable could be reduced in the near term if the estimates of total revenues discussed above are reduced or permanently impaired as a result of the disposition of a line of business. The amount of amortization of DAC could be revised in the near term if any of the estimates discussed above are revised.

Income Taxes. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in income or expense in the period that includes the enactment date. Valuation allowances are provided against assets that are not likely to be realized. The Company has elected to classify interest and penalties determined under Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as income tax expense as permitted by FIN 48.

Stock-Based Compensation. We account for our stock option plan in accordance with SFAS No. 123-R, Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values. Under the fair value recognition provisions of SFAS 123(R), the Company recognizes stock-based compensation in the consolidated statements of operations on a straight-line basis over the vesting period. As permitted by SFAS 123(R), we use the Black-Scholes option pricing model, which requires the following variables for input to calculate the fair value of each stock award on the option grant date: 1) expected volatility of our stock price, 2) the risk-free interest rate, 3) expected term of each award, 4) expected dividends, and 5) an expected forfeiture rate.

27

ITEM 7A – Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of economic losses due to adverse changes in the estimated fair value of a financial instrument resulting in changes in interest rates, equity prices, or credit risk.

Credit risk is a major factor in operating our business. We have established policies and procedures to evaluate our exposure, particularly with regard to our investment holdings, and our receivable balances from insureds and reinsurers. We review credit risk from a variety of sources: credit risk from financial institutions; investment risk; counter-party risk from reinsurers; premium receivables; and key vendor relationships.

We are subject to credit risks with respect to our reinsurers. Although a reinsurer is liable for losses to the extent of the coverage which it assumes, our reinsurance contracts do not discharge our insurance company from primary liability to each policyholder for the full amount of the applicable policy, and consequently our insurance company remains obligated to pay claims in accordance with the terms of the policies regardless of whether a reinsurer fulfills or defaults on its obligations under the related reinsurance agreement. In order to mitigate credit risk in connection with reinsurance companies, we attempt to select financially strong reinsurers with an A.M. Best rating of “A-” or better and continually evaluate their financial condition.

28

ITEM 8 – Financial Statements and Supplementary Data

29

Report of Independent Registered Public Accounting Firm

Homeowners Choice, Inc.

Clearwater, Florida:

We have audited the accompanying consolidated balance sheets of Homeowners Choice, Inc. and Subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 10, 2009

30

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands)

	At December 31,
	2008	2007
Assets
Cash and cash equivalents	$81,060	15,729
Short-term investments	27,582	17,055
Accrued interest and dividends receivable	63	60
Premiums receivable	5,021	3,256
Note receivable	450	—
Ceded reinsurance balances receivable	157	—
Prepaid reinsurance premiums	7,122	—
Deferred policy acquisition costs	6,292	3,163
Property and equipment, net	267	36
Deferred income taxes	3,563	653
Other assets	412	41

Total assets	$131,989	39,993

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	14,763	1,688
Unearned premiums	67,219	19,814
Ceded reinsurance balances payable	6,136	1,060
Assumed reinsurance balances payable	—	833
Accrued expenses	1,535	832
Income taxes payable	4,704	1,266
Other liabilities	239	162

Total liabilities	94,596	25,655

Commitments and contingencies (Notes 1, 5, 13 and 14)
Stockholders’ equity:
Preferred stock (no par value 20,000,000 shares authorized, no shares issued or outstanding)	—	—

Common stock, (no par value, 40,000,000 shares authorized, 6,892,668 and 5,182,000 shares issued and outstanding in 2008 and 2007)	—	—
Additional paid-in capital	23,783	13,383
Retained earnings	13,610	955

Total stockholders’ equity	37,393	14,338

Total liabilities and stockholders’ equity	$131,989	39,993

See accompanying Notes to Consolidated Financial Statements.

31

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

	Year Ended December 31,
	2008	2007
Revenue

Net premiums earned	$47,266	7,034
Net investment income	1,622	602
Other	645	24

Total revenue	49,533	7,660

Expenses

Losses and loss adjustment expenses	21,528	2,742
Policy acquisition and other underwriting expenses	7,210	2,868
Pre-opening expenses	—	419

Total expenses	28,738	6,029

Income before income taxes	20,795	1,631
Income taxes	8,140	614

Net income	$12,655	1,017

Basic earnings per share	$2.15	.29

Diluted earnings per share	$2.08	.29

See accompanying Notes to Consolidated Financial Statements.

32

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2008 and 2007

(Dollars in thousands)

	Common stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount
Balance at December 31, 2006	—	$—	—	(62)	(62)
Proceeds from the sale of common stock	5,182,000	—	12,955	—	12,955
Net income	—	—	—	1,017	1,017
Stock-based compensation	—	—	428	—	428

Balance at December 31, 2007	5,182,000	$—	13,383	955	14,338
Proceeds from the sale of common stock	1,666,668	—	7,526	—	7,526
Net income	—	—	—	12,655	12,655
Common stock warrants	—	—	2,272	—	2,272
Excess tax benefit from stock options exercised	—	—	26	—	26
Exercise of stock options	44,000	—	110	—	110
Stock-based compensation	—	—	466	—	466

Balance at December 31, 2008	6,892,668	$—	23,783	13,610	37,393

See accompanying Notes to Consolidated Financial Statements.

33

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$12,655	1,017
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	466	428
Depreciation and amortization	37	—
Deferred income tax benefit	(2,910)	(653)
Changes in operating assets and liabilities:
Premiums receivable	(1,765)	(3,256)
Prepaid reinsurance premiums	(7,122)	—
Ceded reinsurance balances receivable	(157)	—
Accrued interest and dividends receivable	(3)	(60)
Other assets	(371)	(41)
Reinsurance balances payable	4,243	1,893
Deferred policy acquisition costs	(3,129)	(3,163)
Losses and loss adjustment expenses	13,075	1,688
Unearned premiums	47,405	19,814
Income taxes payable	3,438	1,266
Accrued expenses and other liabilities	780	931

Net cash provided by operating activities	66,642	19,864

Cash flows from investing activities:
Purchase of property and equipment, net	(268)	(36)
Issuance of note receivable	(450)	—
Purchase of short-term investments, net	(10,527)	(17,055)

Net cash used in investing activities	(11,245)	(17,091)

Cash flows from financing activities:
Proceeds from the exercise of stock options	110	—
Excess tax benefit from stock options exercised	26	—
Net proceeds from sale of common stock and warrants	9,798	12,955

Net cash provided by financing activities	9,934	12,955

Net increase in cash and cash equivalents	65,331	15,728
Cash and cash equivalents at beginning of year	15,729	1

Cash and cash equivalents at end of year	$81,060	15,729

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$7,587	—

Cash paid for interest	$—	—

See accompanying Notes to Consolidated Financial Statements.

34

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies

Organization and Business. The accompanying consolidated financial statements include the accounts of Homeowners Choice, Inc. and its wholly-owned subsidiaries (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Homeowners Choice, Inc. is an insurance holding company, which through its subsidiaries and contractual relationships with independent agents controls substantially all aspects of the insurance underwriting, distribution and claims process. The Company is authorized to underwrite homeowners’ property and casualty insurance in the state of Florida through its wholly-owned subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc. (HCPC). HCPC commenced operations on June 18, 2007.

Homeowners Choice Managers, Inc. (HCM), a wholly-owned subsidiary, acts as HCPC’s exclusive managing general agent in the state of Florida. HCM currently provides underwriting policy administration, marketing, accounting and financial services to HCPC, and participates in the negotiation of reinsurance contracts. Southern Administration, Inc., a wholly-owned subsidiary, provides policy administration services. Claddaugh Casualty Insurance Company Ltd. (“Claddaugh”), a wholly-owned subsidiary, provides reinsurance coverage to HCPC.

Nearly all of the Company’s customers have been obtained through participation in a “takeout program” with Citizens Property Insurance Corporation (“Citizens”), a Florida state supported insurer. The customers were obtained in six separate assumption transactions completed in July 2007, November 2007, February 2008, June 2008, October 2008, and December 2008. The Company is required to offer renewals on the policies acquired for a period of three years subsequent to the initial expiration of the assumed policies. Such renewals are required to have rates that are equivalent to or less than the rates charged by Citizens.

Use of Estimates. The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from these estimates. Material estimates that are particularly susceptible to significant change in the near term are related to loss and loss adjustment expenses.

(continued)

35

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 1 – Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents. The Company considers all short-term highly liquid investments with original maturities of less than three months to be cash and cash equivalents. At December 31, 2008 and 2007, cash and cash equivalents consists of cash on deposit with financial institutions and overnight repurchase agreements.

Short-term Investments. Short-term investments consist of certificates of deposit with maturities less than one year.

Deferred policy acquisition costs. Deferred policy acquisition costs (“DAC”) primarily represent commissions paid to Citizens or outside agents at the time of collection of the policy premium, salaries and premium taxes and are amortized over the life of the related policy in relation to the amount of premiums earned. The method followed in computing DAC limits the amount of such deferred costs to their estimated realizable value, which gives effect to the premium earned, related investment income, unpaid loss and LAE and certain other costs expected to be incurred as the premium is earned.

DAC is reviewed to determine if it is recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. The amount of DAC considered recoverable could be reduced in the near term if the estimates of total revenues discussed above are reduced or permanently impaired as a result of the disposition of a line of business. The amount of amortization of DAC could be revised in the near term if any of the estimates discussed above are revised.

Property and Equipment. Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is calculated on a straight-line basis over the estimated useful lives, which range from three to five years. Expenditures for improvements are capitalized to the property accounts. Replacements and maintenance and repairs that do not improve or extend the life of the respective assets are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the asset’s useful life.

Losses and Loss Adjustment Expenses. Reserves for losses and loss adjustment expenses (“LAE”) are determined by establishing liabilities in amounts estimated to cover incurred losses and LAE. Such reserves are determined based on the assessment of claims reported and the development of pending claims. These reserves are based on individual case estimates for the reported losses and LAE and estimates of such amounts that are incurred but not reported. Changes in the estimated liability are charged or credited to operations as the losses and LAE are settled.

The estimates of unpaid losses and LAE are subject to trends in claim severity and frequency and are continually reviewed. As part of the process, we review historical data and consider various factors, including known and anticipated regulatory and legal developments, changes in social attitudes, inflation and economic conditions. As experience develops and other data becomes available, these estimates are revised, as required, resulting in increases or decreases to the existing unpaid losses and LAE. Adjustments are reflected in the results of operations in the period in which they are made and the liabilities may deviate substantially from prior estimates.

(continued)

36

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 1 – Summary of Significant Accounting Policies, continued

Reinsurance. In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Reinsurance premiums and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income.

Premium Revenue. Premium revenue is earned on a daily pro-rata basis over the term of the policies. Unearned premiums represent the portion of the premium related to the unexpired policy term.

Policy Fees. Policy fees represent nonrefundable application fees for insurance coverage, which are intended to reimburse a portion of the costs incurred to underwrite the policy. The fees and related costs are recognized when the policy is written.

Income Taxes. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in income or expense in the period that includes the enactment date. Valuation allowances are provided against assets that are not likely to be realized. The Company has elected to classify interest and penalties determined under Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as income tax expense as permitted by FIN 48.

Pre-opening Expenses. Pre-opening expenses incurred prior to the June 18, 2007 commencement of insurance operations were expensed as incurred.

Fair Value of Financial Instruments. The carrying amounts for the following financial instruments approximate their fair values at December 31, 2008 and 2007 due to their short-term nature: cash and cash equivalents, short-term investments, and note receivable

Comprehensive Income. There were no components of comprehensive income other than net income for the years ended December 31, 2008 and 2007.

Segment Reporting. Statement of Financial Accounting Standard (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for reporting information about operating segments. The Company does not have any operations that require separate disclosure as operating segments.

(continued)

37

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 1 – Summary of Significant Accounting Policies, continued

Stock-Based Compensation. The Company accounts for its stock option plan in accordance with SFAS No. 123-R, Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values. Under the fair value recognition provisions of SFAS 123(R), the Company recognizes stock-based compensation in the consolidated statements of operations on a straight-line basis over the vesting period.

Earnings Per Share. Basic earnings per share is computed on the basis of the weighted-average number of common shares outstanding. Diluted earnings per share is computed based on the weighted-average number of shares outstanding plus the effect of outstanding stock options and warrants, computed using the treasury stock method.

Fair Value Measurements. Effective January 1, 2008, the Company adopted SFAS No. 157 for financial assets and liabilities. SFAS 157 establishes a framework for measuring fair value, clarifies the definition of fair value and expands disclosures regarding fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date. SFAS 157 builds on current practice and requirements under existing accounting pronouncements and, accordingly, does not prescribe any new fair value measurements.

SFAS 157 establishes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets for identical assets or liabilities.

•

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

•	Level 3: Unobservable inputs in which there is little or no market data available, which require the reporting entity to develop its own assumptions.

There were no financial instruments measured in accordance with SFAS 157 at December 31, 2008 or for the year then ended.

(continued)

38

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 2 – Recent Accounting Pronouncements

In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”). FSP FAS 157-2 delays the effective date of FAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008. The impact of adoption was not material to the Company’s consolidated financial statements.

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset Is Not Active,” which clarifies the application of SFAS 157 as it relates to the valuation of financial assets in a market that is not active for those financial assets. This FASB Staff Position was effective upon issuance and did not have a material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and early implementation is not permitted. SFAS 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Acquisition related costs including finder’s fees, advisory, legal, accounting valuation and other professional and consulting fees are required to be expensed as incurred. Presently, the Company is not involved in any transactions subject to reporting under SFAS 141(R) and, as such, the Company does not believe the adoption will have a material impact on its consolidated financial statements

In December 2007, the FASB issued SFAS No.160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 requires the Company to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. Adoption of this statement, when SFAS 160 becomes effective, is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about a) how and why an entity uses derivative instruments, b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Companies are required to adopt SFAS 161 for fiscal years beginning after November 15, 2008. Presently, the Company is not involved in any transactions subject to reporting under SFAS 161 and, as such, the Company does not believe the adoption will have a material impact on its consolidated financial statements.

(continued)

39

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 2 – Recent Accounting Pronouncements, continued

In May 2008, the FASB issued FASB Statement No. 163 (“SFAS 163”), “Accounting for Financial Guarantee Insurance Contracts,” an interpretation of SFAS Statement No. 60. SFAS 163 requires that an insurance enterprise recognizes a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. SFAS 163 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Presently, the Company is not involved in any transactions subject to reporting under SFAS 163 and, as such, the Company does not believe the adoption will have a material impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and issued SFAS 162 to achieve that result. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” Management does not anticipate adoption will have a material effect on the Company’s consolidated financial condition or results of operations.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. 142-3”). FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142. In developing assumptions about renewal or extension, FSP No. 142-3 requires an entity to consider its own historical experience (or, if no experience, market participant assumptions) adjusted for relevant entity-specific factors given in paragraph 11 of SFAS No. 142. FSP No. 142-3 expands the disclosure requirements of SFAS No. 142 and is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, with early adoption prohibited. The guidance for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The adoption of FSP No. 142-3 did not have a material effect on the Company’s consolidated financial condition or results of operations.

(continued)

40

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 3 – Investment Income and Concentrations

Investment income is summarized as follows (dollars in thousands):

	Year ended December 31,
	2008	2007
Short-term investments	$1,040	201
Cash and cash equivalents	582	401

	$1,622	602

The following short-term investments exceeded 10% of consolidated stockholders’ equity (dollars in thousands):

	At December 31,
Name of Financial Institution	2008	2007
First National Bank of Central Florida	$5,189	5,000
Regions Bank	11,119	2,000
U.S. Ameribank	—	2,000
Total Bank	—	4,000
Central Bank	4,025	—

	$20,333	13,000

In addition, at December 31, 2008 and 2007, cash and cash equivalents included $73.7 million and $14.1 million, respectively, on deposit at Bank of America.

Note 4 – Note Receivable

Effective November 17, 2008, the Company entered into a loan agreement under which the Company advanced $450,000 to a non-affiliated entity. The loan is payable on demand after September 1, 2009 and bears interest at a fixed annual rate of 7.0%, with interest payments due quarterly beginning on January 1, 2009. The loan agreement is collateralized by a security interest in all of the noteholder’s property and rights, and title and interest in, its intellectual property, including without limitation money, accounts, stock, stock options, wages, documents, instruments, receivables, inventory, machinery, equipment, automobiles and the proceeds of any of the foregoing.

(continued)

41

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 5 – Property and Equipment, net

Property and equipment, net consists of the following (dollars in thousands):

	At December 31,
	2008	2007
Office furniture and equipment	$143	19
Computer hardware and software	130	19
Leasehold improvements	31	—

Total, at cost	$304	38
Less accumulated depreciation and amortization	(37)	(2)

Property and equipment, net	$267	36

The Company has a lease for office space located in Clearwater, Florida. This lease commenced in July 2008 and requires the Company to make monthly rent payments of $12,500, which includes $2,500 for common area maintenance, to an entity owned by one of the Company’s directors. The initial term of this agreement is for five years ending on July 15, 2013 and the lease may be extended for up to three additional five-year periods. The Company previously had leases covering its former office facilities in Port St. Lucie and St. Petersburg, Florida. Rental expense under all facility leases was $136,000 and $32,000 during the years ended December 31, 2008 and 2007, respectively.

Lease commitments at December 31, 2008 are as follows:

Year Ended December 31,	Amount (in thousands)
2009	$150
2010	150
2011	150
2012	150
2013	88

Total:	$688

(continued)

42

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 6 – Reinsurance

The Company cedes a portion of its homeowners insurance exposure to other entities under catastrophe excess of loss reinsurance treaties. The Company remains liable with respect to claims payments in the event that any of the reinsurers are unable to meet their obligations under the reinsurance agreements. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The impact of the catastrophe excess of loss reinsurance treaties on premiums written and earned is as follows (dollars in thousands):

	Year Ended December 31,
	2008	2007
Premiums Written
Direct	$37,357	5,535
Assumed	71,973	23,825

Gross written	109,330	29,360
Ceded	(14,659)	(2,512)

Net premiums written	94,671	26,848

Premiums Earned
Direct	$19,661	298
Assumed	42,264	9,248

Gross earned	61,925	9,546
Ceded	(14,659)	(2,512)

Net premiums earned	$47,266	7,034

During the year ended December 31, 2008, the recoveries pertaining to reinsurance contracts that were deducted from losses incurred amounted to approximately $175,000 and related to one non-catastrophic event. No such amounts were recoverable during the year ended December 31, 2007. At December 31, 2008, prepaid reinsurance premiums related to 30 reinsurers. At December 31, 2007, there were no amounts receivable with respect to reinsurers. Thus, there were no concentrations of credit risk associated with reinsurance receivables and prepaid reinsurance as of December 31, 2007. At December 31, 2008, ceded reinsurance balances receivable of $157,000 were due from one reinsurer.

(continued)

43

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 7 – Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses (“LAE”) is determined on an individual case basis for all claims reported. The liability also includes amounts for unallocated expenses, anticipated future claim development and losses incurred, but not reported.

Activity in the liability for unpaid losses and LAE is summarized as follows (dollars in thousands):

	Year Ended December 31,
	2008	2007
Balance, beginning of year	$1,688	—
Less reinsurance recoverables	—	—

Net balance – beginning of year	1,688	—

Incurred related to:
Current year	21,789	2,742
Prior year	(261)	—

Total incurred	21,528	2,742

Paid related to:
Current year	(7,693)	(1,054)
Prior year	(760)	—

Total paid	(8,453)	(1,054)

Balance, end of year	$14,763	1,688

The Company writes insurance in the state of Florida, which could be exposed to hurricanes or other natural catastrophes. Although the occurrence of a major catastrophe could have a significant effect on our monthly or quarterly results, the Company believes that such an event would not be so material as to disrupt the overall normal operations of the Company. However, the Company is unable to predict the frequency or severity of any such events that may occur in the near term or thereafter.

(continued)

44

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 8 – Income Taxes

A summary of income taxes is as follows (dollars in thousands):

	Year Ended December 31,
	2008	2007
Federal:
Current	$9,482	1,082
Deferred	(2,498)	(558)

Federal income taxes	6,984	524

State:
Current	1,568	185
Deferred	(412)	(95)

State income taxes	1,156	90

Income taxes	$8,140	614

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows (dollars in thousands):

	Years Ended December 31,
	2008		2007
	Amount	%	Amount	%
Income taxes at statutory rate	$7,278	35.0%	$555	34.0%
Increase (decrease) in income taxes resulting from:
State income taxes, net of Federal tax benefit	751	3.6	61	3.7
Stock-based compensation	13.1		21	1.3
Other	98.4		—	—
Change in valuation allowance	—	—	(23)	(1.4)

Income taxes	$8,140	39.1%	$614	37.6%

(continued)

45

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 8 – Income Taxes, continued

The Company has no uncertain tax positions or unrecognized tax benefits that, if recognized, would impact the effective income tax rate. The tax years ending December 31, 2008 and 2007 remain subject to examination by our major taxing jurisdictions. There have been no interest or penalties recognized for the years ended December 31, 2008 and 2007.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of our net deferred income tax asset are as follows (dollars in thousands):

	At December 31,
	2008	2007
Deferred income tax assets:
Unearned premiums	$5,186	1,491
Losses and loss adjustment expenses	372	41
Organizational costs	151	173
Stock-based compensation	295	138

Deferred tax assets	6,004	1,843

Deferred tax liabilities:-
Depreciation	(14)	—
Deferred policy acquisition costs	(2,427)	(1,190)

Deferred tax liabilities	(2,441)	(1,190)

Net deferred income tax asset	$3,563	653

A valuation allowance is established if, based upon the relevant facts and circumstances, management believes any portion of the tax assets will not be realized. Although realization of deferred income tax assets is not certain, management believes it is more likely than not that deferred tax assets will be realized. The valuation allowance was reversed in 2007 subsequent to the commencement of insurance underwriting operations. As a result, the Company did not have a valuation allowance established as of December 31, 2008 or 2007.

(continued)

46

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 9 – Net Earnings Per Share

A summary of the numerator and denominator of the basic and fully diluted earnings per share is presented below (dollars and shares in thousands, except per share amounts):

	Year Ended December 31,
	2008	2007
Numerator -
Net earnings	$12,655	1,017

Denominator:
Weighted average shares - basic	5,892	3,455
Effect of dilutive securities:
Stock options	178	—
Shares issuable upon conversion of warrants	—	—

Weighted average shares - diluted	6,070	3,455

Earnings per share–basic	$2.15	.29

Earnings per share–diluted	$2.08	.29

For the year ended December 31, 2008, 40,000 options and 1,771,668 warrants to purchase an aggregate of 978,334 shares of common stock were excluded from the computation of diluted earnings per share because the exercise price of $7.00 specific to the options and $9.10 specific to the warrants exceeded the average market price of the Company’s common stock.

Note 10 – Stockholders’ Equity

Reverse Common Stock Split

On May 29, 2008, the Company effected a 1 for 2.50 reverse split of its issued and outstanding common stock. The accompanying consolidated financial statements, notes and other references to share and per share data have been retroactively restated to reflect the reverse stock split for all periods presented.

Common Stock

In April 2007, the Company sold 5,182,000 shares of common stock to certain accredited investors at a price of $2.50 per share for an aggregate purchase price of $12,955,000.

(continued)

47

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 10 – Stockholders’ Equity, continued

On July 24, 2008, the Company completed the sale of 1,666,668 units consisting of one share of the Company’s common stock and one warrant. Two warrants may be exercised to acquire one share of common stock at an exercise price equal to $9.10 per share on or before July 30, 2013. In addition, the Company’s placement agents with respect to the offering received an aggregate of 166,666 warrants to purchase 166,666 shares of common stock at an exercise price of $9.10 per share. These placement agent warrants are exercisable beginning on January 27, 2009 through their expiration date of July 30, 2013. In December 2008, a total of 61,666 of the placement agent warrants were forfeited. Thus, the Company has reserved 938,334 shares of common stock for issuance upon exercise of the warrants. At any time after January 30, 2009 and before the expiration of the warrants, the Company at its option may cancel the warrants in whole or in part, provided that the closing price per share of the Company’s common stock has exceeded $11.38 for at least ten trading days within any period of twenty consecutive trading days, including the last trading day of the period. The placement agents also have the option to effect a cashless exercise in which the warrants would be exchanged for the number of shares which is equal to the intrinsic value of the warrant divided by the current value of the underlying shares. The initial public offering resulted in aggregate gross proceeds to the Company of approximately $11.7 million and net proceeds of approximately $9.8 million after underwriting commissions and offering expenses. With respect to the warrants, the fair value of approximately $2.3 million of non-cash offering costs was offset by a credit to additional paid-in-capital. The fair value of the warrants was determined by the Black-Scholes pricing model using the following assumptions: volatility of 48%, an expected life of 5 years, and a risk-free interest rate of 3.36%.

Note 11 – Stock-Based Compensation

Stock Option Plan

The Company accounts for stock-based compensation under the fair value recognition provisions of SFAS No. 123-R, “Share-Based Payment.”

The Company’s 2007 Stock Option and Incentive Plan (the “Plan”) provides for granting of stock options to employees, directors, consultants, and advisors of the Company. Under the Plan, options may be granted to purchase a total of 6,000,000 shares of the Company’s common stock. At December 31, 2008, options to purchase 4,810,000 shares are available for grant under the Plan. The options vest over periods ranging from immediately vested to five years and are exercisable over the contractual term of ten years.

(continued)

48

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 11 – Stock-Based Compensation, continued

A summary of the activity in the Company’s stock option plan is as follows (dollars in thousands, except per share amounts):

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2007	—	$—
Granted	1,150,000	2.50

Outstanding at December 31, 2007	1,150,000	$2.50
Granted	40,000	7.00
Exercised	(44,000)	2.50

Outstanding at December 31, 2008	1,146,000	$2.66	8.5 years	$3,163

Exercisable at December 31, 2008	574,000	$2.50	8.5 years	$1,642

The fair value of options granted during the years ended December 31, 2008 and 2007 was estimated on the date of grant using the following assumptions and the Black-Scholes option pricing model:

	Year Ended December 31,
	2008	2007
Weighted average grant-date fair value	$2.95	$1.26
Dividend yield	0%	0%
Expected volatility	48.0%	48.0%
Risk-free interest rate	3.25%	3.63 to 4.75%
Expected life (in years) of options granted	6.0	5.5 to 6.5

(continued)

49

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 11 – Stock-Based Compensation, continued

As part of its implementation of SFAS 123(R), the Company had no historical pattern of option exercises. Therefore, the Company could not identify any patterns in the exercise of options. As such, the Company used the guidance in Staff Accounting Bulletin No. 107 issued by the Securities and Exchange Commission to determine the estimated life of options issued. Expected volatility is based on historical volatility of the similar sized insurance company’s common stock. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve at the time of grant. The dividend yield assumption is based on the Company’s history and expectation of dividend payments.

At December 31, 2008 and 2007, there was approximately $668,000 and $1,021,000, respectively, of total unrecognized compensation expense related to nonvested stock-based compensation arrangements granted under the plan, which the Company expects to recognize over a weighted-average period of nineteen (19) months. During the year ended December 31, 2008, a total of 44,000 options were exercised. The total fair value of shares vesting and recognized as compensation expense was approximately $466,000 and $428,000, respectively, for the years ended December 31, 2008 and 2007 and the associated income tax benefit recognized was $157,000 and $138,000 respectively. The total intrinsic value of options exercised during the year ended December 31, 2008 was $96,960 and the income tax benefit recognized was $26,000.

Note 12 – Deferred policy acquisition costs

Deferred policy acquisition costs incurred and amortized are as follows (dollars in thousands):

	Year Ended December 31,
	2008	2007
Balance, beginning of year	$3,163	—
Costs deferred during the year	8,851	4,689
Amortization charged to expense	(5,722)	(1,526)

Balance, end of year	$6,292	3,163

(continued)

50

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 13 – Commitments and Contingencies

The Company may be party to claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the consolidated financial position or liquidity.

As a direct premium writer in the state of Florida, the Company is required to participate in certain insurer pools and associations under Florida statutes 631.57(3) (A). Participation in these pools is based on written premium by line of business to total premiums written statewide by all insurers. Participation may result in assessments against the Company. For the years ended December 31, 2008 and 2007, HCPC collected and paid assessments to the Florida Hurricane Catastrophe Fund (FHCF) amounting to $378,000 and $400, respectively. Additionally, HCPC collected and paid assessments to Citizens of $529,000 and $600, respectively, for the years ended December 31, 2008 and 2007. These assessments are recorded as a surcharge in premium billings to insureds. The surcharges are 1.0% of premium for the FHCF and 1.4% for Citizens.

HCPC received approval as a Limited Apportionment Company in April of 2008. This designation allows the Company to pay assessments from regulatory agencies as assessments from insureds are recouped rather than paying the assessment and then recouping from the insureds/ policyholders.

Claddaugh has been required since inception to maintain minimum capital and surplus of $2.0 million, which the Company funded with a $120,000 cash deposit and a $1,880,000 bank letter of credit. Claddaugh is the beneficiary of the letter of credit, which is collateralized by a $1,880,000 certificate of deposit.

(continued)

51

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 14 – Regulatory Requirements and Restrictions

The Florida Insurance Code (the “Code”) requires HCPC to maintain capital and surplus equal to the greater of 10% of its liabilities or a statutory minimum as defined in the Code. At December 31, 2008 and 2007, HCPC is required to maintain a minimum capital and surplus of $4.0 million. At December 31, 2008 and 2007, HCPC’s statutory capital and surplus was $24.8 million and $10.4 million, respectively. HCPC’s statutory net profit was $3.4 million for the year ended December 31, 2008 compared to the statutory net loss of $1.4 million for the period from June 18, 2007 (commencement of insurance operations) to December 31, 2007. Statutory surplus differs from stockholders’ equity reported in accordance with generally accepted accounting principles primarily because policy acquisition costs are expensed when incurred. In addition, the recognition of deferred tax assets is based on different recoverability assumptions.

As of December 31, 2008 and 2007, HCPC had a cash deposit with the Insurance Commissioner of the state of Florida, in the amount of $300,000, to meet regulatory requirements. At December 31, 2008 and 2007, there were no material permitted statutory accounting practices utilized by HCPC.

Under Florida law, a domestic insurer may not pay any dividend or distribute cash or other property to its stockholders except out of that part of its available and accumulated capital and surplus funds which is derived from realized net operating profits on its business and net realized capital gains. A Florida domestic insurer may not make dividend payments or distributions to stockholders without prior approval of the Florida Office of Insurance Regulation (OIR) if the dividend or distribution would exceed the larger of (1) the lesser of (a) 10.0% of its capital surplus or (b) net income, not including realized capital gains, plus a two year carry forward, (2) 10.0% of capital surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (3) the lesser of (a) 10.0% of capital surplus or (b) net investment income plus a three year carry forward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains. At December 31, 2008 and 2007, no dividends are available to be paid by HCPC.

The Bermuda Monetary Authority requires Claddaugh to maintain minimum capital and surplus of $2.0 million. At December 31, 2008, Claddaugh’s statutory capital and surplus was $2.3 million. Claddaugh’s statutory net profit was $291,000 for the year ended December 31, 2008.

(continued)

52

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 15 – Related Party Transactions

One of the Company’s directors owns the property located in St. Petersburg, Florida that was leased by the Company beginning in the fourth quarter of 2007 through the October 2008 lease termination date. Lease payments on this property for the years ended December 31, 2008 and 2007 totaled $20,000 and $4,000, respectively.

One of the Company’s directors receives a consulting fee and software license fees for development and use of premium administration application software. Under this arrangement, the Company incurred $400,000 and $84,000 for the years ended December 31, 2008 and 2007, respectively.

One of the Company’s directors is a partner at a law firm that manages certain of the Company’s corporate legal matters. Fees incurred with respect to this law firm for the year ended December 31, 2008 amounted to $643,000 of which $607,000 related to the Company’s initial public offering. Additionally, the Company incurred $21,000 of fees billed by this law firm during 2007 in connection with the Company’s initial public offering.

As discussed in Note 5, the Company entered into a new lease that commenced in July 2008 for office space under an operating lease agreement with one director. The lease requires annual base rental payments of approximately $150,000. Lease payments on this property for the year ended December 31, 2008 totaled $96,000, which included a refundable deposit of $13,000. Additionally, the Company paid $31,000 to reimburse the landlord for tenant improvements. There were no such payments during the year ended December 31, 2007.

(continued)

53

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 16 – Condensed Financial Information of Homeowners Choice, Inc.

Condensed financial information of Homeowners Choice, Inc. is as follows (dollars in thousands):

Balance Sheets

	At December 31,
	2008	2007
Assets

Cash and cash equivalents	$557	823
Short-term investments	1,918	—
Investment in subsidiaries	37,105	13,558
Note receivable	450	—
Deferred income taxes	298	138
Other assets	343	218

Total assets	$40,671	14,737

Liabilities and Stockholders’ Equity

Accrued expenses and other liabilities	546	144
Due to related party	2,732	255

Total liabilities	3,278	399

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	23,783	13,383
Retained earnings	13,610	955

Total stockholders’ equity	37,393	14,338

Total liabilities and stockholders’ equity	$40,671	14,737

(continued)

54

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 16 – Condensed Financial Information of Homeowners Choice, Inc. (continued)

Statements of Operations

	Year Ended December 31,
	2008	2007
Investment income	$83	16
Other income	4	—
Preopening expenses	—	(48)
Other operating expenses	(1,131)	(835)

Loss before income tax benefit and equity in earnings of subsidiaries	(1,044)	(867)
Income tax benefit	273	326

Net loss before equity in earnings of subsidiaries	(771)	(541)

Equity in earnings of subsidiaries	13,426	1,558

Net income	$12,655	1,017

(continued)

55

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

Note 16 – Condensed Financial Information of Homeowners Choice, Inc. (continued)

Statements of Cash Flows

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$12,655	1,017
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation	466	428
Depreciation and amortization	24	—
Equity in earnings of subsidiaries	(13,426)	(1,558)
Deferred income tax benefit	(160)	(138)
Decrease (increase) in other assets	34	(218)
Increase in accrued expense and other liabilities	402	106
Increase in due to related parties	2,477	230

Net cash provided by (used in) operating activities	2,472	(133)

Cash flows from investing activities:
Purchase of short-term investments	(1,918)	—
Purchase of property and equipment, net	(183)	—
Issuance of note receivable	(450)	—
Investment in subsidiaries	(10,121)	(12,000)

Net cash used in investing activities	(12,672)	(12,000)

Cash flows from financing activities:
Proceeds from the exercise of stock options	110	—
Excess tax benefit from stock options exercised	26	—
Net proceeds from sale of common stock and warrants	9,798	12,955

Net cash provided by financing activities	9,934	12,955

Net (decrease) increase in cash and cash equivalents	(266)	822
Cash and cash equivalents at beginning of year	823	1

Cash and cash equivalents at end of year	$557	823

56

ITEM 9 – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

ITEM 9A – Controls and Procedures

Under the supervision and with the participation of our Chief Executive Officer (our principal executive officer) and Chief Financial Officer (our principal financial officer), we have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report, and, based on this evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that these disclosure controls and procedures are effective.

There have been no changes in our internal controls over financial reporting during the quarter ended December 31, 2008 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

This annual report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of the Company’s registered public accounting firm due to a transition period established by the rules of the Securities and Exchange Commission for newly public companies.

ITEM 9B – Other Information

None.

PART III

ITEM 10 – Directors and Executive Officers of the Registrant

The information required under this item is incorporated by reference from our definitive proxy statement relating to our annual meeting of shareholders, which will be filed with the Securities and Exchange Commission within 120 days of our fiscal year ended December 31, 2008.

ITEM 11 – Executive Compensation

The information required under this item is incorporated by reference from our definitive proxy statement relating to our annual meeting of shareholders, which will be filed with the Securities and Exchange Commission within 120 days of our fiscal year ended December 31, 2008.

57

ITEM 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required under this item is incorporated by reference from our definitive proxy statement relating to our annual meeting of shareholders, which will be filed with the Securities and Exchange Commission within 120 days of our fiscal year ended December 31, 2008.

ITEM 13 – Certain Relationships and Related Transactions

The information required under this item is incorporated by reference from our definitive proxy statement relating to our annual meeting of shareholders, which will be filed with the Securities and Exchange Commission within 120 days of our fiscal year ended December  31, 2008.

ITEM 14 – Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services related to the years ended December 31, 2008 and 2007 provided by Hacker, Johnson & Smith PA, our principal accountant:

	2008	2007
Audit Fees (a)	$87,000	37,000
Audit-related Fees	—	—
Tax Fees (b)	7,000	6,000
All Other Fees (c)	80,000	—

Total	$174,000	$43,000

(a)	Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
(b)	Tax fees primarily relate to tax compliance, tax advice and tax planning.
(c)	All Other Fees represent fees billed for services provided to us not otherwise included in the categories above, primarily fees related to the audit of our interim financial statements and for review of our registration statement in connection with our initial public offering.

58

PART IV

ITEM 15 – Exhibits, Financial Statements and Schedules

(a) Financial Statements, Financial Statement Schedules and Exhibits

(1)	Consolidated Financial Statements: See Index to Consolidated Financial Statements in Part II, Item 8 of this Form 10-K.

(2)	Financial Statement Schedules:

Any supplemental information we are required to file with respect to our property and casualty insurance operations is included in Part II, Item 8 of this Form 10-K.

(3)	Exhibits: See the exhibit listing set forth below:

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation, with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

3.2	Bylaws with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

4.1	Form of Common Stock Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.2	Warrant Agreement dated July 30, 2008 between Homeowners Choice, Inc. and American Stock Transfer & Trust Company. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.3	Form of Warrant Certificate. Incorporated by reference to the correspondingly numbered exhibit Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

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4.4	Warrant Agreement dated July 30, 2008 between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.5	Form of Warrant Certificate issued to Anderson & Strudwick. Incorporated. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.6	Form of Unit Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.7	Warrant Agreement dated July 30, 2008, between Homeowners Choice, Inc. and GunnAllen Financial, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.8	Letter Agreement dated August 1, 2008 among Homeowners Choice, Inc., Anderson & Strudwick, Incorporated and GunnAllen Financial, Inc., whereby we waive certain cancellation rights under warrants issued to the other parties. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.9	See Exhibits 3.1 and 3.2 of this report for provisions of the Articles of Incorporation, as amended, and our Bylaws, as amended, defining certain rights of security holders. See also Exhibits 10.6, 10.7 and 10.21 defining certain rights of the recipients of stock options and other equity-based awards.

10.1	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Francis X. McCahill, III. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.2	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Richard R. Allen. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

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10.5	Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended. See amendment to Consulting Agreement at Exhibit 10.12.

10.6	Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.7	Form of Incentive Stock Option Agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.8	ISO Master Agreement dated November 1, 2007 between Insurance Services Office, Inc. and Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.9	Software License Agreement executed April 8, 2008 with an effective date of November 1, 2007 by and between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

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10.10	Assumption Agreement dated June 19, 2007 by and between Homeowners Choice Property & Casualty Insurance Company, Inc. and Citizens Property Insurance Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.11	Service Contract for Homeowners Claims Handling dated May 30, 2007, but effective July 1, 2007, by and between Homeowners Choice Managers, Inc. and Johns Eastern Company, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.12	Amendment dated August 21, 2008 to Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to Exhibit 10.12 to Form 8-K filed August 21, 2008.

10.13	Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.14	Reinstatement Premium Protection Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.15	Multi-Year Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.17	Assignment of Lease dated July 31, 2007 by Cypress Underwriters, Inc. to Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

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10.18	Lease Agreement dated April 8, 2008 between 2340 Drew St, LLC and Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.19	Voting Agreement among Homeowners Choice, Inc. and certain shareholders, including an amendment terminating the agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.21	Form of Non-Qualified Stock Option Agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

21	Subsidiaries of Homeowners Choice, Inc.

23	Consent of Hacker, Johnson & Smith PA

31.1	Certification of the Chief Executive Officer

31.2	Certification of the Chief Financial Officer

32.1	Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.ss.1350

32.2	Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.ss.1350

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Company and in the capacities and on the dates indicated:

HOMEOWNERS CHOICE, INC.

March 13, 2009	By	/s/ Francis X. McCahill III
Francis X. McCahill III
President and Chief Executive Officer
(Principal Executive Officer)

March 13, 2009	By	/s/ Richard R. Allen
Richard R. Allen
Chief Financial Officer
(Principal Financial and Accounting Officer)

March 13, 2009	By	/s/ Paresh Patel
Paresh Patel
Chairman of the Board of Directors

March 13, 2009	By	/s/ George Apostolou
George Apostolou, Director

March 13, 2009	By	/s/ Sanjay Madhu
Sanjay Madhu, Director

March 13, 2009	By	/s/ Krishna Persaud
Krishna Persuad, Director

March 13, 2009	By	/s/ Gregory Politis
Gregory Politis, Director

March 13, 2009	By	/s/ Anthony Saravanos
Anthony Saravanos, Director

March 13, 2009	By	/s/ Martin A. Traber
Martin A. Traber, Director

March 13, 2009	By	/s/ Garth A. Vernon
Garth A. Vernon, Director

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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Exhibit 21

HOMEOWNERS CHOICE, INC.

Subsidiaries

As of December 31, 2008, the Company had the following active subsidiaries:

Wholly-owned subsidiaries of Homeowners Choice, Inc.	State or Sovereign Power of Incorporation
Homeowners Choice Property & Casualty Insurance Company, Inc.	Florida

Homeowners Choice Managers, Inc.	Florida

Southern Administration, Inc.	Florida

Claddaugh Casualty Insurance Company Ltd.	Bermuda

Exhibit 23

Consent of Hacker, Johnson & Smith PA

Independent Registered Public Accounting Firm

The Board of Directors

Homeowners Choice, Inc.:

We consent to the incorporation by reference in the registration statements (Form S-1 No. 333-150513 as supplemented from time to time and Form S-8 No. 333-154436) of our report dated March 10, 2009, with respect to the consolidated financial statements of Homeowners Choice, Inc. and subsidiaries included in this report on Form 10-K for the year ended December 31, 2008.

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 13, 2009

Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Francis X. McCahill III, certify that:

1. I have reviewed this annual report on Form 10-K of Homeowners Choice, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ FRANCIS X. MCCAHILL III
March 13, 2009	Francis X. McCahill III
President and Chief Executive Officer (Principal Executive Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Richard R. Allen, certify that:

1. I have reviewed this annual report on Form 10-K of Homeowners Choice, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ RICHARD R. ALLEN
March 13, 2009	Richard R. Allen
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.1

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Homeowners Choice, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual report on Form 10-K of the Company for the annual period ended December 31, 2008 as filed with the Securities and Exchange Commission on March 13, 2009 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FRANCIS X. MCCAHILL III
Francis X. McCahill III
President and Chief Executive Officer
March 13, 2009

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Homeowners Choice, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual report on Form 10-K of the Company for the annual period ended December 31, 2008 as filed with the Securities and Exchange Commission on March 13, 2009 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD R. ALLEN
Richard R. Allen
Chief Financial Officer
March 13, 2009

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): April 16, 2009

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of Principal Executive Offices)

(727) 213-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 52 – Corporate Governance and Management

Item 5.03 Amendments to Bylaws

On March 16, 2009, our board of directors amended and restated our bylaws. The bylaws as amended appear as exhibits to this Form 8-K. The restated bylaws appear as Exhibit 3.2. The bylaws with revisions marked appear as Exhibit 3.3

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits.

Exhibit 3.2 Bylaws as amended April 16, 2009

Exhibit 3.3 Bylaws with revisions marked

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 23, 2009.

HOMEOWNERS CHOICE, INC.

BY:	/s/ F.X. McCahill
Name:	F.X. McCahill
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 3.2

BYLAWS

OF

HOMEOWNERS CHOICE, INC.

(As Amended April 16, 2009)

ARTICLE I. OFFICE

The Corporation may have such offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the Shareholders shall be held between January 1st and December 31st each year, on such date and at such hour as may be specified in the Notice of Meeting or in a duly executed Waiver of Notice thereof, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, may be called by the Board of Directors, by the holders of not less than one-tenth (1/10) of all the shares of the Corporation entitled to vote at the meeting, by the Chairman of the Corporation’s Board of Directors or by the President of the Corporation.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting of Shareholders or for any special meeting of Shareholders called by the Board of Directors. If no designation is made by the Board, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida. Notwithstanding the first two sentences of this Section, a Waiver of Notice signed by all Shareholders entitled to vote at a meeting, whether an annual or special meeting, may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of the holding of such meeting.

SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or any manner authorized by the Florida Business Corporation Act, by or at the direction of the President, the Secretary, or the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the records of the Corporation, with the postage thereon prepaid. Notice may be waived in accordance with Article XII.

SECTION 5. Fixing of Record Date. The Board of Directors may fix a date, not less than ten (10) nor more than sixty (60) days before the date set for any meeting of the Shareholders, as the record date as of which the Shareholders of record entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

SECTION 6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original date of the meeting. If, however, after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4 of this article to each Shareholder of record on the new record date entitled to vote at such meeting. After a quorum has been established at a Shareholders’ meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

SECTION 7. Proxies. Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy. The proxy must be executed in writing by the Shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of such meeting or at the time of expressing such consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven (11) months after the date thereof unless provided otherwise in the proxy.

SECTION 8. Voting of Shares. Each outstanding share of stock having voting rights shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Shareholders. If a quorum exists, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Corporation’s Articles of Incorporation or Florida Statutes require a greater number.

SECTION 9. Voting of Shares by Certain Holders. Shares of stock standing in the name of another corporation may be voted by the Officer, agent or proxy designated by the Bylaws of the corporate Shareholder or, in the absence of any applicable bylaw, by such person as the board of Directors of the corporate Shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate Shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate Shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer or chief financial officer, as the case may be, of the corporate Shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares of stock held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

Shares of stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares of stock standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 10. Action Without a Meeting. Any action required by law to be taken at any meeting of Shareholders of the Corporation or any action which may be taken at a meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. If any class of shares is entitled to vote as a class, such written consent shall be required of the holders of the majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote.

Within ten days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which the dissenters rights are provided under the law, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the law regarding the rights of dissenting Shareholders.

In the event that the action to which the Shareholder’s consent is such as would have required the filing of a certificate under any other section of the law if such action had been voted on by Shareholders in a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of Section 607.0704 of the Florida Statutes.

SECTION 11. Procedures for Submitting Business to Shareholders. No business will be conducted at a meeting of the shareholders except as permitted by this Section 11.

A proposal of business (including the nomination of a Director) may be considered and voted upon by shareholders at a meeting when (i) the proposal is set forth in the Company’s notice of meeting or proxy statement by or at the direction of the Board of Directors; or (ii) the proposal is otherwise presented by or at the direction of the Board of Directors as permitted by law.

A proposal of business (other than the nomination of a Director) may be considered and voted upon by shareholders at a meeting when the proposal is submitted by a shareholder of the Company in compliance with Securities and Exchange Commission Rule 14a-8 and is set forth in the Company’s notice of meeting or proxy statement;

A proposal of business (including the nomination of a Director) may be considered and voted upon by shareholders at a meeting when the proposal or nomination is submitted by a shareholder outside the process of Securities and Exchange Commission Rule 14a-8; provided the shareholder has delivered written notice of the proposal to the Company (i) in the case of an annual meeting at least 45 days before the one year anniversary of the date the Company first sent its proxy materials to shareholders for the prior year’s annual meeting (unless the current annual meeting of shareholders is more than 30 days earlier or later than the anniversary date of the previous year’s annual meeting in which case the notice the notice must be delivered at least 45 days before the Company sends its proxy materials to shareholders for the current year meeting) and (ii) in the case of a special meeting no more than 10 days after the Company sends its proxy materials to shareholders for the special meeting.

In the case of a shareholder proposal outside the process of Securities and Exchange Commission Rule 14a-8 the proposing shareholder must be a shareholder of record at the time the shareholder gives notice of such proposal as provided for in this Section and be entitled to vote on the proposal at the meeting. Written notice any shareholder proposals outside the process of Securities and Exchange Commission Rule 14a-8 must be mailed and received by, or delivered to, the Secretary of the Company at the principal executive offices of the Company. In addition the notice must set forth (i) the name and address of the shareholder, (ii) the number of shares of stock of the Company held of record and beneficially by such shareholder, (iii) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) a brief description of the business desired to be submitted to the meeting of shareholders, including the complete text of any resolutions and any amendment to any Company document intended to be presented at the meeting of shareholders, (v) any personal or other direct or indirect material interest of the shareholder in the business to be submitted, (vi) all other information relating to the proposed business which may be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (vii) if the shareholder intends to make a nomination, (a) information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (b) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. Notice of intention to make a Director nomination must be accompanied by the written consent of each nominee to serve as Director of the Company if elected.

The shareholder who submits a proposal for consideration by the shareholders must attend the meeting or send a valid proxy to the meeting to present the proposal.

The Company may exclude any shareholder proposal that is not a proper subject for shareholder action. Improper subjects for shareholder action include, without limitation, proposals that (i) would be invalid under state law (ii) if implemented, would cause the company to violate any state, federal, or foreign law to which it is subject; (iii) violate Security and Exchange Commission proxy rules; (iv) relate to the redress of a personal claim or grievance against the Company or any other person; (v) are designed to result in a benefit to the proposing shareholder, or to further a personal interest, which is not shared by the other shareholders at large; (vi) relate to operations which account for less than 5 percent of the Company’s total assets at the end of its most recent fiscal year, and for less than 5 percent of its net earnings and gross revenues for its most recent fiscal year, and is not otherwise significantly related to the Company’s business; (vii) the Company would lack the power or authority to implement; and (viii) deal with a matter relating to the Company’s ordinary business operations; (ix) directly conflict with one of the Company’s own proposals to be submitted to shareholders at the same meeting; (x) the Company has already substantially implemented; (xi) substantially duplicate another proposal previously submitted to the Company by another proponent that will be included in the Company’s proxy materials for the same meeting; (xii) deal with substantially the same subject matter as another proposal or proposals that were included in the Company’s proxy materials within the preceding 5 calendar years; and (xiv) relate to specific amounts of cash or stock dividends.

The officer presiding at the meeting of shareholders shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business. The presiding officer shall, if the facts warrant, determine and declare that any proposed business was not properly brought before the meeting in accordance with the procedures prescribed by this Section, in which case such business shall not be considered or voted upon.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

SECTION 2. Number, Tenure and Election. The number of Directors of the Corporation shall be established by resolution of the Board of Directors from time to time, and may be increased or decreased from time to time by a vote of the majority of the Board of Directors, provided the Corporation shall never have less than one (1) Director nor more than fifteen (15) Directors. The Board of Directors shall be classified by or pursuant to the Articles of Incorporation or by the Bylaws of the Corporation. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class A, Class B and Class C, each of which shall be as nearly equal number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial Director in Class A shall hold office for a term expiring at the 2009 annual meeting of the shareholders; each Director in Class B shall hold office for a term expiring at the 2010 annual meeting of the shareholders; and each Director in Class C shall hold office for a term expiring at the 2011 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this Article III, Section 2, each Director shall serve until such Director’s successor is duly elected and qualified or until such Director’s earlier death, resignation or removal. At each annual meeting of the shareholders, successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of election and until their successors shall have been duly elected and qualified or until such Director’s earlier death, resignation or removal. Resignation of Directors shall be in accordance with Article V herein below. Shareholders entitled to vote at an election of Directors will have the right to vote the number of shares owned by them for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote. Recipients of the highest vote totals will be elected as Directors. Shareholders do not have a right to cumulate their votes for Directors unless the Articles of Incorporation so provide

SECTION 3. Removal. Any Director may be removed with or without cause by vote of the holders of a majority of the shares entitled to vote at an election of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a Director shall not of itself create contract rights.

SECTION 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, except as provided in Article XIV of these Bylaws, immediately after and at the same place as the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by the lesser of a majority or two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by him/them.

SECTION 6. Notice. Notice of any special meeting shall be given at least five (5) days before the meeting by written notice delivered in any manner not prohibited by the Florida Business Corporation Act, unless in case of emergency, the Chairman of the Board or the President shall prescribe a shorter notice to be given. If a notice of meeting is mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting, before or after the meeting in accordance with Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 7. Quorum. A majority of the number of Directors fixed pursuant to Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

SECTION 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by an affirmative vote of the majority of the Directors then in office, even if less than a quorum or by the affirmative vote of the Shareholders. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Shareholders, or until his earlier resignation, removal from office or death.

SECTION 10. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 12. Constructive Presence at a Meeting. A member of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

SECTION 13. Action without a Meeting. Any action required by law to be taken at any meeting of the Directors of the Corporation or any action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote.

ARTICLE IV. OFFICERS

SECTION 1. Number. The Officers of the Corporation shall be the President and Chief Executive Officer, a Secretary, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. Any number of Vice Presidents and such other Officers and assistant Officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

SECTION 2. Election and Term of Office. The Officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier resignation, removal from office or death. Resignation of Officers shall be in accordance with Article V.

SECTION 3. Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President and Chief Executive Officer. The President and Chief Executive Officer (the “President”) shall be the principal executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors, unless the Board of Directors has elected a Chairman of the Board and the Chairman of the Board is present at such meeting. The President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. Vice-President(s). If a Vice-President(s) is elected or appointed, in the absence of the President or in the event of his death, inability or refusal to act, the Vice-President(s), in the order of their election if more than one, shall have the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of all the meetings of the Shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. Chief Financial Officer. If a Chief Financial Officer is elected or appointed, the Chief Financial Officer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V. RESIGNATIONS

Any Director or Officer of the Corporation may resign at any time by giving written notice to the Board of Directors, and if there are no Directors then to all of the Shareholders. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the party or parties to whom notice is given hereunder.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, unless otherwise restricted by law. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other Officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the corporate records. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made in the records of the Corporation only when the holder of record thereof or his legal representative, or his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate for such shares, properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors of the Corporation.

ARTICLE IX. DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X. INDEMNIFICATION

The Corporation shall indemnify any Director or Officer or any former Director or Officer, to the full extent permitted by law.

ARTICLE XI. SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal”.

ARTICLE XII. WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, or written consent as to the action to be taken for which the notice was given, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of a majority of the Shareholders, at any annual Shareholders’ meeting or at any special Shareholders’ meeting, provided notice of the proposed change is given in the notice of such meeting. If there is a proposed change to be taken up at a meeting of the Shareholders, notice of such meeting must be given under the terms of Article II, Section 4 of these Bylaws. In addition, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of a majority of the Board of Directors.

EXHIBIT 3.3

BYLAWS

OF

HOMEOWNERS CHOICE, INC.

(As Amended April 16, 2009)

ARTICLE I. OFFICE

The Corporation may have such offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the Shareholders shall be held between January 1st and December 31st each year, on such date and at such hour as may be specified in the Notice of Meeting or in a duly executed Waiver of Notice thereof, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, may be called by the Board of Directors, by the holders of not less than one-tenth (1/10) of all the shares of the Corporation entitled to vote at the meeting, by the Chairman of the Corporation’s Board of Directors or by the President of the Corporation.

SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting of Shareholders or for any special meeting of Shareholders called by the Board of Directors. If no designation is made by the Board, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida. Notwithstanding the first two sentences of this Section, a Waiver of Notice signed by all Shareholders entitled to vote at a meeting, whether an annual or special meeting, may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of the holding of such meeting.

SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or any manner authorized by the Florida Business Corporation Act~~by first-class mail~~, by or at the direction of the President, the Secretary, or the person or persons calling the meeting.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the records of the Corporation, with the postage thereon prepaid. Notice may be waived in accordance with Article XII.

SECTION 5. Fixing of Record Date. The Board of Directors may fix a date, not less than ten (10) nor more than sixty (60) days before the date set for any meeting of the Shareholders, as the record date as of which the Shareholders of record entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

SECTION 6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original date of the meeting. If, however, after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4 of this article to each Shareholder of record on the new record date entitled to vote at such meeting. After a quorum has been established at a Shareholders’ meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

SECTION 7. Proxies. Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy. The proxy must be executed in writing by the Shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of such meeting or at the time of expressing such consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven (11) months after the date thereof unless provided otherwise in the proxy.

SECTION 8. Voting of Shares. Each outstanding share of stock having voting rights shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Shareholders. If a quorum exists, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Corporation’s Articles of Incorporation or Florida Statutes require a greater number.~~If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders unless a greater number is required by the Florida Statutes.~~

SECTION 9. Voting of Shares by Certain Holders. Shares of stock standing in the name of another corporation may be voted by the Officer, agent or proxy designated by the Bylaws of the corporate Shareholder or, in the absence of any applicable bylaw, by such person as the board of Directors of the corporate Shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate Shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate Shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer or chief financial officer, as the case may be, of the corporate Shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares of stock held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

Shares of stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares of stock standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 10. Action Without a Meeting. Any action required by law to be taken at any meeting of Shareholders of the Corporation or any action which may be taken at a meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. If any class of shares is entitled to vote as a class, such written consent shall be required of the holders of the majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote.

Within ten days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which the dissenters rights are provided under the law, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the law regarding the rights of dissenting Shareholders.

In the event that the action to which the Shareholder’s consent is such as would have required the filing of a certificate under any other section of the law if such action had been voted on by Shareholders in a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of Section 607.0704 of the Florida Statutes.

SECTION 11. Procedures for Submitting Business To Shareholders. No business will be conducted at a meeting of the shareholders except as permitted by this Section 11.

A proposal of business (including the nomination of a Director) may be considered and voted upon by shareholders at a meeting when (i) the proposal is set forth in the Company’s notice of meeting or proxy statement by or at the direction of the Board of Directors; or (ii) the proposal is otherwise presented by or at the direction of the Board of Directors as permitted by law.

A proposal of business (other than the nomination of a Director) may be considered and voted upon by shareholders at a meeting when the proposal is submitted by a shareholder of the Company in compliance with Securities and Exchange Commission Rule 14a-8 and is set forth in the Company’s notice of meeting or proxy statement;

A proposal of business (including the nomination of a Director) may be considered and voted upon by shareholders at a meeting when the proposal or nomination is submitted by a shareholder outside the process of Securities and Exchange Commission Rule 14a-8; provided the shareholder has delivered written notice of the proposal to the Company (i) in the case of an annual meeting at least 45 days before the one year anniversary of the date the Company first sent its proxy materials to shareholders for the prior year’s annual meeting (unless the current annual meeting of shareholders is more than 30 days earlier or later than the anniversary date of the previous year’s annual meeting in which case the notice the notice must be delivered at least 45 days before the Company sends its proxy materials to shareholders for the current year meeting) and (ii) in the case of a special meeting no more than 10 days after the Company sends its proxy materials to shareholders for the special meeting.

In the case of a shareholder proposal outside the process of Securities and Exchange Commission Rule 14a-8 the proposing shareholder must be a shareholder of record at the time the shareholder gives notice of such proposal as provided for in this Section and be entitled to vote on the proposal at the meeting. Written notice any shareholder proposals outside the process of Securities and Exchange Commission Rule 14a-8 must be mailed and received by, or delivered to, the Secretary of the Company at the principal executive offices of the Company. In addition the notice must set forth (i) the name and address of the shareholder, (ii) the number of shares of stock of the Company held of record and beneficially by such shareholder, (iii) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) a brief description of the business desired to be submitted to the meeting of shareholders, including the complete text of any resolutions and any amendment to any Company document intended to be presented at the meeting of shareholders, (v) any personal or other direct or indirect material interest of the shareholder in the business to be submitted, (vi) all other information relating to the proposed business which may be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (vii) if the shareholder intends to make a nomination, (a) information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (b) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. Notice of intention to make a Director nomination must be accompanied by the written consent of each nominee to serve as Director of the Company if elected.

The shareholder who submits a proposal for consideration by the shareholders must attend the meeting or send a valid proxy to the meeting to present the proposal.

The Company may exclude any shareholder proposal that is not a proper subject for shareholder action. Improper subjects for shareholder action include, without limitation, proposals that (i) would be invalid under state law (ii) if implemented, would cause the company to violate any state, federal, or foreign law to which it is subject; (iii) violate Security and Exchange Commission proxy rules; (iv) relate to the redress of a personal claim or grievance against the Company or any other person; (v) are designed to result in a benefit to the proposing shareholder, or to further a personal interest, which is not shared by the other shareholders at large; (vi) relate to operations which account for less than 5 percent of the Company's total assets at the end of its most recent fiscal year, and for less than 5 percent of its net earnings and gross revenues for its most recent fiscal year, and is not otherwise significantly related to the Company's business; (vii) the Company would lack the power or authority to implement; and (viii) deal with a matter relating to the Company's ordinary business operations; (ix) directly conflict with one of the Company's own proposals to be submitted to shareholders at the same meeting; (x) the Company has already substantially implemented; (xi) substantially duplicate another proposal previously submitted to the Company by another proponent that will be included in the Company's proxy materials for the same meeting; (xii) deal with substantially the same subject matter as another proposal or proposals that were included in the Company's proxy materials within the preceding 5 calendar years; and (xiv) relate to specific amounts of cash or stock dividends.

The officer presiding at the meeting of shareholders shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business. The presiding officer shall, if the facts warrant, determine and declare that any proposed business was not properly brought before the meeting in accordance with the procedures prescribed by this Section, in which case such business shall not be considered or voted upon.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

SECTION 2. Number, Tenure and ~~Qualification~~Election. The number of Directors of the Corporation shall be established by resolution of the Board of Directors from time to time, and may be increased or decreased from time to time by a vote of the majority of the Board of Directors, provided the Corporation shall never have less than one (1) Director nor more than fifteen (15) Directors. The Board of Directors shall be classified by or pursuant to the Articles of Incorporation or by the Bylaws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class A, Class B and Class C, each of which shall be as nearly equal number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial director in Class A shall hold office for a term expiring at the 2009 annual meeting of the shareholders; each director in Class B shall hold office for a term expiring at the 2010 annual meeting of the shareholders; and each director in Class C shall hold office for a term expiring at the 2011 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this Article III, Section 2, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. At each annual meeting of the shareholders, successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of election and until their successors shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Resignation of Directors shall be in accordance with Article V herein below. Shareholders entitled to vote at an election of Directors will have the right to vote the number of shares owned by them for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote. Recipients of the highest vote totals will be elected as Directors. Shareholders do not have a right to cumulate their votes for Directors unless the Articles of Incorporation so provide

SECTION 3. Removal. Any Director may be removed with or without cause by vote of the holders of a majority of the shares entitled to vote at an election of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a Director shall not of itself create contract rights.

SECTION 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, except as provided in Article XIV of these Bylaws, immediately after and at the same place as the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by the lesser of a majority or two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by him/them.

SECTION 6. Notice. Notice of any special meeting shall be given at least five (5) days before the meeting by written notice delivered in any manner permitted by the Florida Business Corporation Act~~personally, or by mail, or by telegram or cablegram to each Director at his business address~~, unless in case of emergency, the Chairman of the Board or the President shall prescribe a shorter notice to be given ~~personally or by telegraphing each Director at his residence or business address~~. If a notice of meeting is mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting, before or after the meeting in accordance with Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 7. Quorum. A majority of the number of Directors fixed pursuant to Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

SECTION 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by an affirmative vote of the majority of the Directors then in office, even if less than a quorum or by the affirmative vote ~~of a majority~~ of the Shareholders. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Shareholders, or until his earlier resignation, removal from office or death.

SECTION 10. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 12. Constructive Presence at a Meeting. A member of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

SECTION 13. Action without a Meeting. Any action required by law to be taken at any meeting of the Directors of the Corporation or any action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote.

ARTICLE IV. OFFICERS

SECTION 1. Number. The Officers of the Corporation shall be the President and Chief Executive Officer, a Secretary, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. Any number of Vice Presidents and such other Officers and assistant Officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

SECTION 2. Election and Term of Office. The Officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier resignation, removal from office or death. Resignation of Officers shall be in accordance with Article V.

SECTION 3. Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President and Chief Executive Officer. The President and Chief Executive Officer (the “President”) shall be the principal executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors, unless the Board of Directors has elected a Chairman of the Board and the Chairman of the Board is present at such meeting. The President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. Vice-President(s). If a Vice-President(s) is elected or appointed, in the absence of the President or in the event of his death, inability or refusal to act, the Vice-President(s), in the order of their election if more than one, shall have the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of all the meetings of the Shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. Chief Financial Officer. If a Chief Financial Officer is elected or appointed, the Chief Financial Officer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V. RESIGNATIONS

Any Director or Officer of the Corporation may resign at any time by giving written notice to the Board of Directors, and if there are no Directors then to all of the Shareholders. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the party or parties to whom notice is given hereunder.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, unless otherwise restricted by law. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other Officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the corporate records. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made in the records of the Corporation only when the holder of record thereof or his legal representative, or his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate for such shares, properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors of the Corporation.

ARTICLE IX. DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X. INDEMNIFICATION

The Corporation shall indemnify any Director or Officer or any former Director or Officer, to the full extent permitted by law.

ARTICLE XI. SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal”.

ARTICLE XII. WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, or written consent as to the action to be taken for which the notice was given, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

~~ARTICLE XIII RULES OF ORDER~~

~~Roberts’ Rules of Order shall prescribe the rules of conduct for all meetings of the Corporation so far as not inconsistent with the laws of Florida, with the Articles of Incorporation, or with these Bylaws.~~

ARTICLE XIII. ~~XIV~~ AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of a majority of the Shareholders, at any annual Shareholders’ meeting or at any special Shareholders’ meeting, provided notice of the proposed change is given in the notice of such meeting. If there is a proposed change to be taken up at a meeting of the Shareholders, notice of such meeting must be given under the terms of Article II, Section 4 of these Bylaws. In addition, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of a majority of the Board of Directors.

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

HOMEOWNERS CHOICE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

2009

April 24, 2009

TO OUR SHAREHOLDERS:

You are cordially invited to attend our 2009 Annual Shareholders’ Meeting, which will be held at the Westin Tampa Bay Airport Hotel, 7627 West Courtney Campbell Causeway, Tampa, Florida 33607, on Thursday, May 21, 2009 at 3:00 p.m., local time.

This meeting will be the first Homeowners Choice, Inc. Annual Shareholders’ Meeting since it became a publicly-held company. We look forward to reporting to you and discussing with you our achievements during the past year, the challenges we face, and our plans for the future.

Please read these materials carefully. Also, please sign and return the accompanying proxy card, or follow the instructions on the card for voting by telephone or Internet. That way, your shares will be voted as you direct even if you can’t attend the meeting.

Paresh Patel	Francis X, McCahill
Chairman of the Board	Chief Executive Officer

2340 DREW STREET, SUITE 200

CLEARWATER, FLORIDA 33765

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF HOMEOWNERS CHOICE, INC.:

TIME:	3:00 p.m., local time, on Thursday, May 21, 2009

PLACE:	The Westin Tampa Bay Airport Hotel
7627 West Courtney Campbell Causeway Tampa, Florida 33607

ITEMS OF
BUSINESS:	1.	To elect directors; and

	2.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE		You can vote only if you were a shareholder of record on April 16, 2009.

ANNUAL REPORT		Our 2008 Annual Report to Shareholders, which is not a part of this proxy statement, is enclosed.

PROXY VOTING		It is important that your shares be represented at the annual meeting and voted in accordance with your instructions. Please indicate your instructions by promptly signing and dating the enclosed proxy card and mailing it in the enclosed postage paid, pre-addressed envelope or by following the instructions on the proxy card for telephone or Internet voting.

By Order of the Board of Directors,

Andrew L. Graham
Secretary and General Counsel

2340 DREW STREET, SUITE 200

CLEARWATER, FLORIDA 33765

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2009

TO THE SHAREHOLDERS OF	April 24, 2009
HOMEOWNERS CHOICE, INC.:

This proxy statement and the form of proxy (first sent to shareholders on the approximate date set forth above) are delivered in connection with the solicitation by directors of Homeowners Choice, Inc. (the “company,” “we,” or “us”), a Florida corporation, of proxies to be voted at our 2009 Annual Meeting of Shareholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Shareholders on Thursday, May 21, 2009, beginning at 3:00 p.m., local time. The Annual Meeting will be held at the Westin Tampa Bay Airport Hotel, Tampa, Florida, 33602. Shareholders will be admitted beginning at 2:30 p.m.

It is important that your proxy be returned promptly to avoid unnecessary expense to the company. Therefore, whether you plan to attend the Annual Meeting or not and regardless of the number of shares you own, please date, sign and return the enclosed proxy card promptly or follow the instructions on the card for voting by telephone or Internet.

At the meeting, the use of cameras, audio or video recording equipment, communications devices or similar equipment will be prohibited.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on May 21, 2009:

This Proxy Statement and the 2008 Annual Report to Shareholders are available at

https://materials.proxyvote.com/43741E.

2340 DREW STREET, SUITE 200

CLEARWATER, FLORIDA 33765

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

The principal purpose of the Annual Meeting is to elect three directors to the Board of Directors. In addition, our management will report on our performance during 2008 and respond to questions from shareholders.

When were these materials mailed?

We began mailing this Proxy Statement on or about April 30, 2009.

Who is entitled to vote?

Shareholders of record at the close of business on the record date, April 16, 2009, are entitled to vote in person or by proxy at the Annual Meeting. In general, shareholders are entitled to one vote per share on each matter voted upon. In an election for directors, however, shareholders are entitled to vote the number of shares they own for as many director candidates as there are directors to be elected. Hence because three directors are to be elected at this Annual Meeting, each share will entitle the shareholder to three votes, one per director. Shareholders may not cumulate their votes. As of April 16, 2009 there were 6,871,252 common shares outstanding.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “shareholder of record.” This Notice of Meeting and Proxy Statement has been provided directly to you by Homeowners Choice, Inc. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by telephone or Internet.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. This Notice of Meeting and Proxy Statement has been forwarded to you by that institution. If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope, or follow the instructions on the proxy card for voting by telephone or Internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution). If you are a beneficial owner of shares and do not indicate your voting instructions, then the owner of record may vote your shares in accordance with the rules of the New York Stock Exchange (provided the owner of record is a member of the New York Stock Exchange).

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares outstanding will constitute a quorum, permitting us to conduct the business of the meeting.

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Proxies received but marked as “WITHHOLD AUTHORITY” and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting, but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions as to that item from the beneficial owner.

How do I vote?

By Ballot at the Meeting. If you are a shareholder of record and attend the Annual Meeting, you may vote in person by ballot at the Annual Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially-owned shares by ballot at the Annual Meeting. In the election of directors, each share held by a shareholder of record will be entitled to three votes, one for each director to be elected. Your option with respect to each director will be to vote “FOR” the director or to abstain from voting.

By Proxy. If you complete, sign and return the accompanying proxy card or follow the instructions on the proxy card for voting by telephone or Internet, then your shares will be voted as you direct. Your options with respect to each director are to direct a vote “FOR” or to “WITHHOLD AUTHORITY.” If you are a shareholder of record, then you may opt to deliver your completed proxy card in person at the Annual Meeting.

Can I vote by telephone or electronically?

Yes. If you follow the instructions on the proxy card for voting by telephone or Internet, your shares will be voted as you direct.

Can I change my vote or instruction after I return my proxy card?

Yes. You may follow the instructions on the proxy card to change your instructions anytime before midnight the day before the meeting.

In addition, if you are a shareholder of record, you may revoke your proxy any time before your shares are voted by filing with the Secretary of the company a written notice of revocation or submitting a duly executed proxy bearing a later date. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Annual Meeting. If you submit a later dated proxy then your shares will be voted in accordance with that proxy. No such notice of revocation or later dated proxy, however, will be effective unless received by us at or before the Annual Meeting and before your shares have been voted. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

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If I submit a proxy card, how will my shares be voted?

Your shares will be voted as you direct on the proxy card. If you are a shareholder of record and sign and return the proxy card without indicating your instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. If you are a beneficial shareholder and you sign and return your proxy card without indicating your instructions, then your broker or nominee will exercise discretion in accordance with the rules of the New York Stock Exchange (provided the broker or nominee is a member of the New York Stock Exchange). If a voting matter is determined to be “non-routine” by the New York Stock Exchange, then your broker or nominee cannot vote without your instructions.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date this proxy statement went to print, we did not know of any other matter to be raised at the Annual Meeting.

What does it mean if I receive more than one proxy card?

You will receive separate proxy cards when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in trust or in one or more brokerage accounts. You should complete, sign and return each proxy card you receive or follow the telephone or Internet instructions on such card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.

What happens if I do not submit a proxy card?

If you are a shareholder of record and you neither designate a proxy nor attend the Annual Meeting, your shares will not be represented at the meeting. If you are the beneficial owner of shares held in the name of a member of the New York Stock Exchange, that member may vote or not vote in accordance with the rules of the New York Stock Exchange.

What are the Board’s recommendations?

The Board’s recommendations are set forth elsewhere in this proxy statement (see page 7). In summary, the Board recommends a vote—

•	FOR election of the following nominees for director positions:

Francis X. McCahill, III

Martin A. Traber

Garth A. Vernon

What vote is required to approve each item?

Election of Directors. In the election of directors, the three highest recipients of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to

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the election of one or more director nominees will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Other Matters. We do not anticipate other matters coming to a vote at the Annual Meeting. Should any other matter be brought to a vote, the matter will be approved if the number of votes favoring the matter exceeds the number of votes opposing the matter.

How will votes be counted?

All votes will be tabulated by the Secretary of the company. We have engaged Broadridge Financial Solutions, Inc. to collect and tabulate proxy instructions. Although abstentions and broker non-votes are each included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by mail, telephone, facsimile or electronic transmission. We have requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial shareholders and have agreed to reimburse those institutions for their out-of-pocket expenses.

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RULES OF CONDUCT

To ensure fair, orderly and constructive meetings, the Board of Directors has adopted the following rules of conduct for shareholder meetings.

1. All attendees must register before entering the meeting room.

2. The meeting will follow the schedule set forth on the agenda.

3. Only shareholders of record as of the record date or their duly authorized representatives are entitled to vote or address the meeting.

4. No business will come before the meeting except in compliance with Article II, Section 10 of our bylaws and its prior notice requirements.

5. No one may address the meeting unless recognized by the presiding officer of the meeting.

6. Each speaker will be limited to 3 minutes and 3 questions. Questions and comments must be directly relevant to the Company’s business or operations. Questions or comments that are repetitious, relate to pending or threatened litigation, or deal with general economics, politics or public policy are prohibited.

7. Rude or disruptive behavior is prohibited.

8. The use of cameras, audio or video recording equipment, communications devices or similar equipment is prohibited.

9. Attendees who violate these rules may be removed.

10. The decisions of the presiding officer in interpreting and enforcing these rules of conduct will be final.

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PROPOSAL NO. 1 –ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting. In accordance with the company’s articles of incorporation, the Board of Directors is divided into three classes. Each class consists of three directors. All directors within a class have the same three-year terms of office. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of director classes expire in 2009 (Class A directors), 2010 (Class B directors) and 2011 (Class C directors). Each of the Class A directors elected at the 2009 Annual Meeting will be elected to serve a three year term.

With the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated the following persons to stand for election as Class A directors at the 2009 Annual Meeting of Shareholders, with terms expiring in 2012:

Francis X. McCahill, III

Martin A. Traber

Garth A. Vernon

Each of the nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees should be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” the election of Francis X. McCahill, III, Martin A. Traber and Garth A. Vernon as Class A directors of Homeowners Choice, Inc. The nominees receiving the three highest “FOR” vote totals will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY — ITEM 1 ON YOUR PROXY CARD.

OTHER BUSINESS

We do not expect any other matters to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy as recommended by the Board of Directors or, if no recommendation is given, in their own discretion using their best judgment.

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DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

Directors Standing for Election

Francis McCahill, III, age 61, has served as our President and Chief Executive Officer and as a director of our company since November 2006. He also currently serves as the President and as a director of our four subsidiaries, Homeowners Choice Property & Casualty Insurance Company, Inc., Homeowners Choice Managers, Inc., Claddaugh Casualty Insurance Company, Ltd., and Southern Administration, Inc. Mr. McCahill’s insurance career began in 1971. His experience includes senior level positions with major insurance brokerage firms including Frank B. Hall and Johnson & Higgins. From 1977 to 1988, he managed the worldwide Risk Management Programs of New York City-based Bristol-Myers Squibb Corp., Norton Simon, Inc. and Florida-based Harris Corporation. In 1991, after managing Johnson & Higgins’ Central Florida Region, Mr. McCahill founded Braishfield of Florida, Inc. and Pollution Liability United States, Inc. As founder/president of those organizations, he established both entities as major insurance service providers throughout Florida. Mr. McCahill also founded Cypress Underwriters, Inc. of Port St. Lucie, Florida where he served as President from 1999 to 2006 and was Tribunalized by Lloyd’s of London. Mr. McCahill attended the United States Merchant Marine Academy, earned his Bachelor’s Degree from St. John’s University (College of Insurance), and attended Concord University School of Law. He received a number of Certificates in finance and risk management from the Wharton School of Business and the University of Florida.

Martin A. Traber, age 63, has been a director of our company since its inception. Mr. Traber is currently, and since 1994 has been, a partner of Foley & Lardner LLP, in Tampa, Florida representing clients in securities and corporate law transactions. Mr. Traber earned a B.A. and J.D. from Indiana University. He currently serves as a Director of Powerlinx Corporation. Powerlinx engages in the development, licensing, manufacture and marketing of products and applications to transmit voice, video, audio and data either individually or in combination. Mr. Traber is also a founder and a member of the Board of Directors of Northstar Bank, Tampa, Florida.

Garth A. Vernon, age 47, has been a director of our company since April 2008. Mr. Vernon has been a shareholder of Vernon & Vernon, Certified Public Accountants, P.A. since September 1, 2002. In this position, Mr. Vernon provides a broad range of services for his clients including SEC reporting services, tax research, compliance and accounting work for publicly traded companies, compilation and review accounting services, business consulting and individual, trust and estate, corporate and partnership taxation services. From September 1, 1995 to September 1, 2002, Mr. Vernon worked for KPMG, LLP as a Senior Manager (July 1, 1998 to September 1, 2002), a Manager (July 1, 1996 to June 30, 1998), and a Supervising Senior (September 1, 1995 to June 30, 1996). At KPMG, LLP, Mr. Vernon’s responsibilities included, among other things, determining the tax consequences for various corporate transactions and performing managerial/supervisory duties. Mr. Vernon received his Bachelor degree in Business Administration from Baylor University and his Master of Professional Accounting degree from the University of Texas.

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Directors Continuing in Office

Directors whose present terms continue until 2010 (Class B):

George Apostolou, age 58, has been a director of our company since May 2007. Born in Erithri-Attikis, Greece, Mr. Apostolou moved to the United States in 1971 and earned his State of Florida Contractors License in 1983. In 1987, he established George Apostolou Construction Corporation and has since built more than 200 commercial buildings, including government services buildings, churches, office buildings and retail centers. In addition to contracting, Mr. Apostolou has been involved in the development and investment of many commercial projects and now owns more than 20 properties in the Tampa Bay area.

Paresh Patel, age 46, is currently Executive Chairman, Strategic Planning, Technology and Investments. Mr. Patel has been a director of our company since its inception and has served as the Chairman of our Board since May 2007. His analytical and technology skills were developed through experience with international financial, telecommunications and consulting positions. As a private investor from 2000 to 2006, Mr. Patel used statistical and probability techniques to develop and implement a system for managing money as a business to generate cash flow. Prior to that, Mr. Patel was director of customer care and billing with Global Crossing from 1998 to 2000. In that position, Mr. Patel defined business processes and systems, hired and trained department staff and led the merger of the customer care and billing systems with those of the company’s acquisitions. As an independent consultant from 1991 to 1998, Mr. Patel worked with large international telephone companies. Mr. Patel received his bachelor’s and master’s degrees in Electronic Engineering from Cambridge University, England. He also serves as a director of NorthStar Bank, in Tampa, Florida, and was one of its founders.

Gregory Politis, age 56, has been a director of our company since November 2006. Mr. Politis is president of Xenia Management LLC, a real estate portfolio management company he established in 1988, and has interests in 29 real estate developments in the Miami-Dade County, Orlando, Greater Tampa Bay and Montreal, Canada areas. During his career, Mr. Politis has developed and retained ownership of retail centers and commercial office space, with a primary focus on buildings housing federal and state government agencies. He was a founding member of Hellenic American Board of Entrepreneurs and a recipient of the Building Owners and Managers Association (BOMA) Building of the Year Award. Mr. Politis is a director of NorthStar Bank in Tampa, Florida and formerly served as a director of Florida Bank.

Directors whose present terms continue until 2011 (Class C):

Sanjay Madhu, age 42, is our Vice President of Marketing and Director of Investor Relations, having served as our Director of Investor Relations since February 2008. Additionally, Mr. Madhu has been a director of our company since May 2007. As an owner and manager of commercial properties, Mr. Madhu has been president of 5th Avenue Group LC since 2002 and President of Forrest Terrace LC since 1999. In addition, Mr. Madhu is an investor in banking and health maintenance organizations. He has also been President of The Mortgage Corporation Network (correspondent lenders) since 1996. Prior to that, Mr. Madhu was Vice President, mortgage division, First Trust Mortgage & Finance, from 1994 to 1996; Vice President, residential first mortgage division, Continental Management Associates Limited, Inc., from 1993 to 1994; and President, S&S Development, Inc. from 1991 to 1993. He attended Northwest Missouri State University, where he studied marketing and management.

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Krishna Persaud, Age 47, has been a director of our company since May 2007. Mr. Persaud is president of KPC Properties, LLC, a real estate investment firm he founded in 2002, in which position he leverages his knowledge and experience to identify opportunities to add value to real properties in the state of Florida. Before his career in real estate investing, Mr. Persaud was an asset manager, demonstrating the ability to consistently exceed average market returns. Before that he worked with several consulting firms and municipalities, providing design and construction management services for a wide variety of building systems and public works projects. Mr. Persaud earned a Bachelor of Science degree in Mechanical Engineering and a Masters degree in Civil Engineering from City College of City University of New York. He is certified and licensed as a Professional Engineer in Florida, New York and California.

Anthony Saravanos, age 38, has been a director of our company since May 2007. Since 2005, Mr. Saravanos has been vice president of The Boardwalk Company, a full-service real estate company located in Palm Harbor, Florida. Since 2001, he has been managing partner of several commercial property entities with a combined total of 14 properties in Florida and New York. From 1997 to 2001, he served as district manager, marketing and sales, for DaimlerChrysler Motors Corporation, Malvern, Pennsylvania. Mr. Saravanos graduated from Ursinus College, Collegeville, Pennsylvania, with a double major in Economics and Spanish. He earned a master’s degree in Business Administration with an emphasis in marketing from Villanova University, Villanova Pennsylvania. At Villanova he was inducted into the Beta Gama Sigma Honor Society. Mr. Saravanos also attended Quanaouac Institute, Cuernavaca, Mexico, for intensive Spanish studies and a cultural immersion program. A licensed real estate broker, Mr. Saravanos is a candidate for Certified Commercial Investment Member.

Arrangements as to Selection and Nomination of Directors

We are aware of no arrangements as to the selection and nomination of directors.

Independent Directors

Based upon recommendations of our Governance and Nominating Committee, our Board of Directors has determined that directors Martin A. Traber, Krishna Persuad, Anthony Saravanos, George Apostolou and Garth A. Vernon are “independent directors” as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC. Under that rule, the Board of Directors determines whether a director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the case of Mr. Traber, the Committee considered his role as a partner of Foley & Lardner LLP, which provides legal services to the company, and determined that the fees received by the law firm from us amount to less than 1% of the firm’s total revenue. The Committee also considered Mr. Traber’s personal financial substance, his other sources of income and his lack of dependence upon legal fees from the company.

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EXECUTIVE OFFICERS

The following table provides information with respect to our executive officers as of April 24, 2009:

Name	Age	Title
Francis McCahill, III	61	President and Chief Executive Officer; Director
Paresh Patel	46	Chairman of the Board of Directors; Executive Chairman for Strategic Planning, Technology and Investments
Richard R. Allen	62	Chief Financial Officer
Sanjay Madhu	42	Vice President of Marketing and Director of Investor Relations; Director
Andrew L. Graham	51	Vice President and General Counsel

Biographical information for Messrs. McCahill, Patel and Madhu appears above under the heading “Directors.”

Richard R. Allen has served as the Chief Financial Officer of our company since November 2006 and also serves as a director of our subsidiary company, Claddaugh Casualty Insurance Company, Ltd. Mr. Allen has over thirty years of experience in property/casualty insurance finance and management to include agency/broker relations, reinsurance and financial controls and reporting and third party administration. He has held various positions with several insurance companies as Chief Financial Officer, Controller and Senior Accounting Manager. From 1999 to 2005, Mr. Allen served as the Internal Auditor of Anthem Blue Cross and Blue Shield. From 1996 to 1998, Mr. Allen served as Controller for Symons International Group. From 1994 to 1996, Mr. Allen served as Controller/Treasurer of Coronet Insurance. In addition, Mr. Allen served as the Budget/Cost Manager of Bankers Life and Casualty from 1982 to 1990, and as the Controller of Bankers Standard Insurance Company, an affiliate of CIGNA, from 1969 to 1981. He has experience in forensic accounting and has participated, as a consultant, in numerous projects with state insurance departments. Mr. Allen earned his Bachelor of Science Degree from Quincy University in Quincy, Illinois.

Andrew L. Graham has served as our General Counsel since June 1, 2008 and also serves as our Corporate Secretary. He was named an executive officer of the company in February 2009. Mr. Graham served from 1999 to 2007 in various capacities, including General Counsel, for Trinsic, Inc. (previously named Z-Tel Technologies, Inc.), which was a Nasdaq-listed provider of communications services headquartered in Tampa, Florida. Trinsic Inc. and its subsidiaries filed for federal bankruptcy protection on February 7, 2007. Mr. Graham also serves currently on the five-member Board of Trustees of Hillsborough Community College, a state sponsored college having an annual budget in excess of $90 million. He was appointed to that board by Florida Governor Charlie Crist in 2007. Mr. Graham holds a Bachelor of Science Degree from Florida State University and a Juris Doctor and a Master of Laws (L.L.M.) in Taxation from the University of Florida College of Law.

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ARRANGEMENTS AS TO SELECTION AND NOMINATION OF EXECUTIVE OFFICERS

We are aware of no arrangements as to the selection or appointment of executive officers.

TRANSACTIONS WITH RELATED PERSONS

Transactions

During 2008, we engaged in the following transactions with related persons.

Lease of St. Petersburg office

During 2008, we leased our St. Petersburg office from 5th Avenue Group LC, a company owned and operated by Sanjay Madhu, one of our directors and our Vice President for Marketing and Director of Investor Relations. The lease expired on September 15, 2008. We paid $20,000 in rent under this lease in 2008.

Lease of Clearwater Office

On April 8, 2008, we entered into a lease with Xenia Management LLC, a company owned and operated by Gregory Politis, one of our directors. The lease is for our headquarters, 6,000 square feet of office space and 1,498 square feet of common area, in Clearwater, Florida. The lease commenced in July 2008 and requires us to make monthly lease payments of $12,500, which includes $2,500 for common area maintenance. The initial term of the lease will expire July 15, 2013. We, at our option, may renew the initial term of the lease for three additional periods of five years each by providing written notice of renewal at least six calendar months before the end of the initial five year term. If we renew the lease, the monthly will increase by approximately 15% in each successive five year renewal period.

Software License Agreement

We license our policy administration software from Scorpio Systems, Inc., a company owned and operated by Paresh Patel, the Chairman of our Board of Directors. The license agreement was effective as of November 1, 2007. The license agreement is perpetual until terminated. The license agreement may be terminated by either party upon six months’ written notice or by Scorpio Systems, Inc. upon thirty days’ written notice to us within three months following the occurrence of a change in control of our company. Under the terms of the license agreement, Scorpio Systems, Inc. grants us an exclusive, perpetual, nontransferable, worldwide license to use the software in connection with policy administration services performed with regard to insurance policies issued by our company or any of our wholly-owned subsidiaries. In exchange for the license, we have agreed to pay to Scorpio Systems, Inc. a license fee of one dollar per policy generated as a new policy issued or a paid renewal policy. The license fees are to be paid quarterly. For 2008, the license fees totaled $19,000. The amount to be paid under the license agreement will increase as the number of new policies and paid renewal policies increases.

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Consulting Agreement

On June 1, 2007, we entered into a consulting agreement with Scorpio Systems, Inc., a company owned and operated by Paresh Patel, the Chairman of our Board of Directors. The consulting agreement may be terminated by either party at any time upon fifteen days’ written notice to the other party. Upon such a termination of the consulting agreement by us, Scorpio Systems, Inc. shall be entitled to receive any unpaid consulting fees owing to it up through and including the date of termination. We may terminate the consulting agreement immediately in the event that Mr. Patel no longer owns a controlling interest in Scorpio Systems, Inc., or in the event of Mr. Patel’s death or incapacity.

Under the terms of the agreement, Scorpio Systems, Inc. provides us with business advice, information and consultation regarding the insurance industry. In consideration for these services, we pay a monthly fee of $25,000 (increased from $12,000 in August 2008) to Scorpio Systems, Inc. and reimburse Scorpio Systems, Inc. for its reasonable and customary business expenses incurred in the performance of its services. Pursuant to the agreement, Scorpio Systems, Inc. will not disclose confidential information related to our company, and Scorpio Systems, Inc. may not solicit customers for a period of one year after the agreement’s termination. Mr. Patel was recently named an executive of the company. We expect to enter into an employment contract with Mr. Patel and terminate the consulting arrangement.

Legal Services

One of our directors, Martin A. Traber, is a partner at the law firm of Foley & Lardner LLP, and since our inception in 2007, the firm has provided legal representation to us on certain matters, including our 2008 initial public offering. During 2008, Foley & Lardner LLP billed us approximately $643,000, of which $607,000 related to our initial public offering. This amount represents less than 1% of the firm’s fee revenue. These services were provided on an arms’-length basis, and paid for at fair market value. We believe that such services were effected on terms no less favorable to us than those that would have been realized in transactions with unaffiliated entities or individuals.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification transactions with related persons is for those transactions to be reviewed and approved by the Audit Committee. That policy is set forth in the Audit Committee Charter. Our practice is that such transactions are approved by a majority of disinterested directors.

ADVERSE INTERESTS

We are not aware of any material proceedings in which an executive officer or director is a party adverse to the company or has a material interest adverse to the company.

SECTION 16(B) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4, and 5 filed for the year 2008, we believe that all of our directors, officers, and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them. All such forms were filed timely, except Mr. Patel filed a Form 4 on December 16, 2008 to report a December 9, 2008 transaction.

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CODE OF ETHICS

We have adopted a code of ethics applicable to all employees and directors, including our chief executive officer and chief financial officer. We have posted the text of our code of ethics to our Internet web site: http://www.hcpci.com. Select “Investor Relations” from the left and then select “Corporate Governance” and then “Code of Conduct.” We intend to disclose any change to or waiver from our code of ethics by posting such change or waiver to our Internet web site within the same section as described above.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held 10 formal meetings during 2008. During 2008, no director attended less than 75% of the board and applicable committee meetings.

Board members are encouraged, but not required to attend the Annual Meeting of the Shareholders. All directors attended the 2008 Annual Meeting of the Shareholders.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have established procedures by which shareholders may communicate with members of the Board of Directors. If you wish to communicate with the Board of Directors or a specified member of the Board you may send written communications addressed to Board of Directors, Homeowners Choice, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 2340 Drew Street, Suite 200, Clearwater, Florida 33765. The communication should include your name and the class and number of shares you own. Communications that are not racially, ethically or religiously offensive, commercial, pornographic, obscene, vulgar, profane, defamatory, abusive, harassing, threatening, malicious, false or frivolous in nature will be promptly forwarded to the Board of Directors or the specified member of the Board to whom the communication is addressed.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. These Committees were formed in April 2008 in preparation for the company’s initial public offering.

Audit Committee

The company has a separately-designated standing audit committee established in accordance with the Securities and Exchange Act of 1934. The Audit Committee’s responsibilities include the following:

•	assisting our Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices;

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•	overseeing the work of our internal accounting and auditing processes;

•	discussing with management our processes to manage business and financial risk,

•	making appointment, compensation, and retention decisions regarding, and overseeing the independent auditor engaged to prepare or issue audit reports on our financial statements;

•

establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures; and

•	conducting an appropriate review and approval of all related party transactions for potential conflict of interest situations on an ongoing basis.

The Audit Committee is currently composed of four members: Garth A. Vernon, Chairman, Krishna Persaud, Anthony Saravanos and George Apostolou. Since our common shares are listed on The NASDAQ Global Market, we are governed by its listing standards. Accordingly, each member of the Audit Committee is an “independent director” as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC. and meets the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Vernon is an audit committee financial expert. The Audit Committee met formally 3 times during 2008 and otherwise acted by unanimous written consent. The Board of Directors has adopted a written Audit Committee Charter. A current copy of the charter is available on our website www.hcpci.com. Click “Investors” and then “Corporate Governance.”

Compensation Committee

The compensation committee’s responsibilities include the following:

•	reviewing and approving the compensation programs applicable to our executive officers;

•	recommending to the board and periodically reviewing policies for the administration of the executive compensation programs;

•

reviewing and approving the corporate goals and objectives relevant to the compensation of the executive officers, evaluating the performance of the executive officers in light of those goals, objectives and strategies, and setting the compensation level of the executive officers based on this evaluation;

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•	reviewing on a periodic basis the operation of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

•	administering and making awards under the company’s 2007 Stock Option and Incentive Plan and monitoring and supervising the administration of any other benefit plans the company may have; and

•	reviewing and approving compensation to outside directors.

To date, however, the committee’s principal responsibility has been to review and recommend to the Board of Directors the compensation of the company’s chief executive officer, including salary and bonus. The Compensation Committee is currently composed of three members: Martin A. Traber, Chairman, Krishna Persaud and Garth A. Vernon, each of whom is an “independent director” as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC. The Compensation Committee met formally once during 2008 and otherwise acted by unanimous written consent. The Board of Directors has adopted a formal Compensation Committee Charter. A current copy of the charter is available on our website www.hcpci.com. Click “Investors” and then “Corporate Governance.”

Governance and Nominating Committee

The functions of Governance and Nominating Committee include the following:

•	establishing criteria for selection of potential directors, taking into account all factors it considers appropriate;

•

identifying and selecting individuals believed to be qualified as candidates to serve on the board and recommending to the board candidates to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of the shareholders;

•	recommending members of the board to serve on the committees of the board;

•	evaluating and ensuring the independence of each member of each committee of the board required to be composed of independent directors;

•	developing and recommending to the board a set of corporate governance principles appropriate for our company and consistent with the applicable laws, regulations, and listing requirements;

•	developing and recommending to the board a code of conduct for our company’s directors, officers, and employees;

•

ensuring that we make all appropriate disclosures regarding the process for nominating candidates for election to the board, including any process for shareholder nominations, the criteria established by the committee for candidates for nomination for election to the board, and any other disclosures required by applicable laws, regulations, or listing standards;

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•

reporting regularly to the board (i) regarding meetings of the committee, (ii) with respect to such other matters as are relevant to the committee’s discharge of its responsibilities, and (iii) with respect to such recommendations as the committee may deem appropriate.

The Governance and Nominating Committee is composed of three members: Martin A. Traber, Anthony Saravanos and George Apostolou, each of whom is an “independent director” as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC. The Governance and Nominating Committee held one meeting in 2008. The Board of Directors has adopted a written Nominating Committee Charter. A current copy of the charter is available on our website www.hcpci.com. Click “Investors” and then “Corporate Governance.”

Each of the proposed director nominees was recommended by the Governance and Nominating Committee to the Board of Directors.

The Governance and Nominating Committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. In evaluating director candidates, the Governance and Nominating Committee considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the company.

The Governance and Nominating Committee will consider director candidates recommended by shareholders. If you wish to recommend one or more director candidates you should send your recommendations before November 1 of the year preceding the next annual meeting of shareholders to the Secretary of the Corporation, Andrew L. Graham, 2340 Drew Street, Suite 200, Clearwater, Florida 33765. Each recommendation should set forth the candidate’s name, age, business address, business telephone number, residence address, and principal occupation or employment and any other attributes or factors you wish the committee to consider, as well as your name, address and telephone number and the class and number of shares you hold. The Committee may require the recommended candidate to furnish additional information. The Secretary will forward recommendations of qualified candidates to the Governance and Nominating Committee and those candidates will be given the same consideration as all other candidates.

A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting of the Stockholders, rather than recommend a candidate to the Governance and Nominating Committee, must comply with the advance notice requirements set forth in our bylaws. See “Shareholder Proposals for Presentation at the 2010 Annual Meeting” for further information.

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AUDIT COMMITTEE REPORT

TO: The Board of Directors of Homeowners Choice, Inc.

The Audit Committee oversees the financial reporting processes of Homeowners Choice, Inc. on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with representatives of the company’s independent registered public accounting firm, the independent auditing firm responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the company’s accounting principles. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee discussed with the representatives of the company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has selected Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2009.

AUDIT COMMITTEE Garth A. Vernon, Chair Krishna Persaud Anthony Saravanos George Apostolou

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COMPENSATION COMMITTEE REPORT

To: The Board of Directors of Homeowners Choice, Inc.

Overview and Philosophy; Role of the Compensation Committee

The Compensation Committee of the Board of Directors of Homeowners Choice, Inc. was formed in 2008 in contemplation of the company’s initial public offering. The Committee is currently composed of three members, Martin A. Traber, Krishna Persaud and Garth A. Vernon, each of whom is an independent director as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC, a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” under Section 162(m) of the Internal Revenue Code. The principal responsibility of the Compensation Committee during 2009 was to recommend to the Board of Directors the compensation of the chief executive officer. In 2009, the authority of the Committee was expanded to include the authority to determine the compensation of the chief financial officer and other executive officers (as designated by the Board) and to administer and make awards under the company’s 2007 Stock Option and Incentive Plan and to monitor and supervise the administration of any other benefit plans the company may have.

In the view of the Committee, our primary objectives are to assure that our executive compensation and benefits programs—

•	are competitive with other growing companies in our industry,

•	safeguard the interests of the company and its shareholders,

•	are effective in driving performance to achieve financial goals and create stockholder value,

•	foster teamwork on the part of management,

•	are cost-effective and fair to employees, management, and shareholders, and

•	are well communicated and understood by program participants.

The Committee’s executive compensation policies are designed to attract, motivate, and retain highly qualified executive officers who can enhance shareholder value, and to support a performance-oriented environment that rewards achievement of our goals. To that end, we compensate our executive officers through three principal types of compensation: annual base salary, cash bonuses and equity-based incentive compensation, which to date has consisted solely of stock options. Our philosophy with respect to executive officer compensation is to establish moderate base salaries and place emphasis on discretionary bonus compensation, which is viewed by the Committee as very effective at correlating executive officer compensation with corporate performance and increases in shareholder value. With respect to our chief executive and chief financial officers, we have also relied to a significant degree on equity-based compensation.

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2007 Stock Option and Incentive Plan

The company has an equity compensation plan called the 2007 Stock Option and Incentive Plan. The principal purposes of the Plan are to attract, retain and motivate selected officers, employees, consultants and directors through the granting of stock-based compensation awards. The Plan permits non-qualified and incentive stock options, restricted stock and other stock-based awards. The maximum number of shares which may be granted under the Plan is 6,000,000. No more than 550,000 shares may be awarded to any individual in any calendar year. We have attempted to structure the Plan so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Section 162(m) of the Internal Revenue Code.

To date, the company has awarded options to purchase a total of 1,190,000 shares under the Plan. The awards have been limited solely to directors, the chief executive officer, the chief financial officer and three consultants. The exercise price of the options granted in each case was determined to be no less than fair market value. The only award during 2008 was an option to purchase 40,000 shares awarded to incoming director Garth A. Vernon.

The Committee has the authority to administer and make awards under the Plan. The Committee (and the Board) is authorized to adopt, amend and rescind rules relating to the administration of the Plan, and to amend, suspend and terminate the Plan.

2008 Compensation for the Chief Executive Officer

The general policies described above for the compensation of the executive officers also apply to the compensation approved by the Board of Directors during 2008 for Mr. McCahill, our President and Chief Executive Officer. During 2008, Mr. McCahill received a base salary of $200,000 and a cash bonus of $100,000. He holds options awarded in 2007 to purchase a total of 150,000 common shares at a price of $2.50 per share. Those options expire on May 31, 2017. Mr. McCahill has an employment agreement with the company. The agreement provides for (i) termination by either party with or without cause, (ii) a bonus or other incentive compensation in an amount to be determined by the Board of Directors, (iii) six months’ severance and benefits in the event of termination without cause, (iv) restrictions on competition and solicitation of employees.

Compliance with Internal Revenue Code Section 162(m)

The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for compensation to an executive officer when the included compensation exceeds $1 million per year. No executive officer of the company exceeded this threshold in 2008, and the Compensation Committee does not anticipate that any executive officer of the company will exceed this threshold during 2009. The Compensation Committee intends periodically to review the potential consequences of Section 162(m) and, depending upon the risk of applicability of this provision to us, may elect to structure the performance-based portion of its executive officer compensation in a manner so as to comply with certain exemptions provided for in Section 162(m). In addition, the Compensation Committee will monitor the applicability of any new legislation that might impact executive compensation.

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This report has been provided by the Compensation Committee.

COMPENSATION COMMITTEE: Martin A. Traber, Chairman Krishna Persaud Garth A. Vernon

EXECUTIVE AND DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation for services rendered in all capacities awarded to, earned by or paid to our “named executive officers,” which for a smaller reporting company means our chief executive officer, our two most highly compensated executive officers who served as executive officers at December 31, 2008 and two additional individuals who would be the most highly compensated individuals had they been serving as executive officers at December 31, 2008. Paresh Patel, our Chairman of the Board, and Sanjay Madhu, our Vice President for Marketing, were not serving as executive officers at December 31, 2008, but were designated as executive officers in February 2009.

Name and Principal Position	Year	Salary	Bonus		Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Francis McCahill, III	2008	$200,000	$123,854	(2)	—	$33,350	—	—	—		$357,204
Chief Executive Officer	2007	$133,333	—		—	$54,268	—	—	$62,500	(3)	$250,101
Richard R. Allen	2008	$140,567	$45,000		—	$4,303	—	—	—		$189,870
Chief Financial Officer	2007	$83,333	—		—	$7,873	—	—	$25,000	(4)	$116,206
Paresh Patel	2008	—	$215,000	(5)	—	$89,521	—	—	$217,000	(6)	$521,521
Executive Chairman	2007	—	—		—	$50,750	—	—	$171,000	(7)	221,750
Sanjay Madhu	2008	$116,000	$20,000		—	$12,228	—	—	$2,000	(8)	$150,228
Vice President Marketing	2007	—	—		—	$7,000	—	—	$6,000	(8)	$13,000
Ronald E. Chapman	2008	—	—		—	—	—	—	$87,500	(10)	$87,500
Chief Operating Officer(9)	2007	$111,654	—		—	—	—	—	$62,500	(10)	$174,154

(1)

These amounts were calculated utilizing the provisions of Statement of Financial Accounting Standard No. 123-R, Share-Based Payment. The assumptions used in calculating these amounts are discussed at Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 13, 2009.

(2)	Includes the fair value of a non cash bonus award to Mr. McCahill in the amount of $8,854.
(3)	In 2007, we paid Mr. McCahill $62,500 for consulting services that Mr. McCahill provided to us prior to our commencement of operations.
(4)	In 2007, we paid Mr. Allen $25,000 for consulting services that Mr. Allen provided to us prior to our commencement of operations.

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(5)	This amount represents directors’ fees earned or paid in cash Mr. Patel. He was awarded this amount individually as a bonus by the Board of Directors.
(6)

This amount represents $209,000 paid to Scorpio Systems, Inc. for consulting services and $23,000 in directors’ fees earned or paid in cash. Scorpio Systems, Inc. is owned and controlled by Mr. Patel. (See “Transactions with Related Parties.”)

(7)

This amount represents $84,000 paid to Scorpio Systems, Inc. for consulting services, $8,000 in directors’ fees earned or paid in cash and $81,000 for 60,000 stock options granted to Mr. Patel as compensation for implementing our in-house policy administration function. Scorpio Systems, Inc. is controlled by Mr. Patel. (See “Transactions with Related Parties.”) The stock options were valued utilizing the provisions of Statement of Financial Accounting Standard No. 123-R, Share-Based Payment. The assumptions used in calculating these amounts are discussed at Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 13, 2009

(8)	This amount represents directors’ fees earned or paid in cash to Mr. Madhu while he was a non-employee director.
(9)	Ronald E. Chapman resigned from his position as Chief Operating Officer on December 19, 2007.
(10)	In 2007, we paid Mr. Chapman $62,500 for consulting services that Mr. Chapman provided to us prior to our commencement of operations. In 2008, we paid him $87,500 as a severance payment.

Employment Agreements

Certain executives’ compensation and other arrangements are set forth in employment agreements. These employment agreements are described below.

Francis X. McCahill, III. On May 1, 2007, we entered into an employment agreement with Mr. Francis X. McCahill, our President and Chief Executive Officer. The agreement continues until Mr. McCahill’s death or disability. Under the terms of the agreement, Mr. McCahill is entitled to a base salary of $200,000. He is also eligible to receive an annual bonus, which may be granted at the sole discretion of the Board of Directors. Mr. McCahill is also entitled to participate in all the pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the other employee officers of our company. The agreement provides that, if we terminate Mr. McCahill’s employment without cause then he will be entitled to severance compensation in the amount of his base salary and his health and welfare benefits for the 6-month period following the date of termination. The agreement provides that if Mr. McCahill’s employment is terminated due to death or disability, he will be entitled to any unpaid base salary owing to him up through and including the date of termination. If we terminate Mr. McCahill’s employment for cause, he will only be entitled to the unpaid base salary owing to him up through and including the date of termination. If Mr. McCahill chooses to terminate his employment, he will only be entitled to the unpaid base salary owing to him up through and including the date of termination. The agreement provides that during the time of his employment and ending two years from the termination of the agreement, he may not solicit our customers and will not engage in or own any business that is competitive with us.

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Richard R. Allen. On May 1, 2007, we entered into an employment agreement with Mr. Richard R. Allen, our Chief Financial Officer. The agreement continues until Mr. Allen’s death or disability. Under the terms of the agreement, Mr. Allen is entitled to a base salary of $125,000. Effective January 1, 2008, Mr. Allen’s base salary was increased to $145,000. He is also eligible to receive an annual bonus, which may be granted at the sole discretion of the Board of Directors. Mr. Allen is also entitled to participate in all the pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the other employee officers of our company. The agreement provides that, if we terminate Mr. Allen’s employment without cause then he will be entitled to severance compensation in the amount of his base salary and his health and welfare benefits for the 6-month period following the date of termination. The agreement provides that if Mr. Allen’s employment is terminated due to death or disability, he will be entitled to any unpaid base salary owing to him up through and including the date of termination. If we terminate Mr. Allen’s employment for cause, he will only be entitled to the unpaid base salary owing to him up through and including the date of termination. If Mr. Allen chooses to terminate his employment, he will only be entitled to the unpaid base salary owing to him up through and including the date of termination. The agreement provides that during the time of his employment and ending two years from the termination of the agreement, he may not solicit customers and will not engage in or own any business that is competitive with us.

Ronald E. Chapman. On May 1, 2007, we entered into an employment agreement with Mr. Ronald E. Chapman, our (now former) Vice President, Secretary and Chief Operating Officer. Under the terms of the agreement, Mr. Chapman was entitled to a base salary of $170,000 and was also eligible to receive an annual bonus, which could be granted at the sole discretion of the Board of Directors. Mr. Chapman was also entitled to participate in all the pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the other employee officers of our company. The agreement provided that if we terminated Mr. Chapman’s employment without cause then he would be entitled to severance compensation in the amount of his base salary and his health and welfare benefits for the 6-month period following the date of termination. If we had terminated Mr. Chapman’s employment for cause, he would only have been entitled to the unpaid base salary owing to him up through and including the date of termination. If Mr. Chapman chose to terminate his employment, he would only have been entitled to the unpaid base salary owing to him up through and including the date of termination.

On December 19, 2007, we entered into a separation agreement and general release with Mr. Chapman. On December 19, 2007, Mr. Chapman tendered his resignation of employment to us, and pursuant to the separation agreement Mr. Chapman released us from any and all claims that he had or may have. Mr. Chapman also resigned from our Board of Directors. Under the terms of the agreement, we paid Mr. Chapman a severance payment equal to $87,500 on January 1, 2008, less taxes and withholding. This severance payment was the sole consideration that Mr. Chapman received. The agreement also provides that vested options terminated as of January 18, 2008. Because Mr. Chapman did not choose to exercise his options within thirty days, his options have terminated. As a result of the agreement and his resignation, Mr. Chapman is no longer eligible to participate in our health insurance plan. Pursuant to the agreement, Mr. Chapman may not solicit our customers or solicit our employees for a period of two years after his resignation.

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Consulting Agreement

We have a consulting agreement with Scorpio Systems, Inc., which is controlled by Paresh Patel, our Executive Chairman. (See “Transactions with Related Parties.”)

Outstanding Equity Awards at Year End 2008

The following table sets forth information regarding outstanding stock option awards held by our named executive officers at December 31, 2008, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option.

Name	Number of Securities Underlying Unexercised Options — Exercisable		Number of Securities Underlying Unexercised Options — Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Francis McCahill, III	50,800	(1)	99,200	—	$2.50	05/31/2017
Richard R. Allen	7,200	(1)	12,800	—	$2.50	05/31/2017
Paresh Patel	60,000	(2)	—	—	$2.50	07/31/2017
Paresh Patel	55,000	(3)	65,000	—	$2.50	05/31/2017
Paresh Patel	10,000	(4)	20,000	—	$2.50	05/31/2017
Sanjay Madhu	10,000	(4)	20,000	—	$2.50	05/31/2017

(1)	Vest annually over a 5 year period which commenced May 30, 2007.
(2)	Became vested and exercisable when the company’s market price reached $7.50 per share.
(3)	Vest monthly in 5,000 share increments commencing June 1, 2007
(4)	Vest annually over a 3 year period which commenced May 30, 2007.

Potential Payments upon Termination or Change-in-Control

Mr. McCahill and Mr. Allen are the only named executive officers due compensation in the event of the termination of employment. The amount of compensation payable to such named executive officers upon voluntary termination, involuntary termination without cause, termination with cause and termination in the event of permanent disability or death of the executive is set forth above under “Employment Agreements.”

Director Compensation

The following table sets forth information with respect to compensation earned by each of our directors (other than named executive officers) during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)(2)	Non-Equity Deferred Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
George Apostolou	$23,000	—	$12,228	—	—	—	$35,228
Krishna Persaud	$23,000	—	$12,228	—	—	—	$35,228
Gregory Politis	$23,000	—	$89,521	—	—	—	$112,521
Martin A. Traber	$23,000	—	$89,521	—	—	—	$112,521
Anthony Saravanos	$23,000	—	$12,228	—	—	—	$35,228
Garth A. Vernon	$21,000	—	$14,465	—	—	—	$35,465

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(1)

These amounts were calculated utilizing the provisions of Statement of Financial Accounting Standard No. 123-R, Share-Based Payment. The assumptions used in calculating these amounts are discussed at Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 13, 2009.

(2)	The aggregate number of stock options outstanding for each director (other than named executive officers) as of December 31, 2008 is as follows.

Options
George Apostolou	30,000
Krishna Persaud	30,000
Gregory Politis	190,000
Martin A. Traber	190,000
Anthony Saravanos	30,000
Garth A. Vernon	40,000

In 2008 directors were entitled to cash directors’ fees of $2,000 per quarter. Each non-employee director at May 30, 2007 was awarded the right to purchase 30,000 shares at $2.50 per share. Those options vest over three years and expire May 31, 2017. Founders, Gregory Politis and Martin A. Traber, each received additional options to purchase 160,000 shares at $2.50 per share. Those options vest monthly in 5,000 share increments commencing June 1, 2007. On August 21, 2008 newly elected director Garth A. Vernon was awarded the right to purchase 40,000 shares at $7.00 per share. His options vest in three equal annual installments.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board of Directors during 2008 were Paresh Patel, Martin A. Traber and Krishna Persaud. Mr. Patel lacked independence because of compensation received by his company, Scorpio Systems, Inc. In April 2009, he resigned from the Committee and was replaced by Garth A. Vernon.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRINCIPAL REGISTERED PUBLIC ACCOUNTING FIRM

Hacker, Johnson & Smith P.A. was our principal registered public accounting firm for 2008 and our Audit Committee has selected Hacker, Johnson & Smith P.A. as our principal registered public accounting firm for 2009. We expect one or more representatives of Hacker, Johnson & Smith P.A. will attend our 2009 Annual Meeting. They will be given an opportunity to address the meeting if they desire to do so and we expect them to be available to respond to appropriate questions.

AUDIT FEES

The following table sets forth aggregate fees billed for the two previous fiscal years by Hacker, Johnson & Smith P.A. for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings

2008	2007
$87,000	$37,000

AUDIT-RELATED FEES

Hacker, Johnson & Smith P.A. did render any audit related services not reported above under “Audit Fees.”

TAX FEES

The following table sets forth aggregate fees billed for the two previous fiscal years by Hacker, Johnson & Smith P.A. for professional services rendered for tax compliance, tax advice and tax planning.

2008	2007
$7,000	$6,000

ALL OTHER FEES

The following table sets forth aggregate fees billed for the two previous fiscal years by Hacker, Johnson & Smith P.A. for professional services rendered not otherwise described above. These fees related primarily the audit of our interim financial statements and for review of our registration statement in connection with our 2008 initial public offering.

2008	2007
$80,000	$—

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PRE-APPROVAL POLICIES

All auditing services and non-auditing services are pre-approved by the Audit Committee. The Audit Committee delegated this authority to the Chairman of the Committee for situations when pre-approval by the full Committee is inconvenient. Any decisions by the Chairman must be disclosed at the next audit committee meeting. Pre-approval of non-audit services must be disclosed in quarterly and annual reports.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 16, 2009 by—

•	each person who is known by us to beneficially own more than 5% of our outstanding common stock,

•	each of our directors and named executive officers, and

•	all directors and named executive officers as a group.

The number and percentage of shares beneficially owned are based on 6,871,252 common shares outstanding as of April 16, 2009. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally require that the individual have voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a individual listed below and the percentage ownership of that individual, shares underlying options, warrants and convertible securities held by each individual that are exercisable or convertible within 60 days of April 16, 2009 are deemed owned and outstanding, but are not deemed outstanding for computing the percentage ownership of any other individual. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all individuals listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is Homeowner’s Choice, Inc., 2340 Drew Street, Suite 200, Clearwater, Florida 33765.

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	Beneficially Owned
Name and Address of Beneficial Owners	Number of Shares	Percent
Francis X. McCahill, III(1)	77,100	1.10%
Paresh Patel(2)	477,581	6.77%
Richard R. Allen(3)	10,400	* %
Sanjay Madhu(4)	107,950	1.56%
George Apostolou(5)	129,500	1.88%
Krishna Persaud(6)	420,000	6.09%
Gregory Politis(7)	345,000	4.91%
Anthony Sarvanos(8)	103,600	1.50%
Martin A. Traber(9)	265,000	3.77%
Garth A. Vernon(10)	60,000	* %
Other executive officers	2,250	* %

All Executive Officers and Directors as a Group (11 individuals)	1,998,381	26.58%

*	Less than 1.0%
(1)

Includes 1,000 shares held by Francis & Karen McCahill and includes 75,600 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days and 500 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days. The warrants are held Francis & Karen McCahill.

(2)

Includes 284,000 shares held by Paresh & Neha Patel and includes 165,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days and 17,581shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days. Of the shares issuable pursuant to warrants 17,131 are issuable to Mr. Patel’s individual retirement account.

(3)	Includes 10,400 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days.
(4)

Includes 80,000 shares held by Universal Finance & Investments, LLC, voting and investment power over which is held by Mr. Madhu, 2,100 shares held in Mr. Madhu’s individual retirement account, 3,000 shares held in the individual retirement account of Stacy Madhu, and 200 shares held by Mr. Madhu’s son and includes 20,000 shares of common stock issuable pursuant to options that are currently exercisable or become exercisable within 60 days and 2,650 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days. Of the

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shares issuable pursuant to warrants, 1,050 shares are issuable to Mr. Madhu’s individual retirement account, 1,500 shares are issuable to the individual retirement account of Stacy Madhu and 100 shares are issuable to Mr. Madhu’s son.

(5)

Includes 105,000 shares held by George & Poppe Apostolou and includes 20,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days and 1,500 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days.

(6)

Includes 320,000 shares held by Windsor Related Holdings LLC, voting and investment power over which is held by Mr. Persaud, and 80,000 shares held by Pershing, LLC FBO Krishna Persaud Roth IRA and 20,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days.

(7)	Includes 200,000 shares held by Gregory & Rena Politis and includes 145,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days.
(8)

Includes 80,000 shares held by HC Investment LLC, voting and investment power over which is held by Mr. Saravanos, 800 shares held by Anthony & Maria Saravanos, 800 shares held by Mr. Saravanos as custodian for his niece, Eliana Tuite, and 800 shares held by Mr. Saravanos as custodian for his nephew, Nolan Tuite, and includes 20,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days and 1,200 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days. Of the shares issuable pursuant to warrants, 400 shares are issuable to Anthony & Maria Saravanos, 400 shares are issuable to Mr. Saravanos as custodian for his niece, Eliana Tuite, and 400 shares are issuable to Mr. Saravanos as custodian for his nephew, Nolan Tuite.

(9)	Includes 145,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days.
(10)	Includes 60,000 shares held by Garth & Monica Vernon. The shares have been pledged as security for a loan.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2010 ANNUAL MEETING

Shareholder proposals intended to be considered for inclusion in next year’s Proxy Statement and form of proxy for presentation at the 2010 Annual Meeting of Shareholders must comply with Securities and Exchange Commission Rule 14a-8. The deadline for submitting such proposals is December 31, 2009, unless the date of the 2010 Annual Meeting is more than 30 days before or after the one year anniversary date of the 2009 Annual Meeting, in which case proposals must be submitted a reasonable time before we print our proxy materials for the 2010 Annual Meeting.

Shareholders wishing to submit proposals for the 2010 Annual Meeting outside the process of Securities and Exchange Commission Rule 14a-8 must comply with the advance notice and other provisions of Article II, Section 10 of our bylaws. To be timely, notice of the proposal must be received by the company by March 15, 2010 (unless the date of the 2010 Annual Meeting is more than 30 days before or after the one year anniversary date of the 2009 Annual Meeting, in which case the notice the notice must be delivered at least 45 days before the company sends its proxy materials to shareholders for the 2010 Annual Meeting)

Address proposals to Homeowners Choice, Inc., Attention: Andrew L. Graham, Secretary of the Corporation, 2340 Drew Street, Suite 200, Clearwater, Florida 33765. The specific requirements for submitting shareholder proposals are set forth in Article II, Section 11 of our bylaws.

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APPENDIX A

FORM OF PROXY

☐

HOMEOWNERS CHOICE, INC.

Proxy for Annual Meeting of Shareholders on May 21, 2009

Solicited on Behalf of the Board of Directors

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned, a shareholder of Homeowners Choice, Inc., hereby appoints Paresh Patel, Francis X. McCahill, III and Andrew L. Graham, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Homeowners Choice, Inc. to be held at the Westin Tampa Bay Airport Hotel, Tampa, Florida at 3:00 P.M., local time, on May 21, 2009, and any adjournments or postponements thereof, and to vote at the Annual Meeting with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the company’s Proxy Statement dated April 24, 2009 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side.

The shares represented by this proxy card will be voted in the manner directed herein only if this proxy card is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR the nominees for director listed on the reverse side, and in the discretion of the proxies for other matters which may properly come before the Annual Meeting. If this proxy card is not dated when received, then the proxies may date it as of the date received.

The undersigned acknowledges receipt of (1) the Homeowners Choice, Inc. 2008 Annual Report to Shareholders and (2) the Homeowners Choice Inc. Notice of Annual Meeting and Proxy Statement dated April 24, 2009 relating to the Annual Meeting. The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

HOMEOWNERS CHOICE, INC.

May 21, 2009

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be Held on May 21, 2009:

This Proxy Statement and the 2008 Annual Report to Shareholders are available at

https://materials.proxyvote.com/43741E.

Please sign, date and mail

your proxy card

in the envelope provided as soon as

possible.

i  Please detach along perforated line and mail in the envelope provided.  i

20200000000000000000 6	052109

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS:

2. OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this proxy card upon such other matters as may properly come before the Annual Meeting

☐	FOR ALL NOMINEES	NOMINEES: O Francis X. McCahill III O Martin A. Traber O Garth A. Vernon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

HOMEOWNERS CHOICE, INC.

May 21, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.	COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21, 2009:

This Proxy Statement and the 2008 Annual Report to Shareholders are available at

https://materials.proxyvote.com/43741E.

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

20200000000000000000 6	052109

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS:

2. OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this proxy card upon such other matters as may properly come before the Annual Meeting

☐	FOR ALL NOMINEES	NOMINEES: O Francis X. McCahill III O Martin A. Traber O Garth A. Vernon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2009

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number

001-34126

Homeowners Choice, Inc.

(Exact name of Registrant as specified in its charter)

Florida	20-5961396
(State of Incorporation)	(IRS Employer Identification No.)

2340 Drew Street, Suite 200

Clearwater, FL 33765

(Address, including zip code of principal executive offices)

(727) 213-3600

(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate number of shares of the Registrant’s Common Stock, no par value, outstanding on May 8, 2009 was 6,870,852.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

PART I – FINANCIAL INFORMATION

ITEM 1 – FINANCIAL STATEMENTS

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	At March 31, 2009	At December 31, 2008
	(Unaudited)
Assets
Cash and cash equivalents	$79,493	81,060
Short-term investments	33,762	27,582
Accrued interest and dividends receivable	64	63
Premiums receivable	29,403	5,021
Note receivable	450	450
Ceded reinsurance balances receivable	—	157
Prepaid reinsurance premiums	5,393	7,122
Deferred policy acquisition costs	9,887	6,292
Property and equipment, net	183	267
Deferred income taxes	2,997	3,563
Other assets	184	412

Total assets	$161,816	131,989

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	18,659	14,763
Unearned premiums	75,285	67,219
Ceded reinsurance balances payable	9,906	6,136
Accrued expenses	5,054	1,535
Income taxes payable	7,986	4,704
Other liabilities	1,141	239

Total liabilities	118,031	94,596

Stockholders’ equity:
Preferred stock (no par value 20,000,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 6,893,607 and 6,892,668 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively)	—	—
Additional paid-in capital	23,891	23,783
Retained earnings	19,894	13,610

Total stockholders’ equity	43,785	37,393

Total liabilities and stockholders’ equity	$161,816	131,989

See accompanying Notes to Condensed Consolidated Financial Statements.

1

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenue

Net premiums earned	$21,330	10,441
Net investment income	358	346
Other	635	119

Total revenue	22,323	10,906

Expenses

Losses and loss adjustment expenses	10,022	2,274
Policy acquisition and other underwriting expenses	1,100	1,612
Other operating expenses	1,064	704

Total expenses	12,186	4,590

Income before income taxes	10,137	6,316

Income taxes	3,853	2,392

Net income	$6,284	3,924

Basic earnings per share	$.91	.76

Diluted earnings per share	$.87	.76

Dividends per share	$—	—

See accompanying Notes to Condensed Consolidated Financial Statements.

2

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$6,284	3,924
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	121	108
Depreciation and amortization	13	—
Loss on disposal of property and equipment	82	—
Deferred income taxes (benefit)	566	(202)
Changes in operating assets and liabilities:
Premiums receivable	(24,382)	(3,102)
Ceded reinsurance balances receivable	157	(349)
Prepaid reinsurance premiums	1,729	—
Accrued interest and dividends receivable	(1)	(40)
Other assets	228	(301)
Ceded reinsurance balances payable	3,770	202
Deferred policy acquisition costs	(3,595)	(1,523)
Losses and loss adjustment expenses	3,896	1,160
Unearned premiums	8,066	9,591
Income taxes payable	3,282	1,316
Accrued expenses and other liabilities	4,421	789

Net cash provided by operating activities	4,637	11,573

Cash flows from investing activities:
Purchase of property and equipment, net	(11)	3
Purchase of short-term investments, net	(6,180)	(8,020)

Net cash used in investing activities	(6,191)	(8,017)

Cash flows from financing activities:
Proceeds from the exercise of common stock options	20	—
Repurchases of common stock	(37)	—
Excess tax benefit from common stock options exercised	4	—

Net cash used in financing activities	(13)	—

Net (decrease) increase in cash and cash equivalents	(1,567)	3,556
Cash and cash equivalents at beginning of period	81,060	15,729

Cash and cash equivalents at end of period	$79,493	19,285

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	1,278

Cash paid for interest	$—	—

See accompanying Notes to Condensed Consolidated Financial Statements.

3

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders’ Equity

Three Months Ended March 31, 2009

(Dollars in thousands)

	Common stock		Additional Paid-In Capital	Retained Earnings
	Shares	Amount			Total
Balance at December 31, 2008	6,892,668	$—	23,783	13,610	37,393
Net income	—	—	—	6,284	6,284
Excess tax benefit from stock options exercised	—	—	4	—	4
Repurchases and retirement of common stock	(7,061)	—	(37)	—	(37)
Exercise of stock options	8,000	—	20	—	20
Stock-based compensation	—	—	121	—	121

Balance at March 31, 2009	6,893,607	$—	23,891	19,894	43,785

See accompanying Notes to Condensed Consolidated Financial Statements.

4

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1 – Basis of Presentation

The accompanying unaudited, condensed consolidated financial statements for Homeowners Choice, Inc. and its subsidiaries (collectively, the “Company”), which consist of Homeowners Choice Property & Casualty Insurance Company, Inc. (“HCPC”), Homeowners Choice Managers, Inc., Southern Administration, Inc., and Claddaugh Casualty Insurance Company, Ltd. (“Claddaugh”), have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and the Securities and Exchange Commission (“SEC”) rules for interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. However, in the opinion of management, the accompanying financial statements reflect all normal recurring adjustments necessary to present fairly the Company’s financial position as of March 31, 2009 and the results of operations and cash flows for the periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results of operations to be expected for any subsequent interim period or for the fiscal year ending December 31, 2009. The accompanying unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2008 included in the Company’s Form 10-K, which was filed with the SEC on March 13, 2009.

In preparing the interim unaudited condensed consolidated financial statements, management was required to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the financial reporting date and throughout the periods being reported upon. Certain of the estimates result from judgments that can be subjective and complex and consequently actual results may differ from these estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of loss and loss adjustment expense reserves, reinsurance balances payable, the recoverability of deferred policy acquisition costs, the determination of federal income taxes, and the net realizable value of reinsurance recoverables. Although considerable variability is inherent in these estimates, management believes that the amounts provided are reasonable. These estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

All significant intercompany balances and transactions have been eliminated.

(continued)

5

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 2 – Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and early implementation is not permitted. SFAS 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Acquisition related costs including finder’s fees, advisory, legal, accounting valuation and other professional and consulting fees are required to be expensed as incurred. The impact of adoption had no effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No.160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 requires the Company to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited. The impact of adoption had no effect on the Company’s consolidated financial statements.

In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”). FSP FAS 157-2 delays the effective date of FAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008. The impact of adoption had no effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about a) how and why an entity uses derivative instruments, b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Companies are required to adopt SFAS 161 for fiscal years beginning after November 15, 2008. The impact of adoption had no effect on the Company’s consolidated financial statements.

(continued)

6

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(unaudited)

Note 2 – Recent Accounting Pronouncements, continued

In May 2008, the FASB issued FASB Statement No. 163 (“SFAS 163”), “Accounting for Financial Guarantee Insurance Contracts,” an interpretation of SFAS Statement No. 60. SFAS 163 requires that an insurance enterprise recognizes a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. SFAS 163 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The impact of adoption had no effect on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States (the GAAP hierarchy). The FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and issued SFAS 162 to achieve that result. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” Management does not anticipate the pending adoption will have a material effect on the Company’s consolidated financial condition or results of operations.

In December 2008, the FASB issued SFAS No. 140-4 and FASB Interpretation No. 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities (SFAS 140-4 and FIN 46(R)-8).” SFAS 140-4 and FIN 46(R)-8 requires public entities to provide additional disclosures about transfers of financial assets and their involvement with variable interest entities. SFAS 140-4 and FIN 46(R)-8 is effective for financial statements issued for any reporting period ending after December 15, 2008. The impact of adoption had no effect on the Company’s consolidated financial statements.

(continued)

7

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(unaudited)

Note 3 – Reinsurance

The Company cedes a portion of its homeowners insurance exposure to other entities under catastrophe excess of loss reinsurance treaties. The Company remains liable with respect to claims payments in the event that any of the reinsurers are unable to meet their obligations under the reinsurance agreements. Thus, the Company continually monitors the financial condition of its reinsurers and periodically confirms the credit rating of its reinsurers by inquiry of and discussion with its reinsurance brokers.

The impact of the catastrophe excess of loss reinsurance treaties on premiums written and earned is as follows (dollars in thousands):

	Three Months Ended March 31,
	2009	2008
Premiums Written
Direct	$41,157	8,629
Assumed	(2,754)	12,924

Gross written	38,403	21,553
Ceded	(9,007)	(1,521)

Net premiums written	29,396	20,032

Premiums Earned
Direct	$9,573	1,141
Assumed	20,764	10,821

Gross earned	30,337	11,962
Ceded	(9,007)	(1,521)

Net premiums earned	$21,330	10,441

During the three months ended March 31, 2009 and 2008, there were no recoveries pertaining to reinsurance contracts that were deducted from losses incurred. At March 31, 2009, prepaid reinsurance premiums related to excess catastrophe reinsurance treaties. At March 31, 2009, there were no amounts receivable with respect to reinsurers. Thus, there were no concentrations of credit risk associated with reinsurance receivables and prepaid reinsurance premiums as of March 31, 2009.

(continued)

8

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(unaudited)

Note 4 – Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses (“LAE”) is determined on an individual case basis for all claims reported. The liability also includes amounts for unallocated expenses, anticipated future claim development and losses incurred, but not reported.

Activity in the liability for unpaid losses and LAE is summarized as follows (dollars in thousands):

	Three Months Ended March 31,
	2009	2008
Balance, beginning of period	$14,894	$1,688
Less reinsurance recoverables	(131)	—

Net balance – beginning of period	14,763	1,688

Incurred related to:
Current period	10,368	2,821
Prior period	(346)	(547)

Total incurred	10,022	2,274

Paid related to:
Current period	(2,279)	(556)
Prior period	(3,847)	(558)

Total paid	(6,126)	(1,114)

Balance, end of period	$18,659	2,848

The Company writes insurance in the State of Florida, which could be exposed to hurricanes or other natural catastrophes. Although the occurrence of a major catastrophe could have a significant effect on our monthly or quarterly results of operations, the Company believes that such an event would not be so material as to disrupt the overall normal operations of the Company. However, the Company is unable to predict the frequency or severity of any such events that may occur in the near term or thereafter.

Note 5 – Income Taxes

During the three months ended March 31, 2009 and 2008, the Company recorded approximately $3.9 million and $2.4 million of income tax expense, respectively, which resulted in estimated annual effective tax rates of approximately 38.0% for 2009 and 37.9% for 2008. The Company’s estimated annual effective tax rate differs from the statutory federal income tax rate due to state income taxes, stock-based compensation and other nondeductible items.

(continued)

9

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 6 – Earnings Per Share

Basic earnings per share is computed on the basis of the weighted-average number of common shares outstanding. Diluted earnings per share is computed based on the weighted-average number of shares outstanding and reflects the assumed exercise or conversion of dilutive securities, such as stock options and warrants, computed using the treasury stock method. A summary of the numerator and denominator of the basic and fully diluted earnings per share is presented below (dollars and shares in thousands, except per share amounts):

	Three Months Ended March 31,
	2009	2008
Numerator -
Net earnings	$6,284	3,924

Denominator:
Weighted average shares - basic	6,894	5,182
Effect of dilutive securities:
Stock options	361	—
Shares issuable upon conversion of warrants	—	—

Weighted average shares - diluted	7,255	5,182

Earnings per share–basic	$.91	.76

Earnings per share–diluted	$.87	.76

For the three months ended March 31, 2009, there were 40,000 options and 1,771,668 warrants to purchase an aggregate of 978,334 shares of common stock excluded from the computation of diluted earnings per share because the exercise price of $7.00 specific to the options and $9.10 specific to the warrants exceeded the average market price of the Company’s common stock.

Note 7 – Stockholders’ Equity

Reverse Common Stock Split

On May 29, 2008, the Company effected a 1 for 2.50 reverse split of its issued and outstanding common stock. The accompanying consolidated financial statements, notes and other references to share and per share data have been retroactively restated to reflect the reverse stock split for all periods presented.

(continued)

10

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 7 – Stockholders’ Equity, continued

Common Stock

On July 24, 2008, the Company completed the sale of 1,666,668 units consisting of one share of the Company’s common stock and one warrant. Two warrants may be exercised to acquire one share of common stock at an exercise price equal to $9.10 per share on or before July 30, 2013. In addition, the Company’s placement agents with respect to the offering received an aggregate of 166,666 warrants to purchase 166,666 shares of common stock at an exercise price of $9.10 per share. These placement agent warrants are exercisable beginning on January 27, 2009 through their expiration date of July 30, 2013. In December 2008, a total of 61,666 of the placement agent warrants were forfeited. Thus, the Company has reserved 938,334 shares of common stock for issuance upon exercise of the warrants. At any time after January 30, 2009 and before the expiration of the warrants, the Company at its option may cancel the warrants in whole or in part, provided that the closing price per share of the Company’s common stock has exceeded $11.38 for at least ten trading days within any period of twenty consecutive trading days, including the last trading day of the period. The placement agents also have the option to effect a cashless exercise in which the warrants would be exchanged for the number of shares which is equal to the intrinsic value of the warrant divided by the current value of the underlying shares.

Effective March 18, 2009, the Company’s Board of Directors authorized a plan to repurchase up to $3.0 million (inclusive of commissions) of the Company’s common shares. The repurchase plan permits the Company to repurchase shares from time to time through March 19, 2010. The shares may be purchased for cash in open market purchases, block transactions and privately negotiated transactions in accordance with applicable federal securities laws. The share repurchase plan may be modified, suspended, terminated or extended by the Company any time without prior notice. During the quarter ended March 31, 2009, the Company repurchased and retired a total of 7,061 shares at an average price of $5.19 per share and a total cost, inclusive of fees and commissions, of $37,000, or $5.24 per share, under this authorized repurchase program. At March 31, 2009, a total of $2,963,000 is available in connection with this plan.

(continued)

11

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 8 – Stock-Based Compensation

Stock Option Plan

The Company accounts for stock-based compensation under the fair value recognition provisions of SFAS No. 123-R, “Share-Based Payment.”

The Company’s 2007 Stock Option and Incentive Plan (the “Plan”) provides for granting of stock options to employees, directors, consultants, and advisors of the Company. Under the Plan, options may be granted to purchase a total of 6,000,000 shares of the Company’s common stock. At March 31, 2009, options to purchase 4,810,000 shares are available for grant under the Plan. The options vest over periods ranging from immediately vested to five years and are exercisable over the contractual term of ten years.

A summary of the activity in the Company’s stock option plan is as follows (dollars in thousands, except per share amounts):

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2008	1,146,000	$2.66
Exercised	(8,000)	2.50

Outstanding at March 31, 2009	1,138,000	$2.66	8.2 years	$3,063

Exercisable at March 31, 2009	626,000	$2.50	8.2 years	$1,747

No options were granted during the three months ended March 31, 2009 and 2008.

At March 31, 2009, there was approximately $548,000 of total unrecognized compensation expense related to nonvested stock-based compensation arrangements granted under the plan, which the Company expects to recognize over a weighted-average period of eighteen (18) months. The total fair value of shares vesting and recognized as compensation expense was approximately $121,000 and $108,000, respectively, for the three months ended March 31, 2009 and 2008 and the associated income tax benefit recognized was $43,000 and $37,000 respectively. The total intrinsic value of options exercised during the quarter ended March 31, 2009 was $22,000 and the income tax benefit recognized was $4,000.

(continued)

12

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 9 – Deferred policy acquisition costs

Deferred policy acquisition costs incurred and amortized are as follows (dollars in thousands):

	Three Months Ended March 31,
	2009	2008
Balance, beginning of period	$6,292	$3,163
Costs deferred during the period	6,358	3,435
Amortization charged to expense	(2,763)	(1,912)

Balance, end of period	$9,887	4,686

13

Report by Independent Registered Public Accounting Firm

Hacker, Johnson & Smith, PA, the Company’s independent registered public accounting firm, has made a limited review of the financial data as of March 31, 2009, and for the three month periods ended March 31, 2009 and 2008 presented in this document, in accordance with standards established by the Public Company Accounting Oversight Board.

Their report furnished pursuant to Article 8-03 of Regulation S-X is included herein.

14

Report of Independent Registered Public Accounting Firm

Homeowners Choice, Inc.

Clearwater, Florida:

We have reviewed the accompanying condensed consolidated balance sheet of Homeowners Choice, Inc. and Subsidiaries (the “Company”) as of March 31, 2009, and the related condensed consolidated statements of earnings and cash flows for the three-month periods ended March 31, 2009 and 2008, and the condensed consolidated statement of stockholders’ equity for the three month period ended March 31, 2009. These interim condensed financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the consolidated balance sheet as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 10, 2009, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 2009, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

May 7, 2009

15

ITEM 2 – MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our condensed consolidated financial statements and related notes and information included under this Item 2 and elsewhere in this quarterly report on Form 10-Q and in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2009. Unless the context requires otherwise, as used in this Form 10-Q, the terms “HCI,” “we,” “us,” “our,” “the Company,” “our company,” and similar references refer to Homeowners Choice, Inc. and its subsidiaries.

Forward-Looking Statements

In addition to historical information, this quarterly report contains forward-looking statements as defined under federal securities laws. Such statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. Typically, forward-looking statements can be identified by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include but are not limited to the effect of governmental regulation; changes in insurance regulations; the frequency and extent of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; restrictions on our ability to change premium rates; increased rate pressure on premiums; changing rates of inflation; and other risks and uncertainties detailed herein and from time to time in our SEC reports.

OVERVIEW

General

Homeowners Choice, Inc. is a property and casualty insurance holding company incorporated in Florida in 2006. Through our subsidiaries, we provide property and casualty homeowners’ insurance, condominium-owners’ insurance, and tenants’ insurance to individuals owning property in Florida. We offer these insurance products at competitive rates, while pursuing profitability using selective underwriting criteria. Our principal revenues are premiums and investment income. Our principal expenses are claims from policyholders and policy acquisition and other underwriting expenses. As of March 31, 2009, we had total assets of $161.8 million and stockholders’ equity of $43.8 million. Our net income was approximately $6.3 million, or $.87 per diluted share, for the three months ended March 31, 2009. Our book value per share increased to $6.35 as of March 31, 2009 compared to $5.43 as of December 31, 2008.

We began operations in June of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. The take-out program is a legislatively mandated program designed to reduce the state risk exposure by encouraging private companies to assume policies from Citizens. Since inception, we have assumed approximately 88,000 property and casualty insurance policies

16

from Citizens, of which approximately 64,000 remain in force at May 14, 2009. These policies were assumed in six separate assumption transactions which took place in July 2007, November 2007, February 2008, June 2008, October 2008, and December 2008 and account for substantially all of our premium revenue since inception. From our inception through March 31, 2009, Citizens retained 6% of the written premium for the policies that we assumed, which is included in our policy acquisition costs. Our existing policies represent approximately $120 million in annualized premiums.

Citizens requires us to offer renewals on the policies we acquire for a period of three years subsequent to the initial expiration of the assumed policies. We are required to offer these renewals at rates that are equivalent to or less than rates charged by Citizens. The policyholders have the option to renew with us or they may ask their agent to place their coverage with another insurance company. They may also elect to return to Citizens prior to the policy renewal date. We strive to retain these policies by offering competitive rates to our policyholders, which may be below the rates we initially charged in our take-out program as Citizens does not receive any portion of the renewal premium and, additionally, we expect our internal costs to renew the policy to be less than the original acquisition costs.

We face various challenges to implementing our operating and growth strategies. Since we write policies that cover Florida homeowners, condominium owners, and tenants, we cover losses that may arise from, among other things, catastrophes, which could have a significant effect on our business, results of operations, and financial condition. Even without catastrophic events, we may incur losses and loss adjustment expenses that deviate substantially from our estimates and that may exceed our reserves, in which case our net income and capital would decrease. Our operating and growth strategies may also be impacted by regulation and supervision of our business by the State of Florida, which must approve our policy forms and premium rates as well as monitor our insurance subsidiary’s ability to meet all requirements for regulatory compliance. Additionally, we compete with large, well-established insurance companies as well as other specialty insurers that, in most cases, possess greater financial resources, larger agency networks, and greater name recognition than we do.

17

RESULTS OF OPERATIONS

The following table summarizes our results of operations for the three months ended March 31, 2009 and 2008 (dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2009	2008
Operating Revenue
Net premiums earned	$21,330	10,441
Net investment income	358	346
Other Income	635	119

Total operating revenue	22,323	10,906

Operating Expenses
Losses and loss adjustment expenses	10,022	2,274
Policy acquisition and other underwriting expenses	1,100	1,612
Other operating expenses	1,064	704

Total operating expenses	12,186	4,590

Income before income taxes	10,137	6,316
Income taxes	3,853	2,392

Net income	$6,284	3,924

Loss Ratio	46.99%	21.78%
Expense Ratio	10.14%	22.18%

Combined Ratio	57.13%	43.96%

Per Share Data:
Basic earnings per share	$.91	$.76

Diluted earnings per share	$.87	$.76

Comparison of the Three Months Ended March 31, 2009 to the Three Months Ended March 31, 2008

Our results of operations for the three months ended March 31, 2009 reflect net income of $6,284,000, or $.87 earnings per diluted share, compared to net income of $3,924,000, or $.76 per diluted share, for the three months ended March 31, 2008. Our insurance operations began in July 2007. Thus, our 2008 results of operations include only the three assumption transactions whereas our results of operations for the three months ended March 31, 2009 reflect the results of six assumption transactions.

Revenue

Net Premiums Earned of $21.3 million for the three months ended March 31, 2009 reflect the revenue from policies assumed from Citizens in connection with six separate assumption transactions, and the revenue on the renewal of these policies, reduced by the appropriate reinsurance costs. In comparison, net premiums earned of $10.4 million for the three months ended March 31, 2008 reflect only those revenues from policies assumed from Citizens in three assumption transactions, reduced by the appropriate reinsurance costs. Net Premiums Written during the three months ended March 31, 2009 and 2008 totaled $29.4 million and $20.0 million, respectively.

18

Net Premiums Written is a non-GAAP financial measure representing the premiums charged on policies issued during a fiscal period less any applicable reinsurance costs. Net Premiums Written is a statutory measure designed to determine production levels. Net Premiums Earned is the most directly comparable GAAP measure and represents the portion of Net Premiums Written that is recognized as revenue in the financial statements for the year.

The following is a reconciliation of our total Net Premiums Written to Net Premiums Earned for the three months ended March 31, 2009 and 2008 (dollars in thousands):

	Three Months Ended March 31,
	2009	2008
Net Premiums Written	$29,396	20,032
Increase in Unearned Premiums	(8,066)	(9,591)

Net Premiums Earned	$21,330	10,441

Net Investment Income for the three months ended March 31, 2009 and 2008 of $358,000 and $346,000, respectively, is specific to our investment in certificates of deposit and money market accounts. Such investments and the related investment income have increased primarily as the result of incremental premiums we have collected and invested following each assumption transaction. However, the increase in our investment income in 2009 was offset by a decline in short-term interest rates.

Other Income for the three months ended March 31, 2009 and 2008 of $635,000 and $119,000, respectively, primarily reflects the policy fee income we earn with respect to our issuance of renewal policies.

Expenses

Losses and Loss Adjustment Expenses for the three months ended March 31, 2009 and 2008 of $10.0 million and $2.3 million, respectively, reflects the impact of incurred claims, case reserve strengthening, and development of incurred but not reported losses. The increase in 2009 is primarily attributable to an increase in actual claims incurred and, as a result, we have also strengthened our case reserves and reserves for incurred but not reported losses in 2009 as compared to 2008. The increase in claims and related reserves is reflective of our increased policies in force and insured exposures. Our policy volume has grown from approximately 23,000 as of March 31, 2008 to approximately 64,000 policies as of March 31, 2009.

Policy Acquisition and Other Underwriting Expenses for the three months ended March 31, 2009 and 2008 of $1.1 million and $1.6 million, respectively, primarily reflect the amortization of deferred acquisition costs, commissions payable to agents for production of policies, and premium taxes and policy fees. The decrease in 2009 is primarily attributable to a decrease in the commission rate specific to policies assumed from Citizens. The rate applicable to the quarter ended March 31, 2008 was 16% compared to 6% applicable to the quarter ended March 31, 2009. This decrease in assumed commissions was offset in part by increases in our commissions specific to renewal business as such renewal commission rates are generally between 8.5% and 10.0%. We have renewed significantly more policies in 2009 than in 2008. In addition, we experienced increases in our premium taxes and other underwriting expenses in 2009, which are directly attributable to the increase in renewal policy volume.

19

Other Operating Expenses for the three months ended March 31, 2009 and 2008 were $1,064,000 and $704,000, respectively. Such expenses include administrative compensation and related benefits, corporate insurance, professional fees, office lease and related expenses, information system expense, and other general and administrative costs. The increase is primarily attributable to increases in 2009 for professional services fees, administrative compensation and related benefits, and net other operating expenses of $108,000, $105,000 and 147,000, respectively. The increase attributable to compensation and related benefits relates primarily to new employees hired to manage the increase in our policy volume. As of March 31, 2009, we have 36 employees compared to 14 employees as of March 31, 2008.

Income Taxes for the three months ended March 31, 2009 and 2008 were $3,853,000 and $2,392,000, respectively, for state and federal income taxes resulting in an effective tax rate of 38.0% for 2009 and 37.9% for 2008.

Ratios:

The loss ratio (GAAP basis) applicable to the three months ended March 31, 2009 (loss and loss adjustment expenses related to premiums earned) was 46.99% compared to 21.78% for the three months ended March 31, 2008. The increase in 2009 is primarily attributable to an increase in actual claims incurred and, as a result, we have also strengthened our case reserves and reserves for incurred but not reported losses in 2009 as compared to 2008. The increase in claims and related reserves is reflective of our increased policies in force and insured exposures. Our policy volume has grown from approximately 23,000 as of March 31, 2008 to approximately 64,000 policies as of March 31, 2009.

The expense ratio (GAAP basis) applicable to the three months ended March 31, 2009 (policy acquisition and other underwriting expenses related to premiums earned plus compensation, employee benefits, and other operating expenses) was 10.14% compared to 22.18% for the three months ended March 31, 2008. A portion of our administrative expenses are fixed and do not fluctuate significantly as our revenue increases. Thus, we have experienced an improvement in our expense ratio primarily as a result of our revenue growth over the past year.

The combined loss and expense ratio (GAAP basis) is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined ratio under 100.00% generally reflects profitable underwriting results. A combined ratio over 100.00% generally reflects unprofitable underwriting results. Our combined ratio for the three months ended March 31, 2009 was 57.13% compared to 43.96% for the three months ended March 31, 2008.

Seasonality of Our Business

We expect to experience increases in our losses and loss adjustment expenses during the period from June 1 through November 30 each year as this period is typically the period during which hurricanes and other tropical storms occur. As a result of such seasonal variations in our reported losses, we anticipate our operating profits during the period from June 1 through November 30 each year will be negatively impacted by an increase in losses and loss adjustment expenses. Conversely, we expect more favorable operating results during the period from December 1 through May 31 each year.

20

LIQUIDITY AND CAPITAL RESOURCES

Since inception, our liquidity requirements have been met through issuance of our common stock and funds from operations. We expect our future liquidity requirements will be met by funds from operations, primarily the cash received by our insurance subsidiary from premiums earned and investment income.

Our insurance subsidiary requires liquidity and adequate capital to meet ongoing obligations to policyholders and claimants and to fund operating expenses. In addition, we attempt to maintain adequate levels of liquidity and surplus to manage any differences between the duration of our liabilities and invested assets. In the insurance industry, cash collected for premiums from policies written is invested, interest and dividends are earned thereon, and loss and settlement expenses are paid out over a period of years. This period of time varies by the circumstances surrounding each claim. A substantial portion of our losses and loss expenses are fully settled and paid within 90 days of the claim receipt date. Additional cash outflow occurs through payments of underwriting costs such as commissions, taxes, payroll, and general overhead expenses.

We believe that we maintain sufficient liquidity to pay our insurance subsidiary’s claims and expenses, as well as satisfy commitments in the event of unforeseen events such as reinsurer insolvencies, inadequate premium rates, or reserve deficiencies. We maintain a comprehensive reinsurance program at levels management considers adequate to diversify risk and safeguard our financial position.

In the future, we anticipate our primary use of funds will be to pay claims and operating expenses. In addition, as of March 31, 2009, a maximum of $2,963,000 may yet be committed over the next eleven months under our previously announced share repurchase plan.

Cash Flows

Our cash flows from operating, investing and financing activities for the three months ended March 31, 2009 and 2008 are summarized below.

Cash Flows for the Three Months ended March 31, 2009

Net cash provided by operating activities for the three months ended was approximately $4.6 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities of $6.2 million was primarily the result of our purchase of short-term investments. Net cash used in financing activities totaled $13,000.

Cash Flows for the Three Months ended March 31, 2008

Net cash provided by operating activities for the three months ended March 31, 2008 was approximately $11.6 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities of $8.0 million was primarily the result of our purchase of short-term investments. We had no financing activities during the three months ended March 31, 2008.

21

Investments

We have tailored our investment policy in an effort to minimize risk in the current financial market. Therefore, we currently invest our excess cash primarily in money market accounts and in certificates of deposit (i.e., CDs) that mature in no more than thirteen months. With the exception of large national banks, it is our current policy not to deposit more than an aggregate of $5.5 million in any one bank at any time. In the future, we may alter our investment policy to include investments such as federal, state and municipal obligations, corporate bonds, preferred and common equity securities and real estate mortgages, as permitted by applicable law, including insurance regulations.

OFF-BALANCE SHEET ARRANGEMENTS

As of December 31, 2008, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

CONTRACTUAL OBLIGATIONS

As a smaller reporting company as defined by Rule 229.10(f)(1) of the Exchange Act, we are not required to provide the information under this item.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments to develop amounts reflected and disclosed in our financial statements. Material estimates that are particularly susceptible to significant change in the near term are related to our losses and loss adjustment expenses, which include amounts estimated for claims incurred but not yet reported. We base our estimates on various assumptions and actuarial data that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates.

We believe our accounting policies specific to premium revenue recognition, losses and loss adjustment expenses, reinsurance, deferred policy acquisition costs, deferred tax assets and liabilities, and stock-based compensation expense involve our most significant judgments and estimates material to our consolidated financial statements. These accounting estimates and related risks that we consider to be our critical accounting estimates are more fully described in our Annual Report on Form 10-K, which we filed with the SEC on March 13, 2009. For the three months ended March 31, 2009, there have been no material changes with respect to any of our critical accounting policies.

RECENT ACCOUNTING PRONOUNCEMENTS

For information with respect to recent accounting pronouncements and the impact of these pronouncements on our consolidated financial statements, see Note 2 to our Notes to Condensed Consolidated Financial Statements.

22

ITEM 3 – QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

There have been no material changes from the market risks we previously disclosed in the section entitled “Quantitative and Qualitative Disclosures About Market Risk” in our Form 10-K, which was filed with the Securities and Exchange Commission on March 13, 2009.

ITEM 4 – CONTROLS AND PROCEDURES

Under the supervision and with the participation of our Chief Executive Officer (our principal executive officer) and Chief Financial Officer (our principal financial officer), we have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report, and, based on this evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that these disclosure controls and procedures are effective.

There have been no changes in our internal controls over financial reporting during the quarter ended March 31, 2009 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

PART II – OTHER INFORMATION

ITEM 1 – LEGAL PROCEEDINGS

We may be party to claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position or liquidity.

ITEM 1a – RISK FACTORS

There have been no material changes from the risk factors previously disclosed in the section entitled “Risk Factors” in our Form 10-K, which was filed with the Securities and Exchange Commission on March 13, 2009.

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ITEM 2 – UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

(a) Sales of Unregistered Securities

None.

(b) Use of Proceeds

None.

(c) Repurchases of Securities

Effective March 18, 2009, our Board of Directors authorized a plan to repurchase up to $3.0 million (inclusive of commissions) of the Company’s common shares. The repurchase plan permits the Company to repurchase shares from time to time through March 19, 2010. The shares may be purchased for cash in open market purchases, block transactions and privately negotiated transactions in accordance with applicable federal securities laws. The share repurchase plan may be modified, suspended, terminated or extended by the Company any time without prior notice. During the quarter ended March 31, 2009, the Company repurchased and retired a total of 7,061 shares at an average price of $5.19 per share and a total cost, inclusive of fees and commissions, of $37,000, or $5.24 per share, under this authorized repurchase program. The following table provides information with respect to shares repurchased during the quarter ended March 31, 2009:

	(a) Total Number Of Shares Repurchased*	(b) Average Price Paid Per Share	(c) Total Number of Shares Purchased as Part of Publicly Announced Plan or Program	(d) Maximum Number (or Approximate Dollar Value) of Shares that May Yet be Purchased
Period
January 1-31, 2009	—	—	—	—
February 1-28, 2009	—	—	—	—
March 1-31, 2009	7,061	$5.19	7,061	$2,963,000

Total	7,061	$5.19	7,061

*	All transactions during the quarter ended March 31, 2009 were open-market purchases.

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Working Capital Restrictions and Other Limitations on Payment of Dividends

We are not subject to working capital restrictions or other limitations on the payment of dividends. Our insurance subsidiary, however, is subject to restrictions on the dividends it may pay to our parent corporation, Homeowners Choice, Inc. Those restrictions could impact our ability to pay dividends if our Board of Directors determines to do so.

Under Florida law, a domestic insurer such as our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., may not pay any dividend or distribute cash or other property to its stockholders except out of that part of its available and accumulated capital and surplus funds which is derived from realized net operating profits on its business and net realized capital gains. For a three-year period beginning March 30, 2007, our insurance subsidiary, as a newly licensed Florida insurer, is precluded from paying dividends unless approved in advance by the Florida Office of Insurance Regulation. Additionally, Florida statutes preclude our insurance subsidiary from making dividend payments or distributions to stockholders without prior approval of the Florida Office of Insurance Regulation if the dividend or distribution would exceed the larger of (1) the lesser of (a) 10.0% of its capital surplus or (b) net income, not including realized capital gains, plus a two year carry forward, (2) 10.0% of capital surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (3) the lesser of (a) 10.0% of capital surplus or (b) net investment income plus a three year carry forward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains.

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ITEM 6 – EXHIBITS

The following documents are filed as part of this report:

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation, with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

3.2	Bylaws with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

4.1	Form of Common Stock Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.2	Warrant Agreement dated July 30, 2008 between Homeowners Choice, Inc. and American Stock Transfer & Trust Company. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.3	Form of Warrant Certificate. Incorporated by reference to the correspondingly numbered exhibit Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.4	Warrant Agreement dated July 30, 2008 between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.5	Form of Warrant Certificate issued to Anderson & Strudwick. Incorporated. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

26

4.6	Form of Unit Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.7	Warrant Agreement dated July 30, 2008, between Homeowners Choice, Inc. and GunnAllen Financial, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.8	Letter Agreement dated August 1, 2008 among Homeowners Choice, Inc., Anderson & Strudwick, Incorporated and GunnAllen Financial, Inc., whereby we waive certain cancellation rights under warrants issued to the other parties. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.9	See Exhibits 3.1 and 3.2 of this report for provisions of the Articles of Incorporation, as amended, and our Bylaws, as amended, defining certain rights of security holders. See also Exhibits 10.6, 10.7 and 10.21 defining certain rights of the recipients of stock options and other equity-based awards.

10.1	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Francis X. McCahill, III. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.2	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Richard R. Allen. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.5	Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended. See amendment to Consulting Agreement at Exhibit 10.12.

10.6	Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

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10.7	Form of Incentive Stock Option Agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.8	ISO Master Agreement dated November 1, 2007 between Insurance Services Office, Inc. and Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.9	Software License Agreement executed April 8, 2008 with an effective date of November 1, 2007 by and between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.10	Assumption Agreement dated June 19, 2007 by and between Homeowners Choice Property & Casualty Insurance Company, Inc. and Citizens Property Insurance Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.11	Service Contract for Homeowners Claims Handling dated May 30, 2007, but effective July 1, 2007, by and between Homeowners Choice Managers, Inc. and Johns Eastern Company, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.12	Amendment dated August 21, 2008 to Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to Exhibit 10.12 to Form 8-K filed August 21, 2008.

10.13	Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

28

10.14	Reinstatement Premium Protection Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.15	Multi-Year Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.17	Assignment of Lease dated July 31, 2007 by Cypress Underwriters, Inc. to Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.18	Lease Agreement dated April 8, 2008 between 2340 Drew St, LLC and Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.19	Voting Agreement among Homeowners Choice, Inc. and certain shareholders, including an amendment terminating the agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.21	Form of Non-Qualified Stock Option Agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.22	Excess Per Risk Reinsurance Contract effective December 1, 2008 issued to Homeowners Choice Property & Casualty Insurance Company by Subscribing Reinsurers.

10.23	Excess Catastrophe Reinsurance Contract effective October 14, 2008 issued to Homeowners Choice Property & Casualty Insurance Company by Subscribing Reinsurers.

10.24	Addendum No. 1 to Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers.

29

31.1	Certification of the Chief Executive Officer

31.2	Certification of the Chief Financial Officer

32.1	Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.ss.1350

32.2	Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.ss.1350

30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Company.

HOMEOWNERS CHOICE, INC.

May 14, 2009	By	/s/ Francis X. McCahill III
Francis X. McCahill III
President and Chief Executive Officer
(Principal Executive Officer)

May 14, 2009	By	/s/ Richard R. Allen
Richard R. Allen
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

31

Exhibit 10.22

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

08\H3O1013

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

Reinsurers	Participations
Farm Bureau Mutual Insurance Company of Michigan	2.5%
Hannover Rueckversicherungs-Aktiengesellschaft	20.0
QBE Reinsurance Corporation	15.0
Validus Reinsurance, Ltd.	20.0

Through Benfield Limited (Placement Only)
Amlin Bermuda Limited	20.0

Through Benfield Limited
Lloyd’s Underwriters Per Signing Page(s)	22.5

Total	100.0%

08IL\H3O1013

Interests and Liabilities Agreement

of

Farm Bureau Mutual Insurance Company of Michigan

Lansing, Michigan

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 2.5% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Lansing, Michigan, this          day of                                          in the year         .

Farm Bureau Mutual Insurance Company of Michigan

08IL\H3O1013

Interests and Liabilities Agreement

of

Hannover Rueckversicherungs-Aktiengesellschaft

Hannover, Germany

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hannover, Germany, this          day of                                          in the year         .

Hannover Rueckversicherungs-Aktiengesellschaft

08IL\H3O1013

Interests and Liabilities Agreement

of

QBE Reinsurance Corporation

Philadelphia, Pennsylvania

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 15.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

New York, New York, this          day of                                          in the year         .

QBE Reinsurance Corporation

08IL\H3O1013

Interests and Liabilities Agreement

of

Validus Reinsurance, Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this          day of                                          in the year         .

Validus Reinsurance, Ltd.

08IL\H3O1013

Interests and Liabilities Agreement

of

Amlin Bermuda Limited

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this          day of                                          in the year         .

Amlin Bermuda Limited

08IL\H3O1013

Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

shown in the Signing Page(s) attached hereto

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 22.5% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

Signed for and on behalf of the Subscribing Reinsurer in the Signing Page(s) attached hereto.

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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al.,

as defined in the above captioned Contract

(Re)Insurer’s Liability Clause - LMA3333

(Re)insurer’s liability several not joint

The liability of a (re)insurer under this contract is several and not joint with other (re)insurers party to this contract. A (re)insurer is liable only for the proportion of liability it has underwritten. A (re)insurer is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer otherwise responsible for any liability of any other (re)insurer that may underwrite this contract.

The proportion of liability under this contract underwritten by a (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning “signing” below.

In the case of a Lloyd’s syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member’s proportion. A member is not jointly liable for any other member’s proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this contract. The business address of each member is Lloyd’s, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd’s syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd’s, at the above address.

Proportion of liability

Unless there is “signing” (see below), the proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its “written line”.

Where this contract permits, written lines, or certain written lines, may be adjusted (“signed”). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of a Lloyd’s syndicate taken together) is referred to as a “signed line”. The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to “this contract” in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

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Article		Page
I	Classes of Business Reinsured	1

II	Commencement and Termination	1

III	Territory (BRMA 51A)	2

IV	Exclusions	3

V	Retention and Limit	4

VI	Definitions	4

VII	Other Reinsurance	6

VIII	Loss Occurrence	6

IX	Loss Notices and Settlements	7

X	Salvage and Subrogation	7

XI	Reinsurance Premium	8

XII	Late Payments	8

XIII	Offset (BRMA 36C)	9

XIV	Access to Records (BRMA 1D)	10

XV	Liability of the Reinsurer	10

XVI	Net Retained Lines (BRMA 32E)	10

XVII	Errors and Omissions (BRMA 14F)	10

XVIII	Currency (BRMA 12A)	10

XIX	Taxes (BRMA 50B)	11

XX	Federal Excise Tax (BRMA 17D)	11

XXI	Reserves	11

XXII	Insolvency	12

XXIII	Arbitration (BRMA 6J)	13

XXIV	Service of Suit (BRMA 49C)	14

XXV	Governing Law (BRMA 71B)	14

XXVI	Confidentiality	15

XXVII	Entire Agreement	15

XXVIII	Severability (BRMA 72E)	15

XXIX	Agency Agreement (BRMA 73A)	15

XXX	Notices and Contract Execution	15

XXXI	Intermediary	16

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Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Agreement(s)

Attached Hereto

(hereinafter referred to as the “Reinsurer”)

Article I—Classes of Business Reinsured

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “policies”) in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Homeowners Multiple Peril (property sections only) and Dwelling Fire (property sections only), subject to the terms, conditions and limitations hereinafter set forth.

Article II—Commencement and Termination

A.	This Contract shall become effective on December 1, 2008, with respect to losses occurring on or after that date, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs.

B.	Notwithstanding the provisions of paragraph A above, the Company may terminate a Subscribing Reinsurer’s percentage share in this Contract in the event any of the following circumstances occur, as clarified by public announcement for subparagraphs 1 through 6 below, or upon discovery for subparagraphs 7 and 8 below. The Company has 120 days from the date of applicable public announcement or discovery to exercise the option to terminate a Subscribing Reinsurer’s percentage share in this Contract. To terminate a Subscribing Reinsurer’s percentage share in this Contract, the Company must give the Subscribing Reinsurer prior written notice by either certified or registered mail for which a return receipt is requested. The effective date of termination will be as selected by the Company, subject to the condition that such selected date must be the last day of a calendar month:

1.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at the inception of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) 12 months prior to that date; or

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2.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at any time during the term of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) at the date of the Subscribing Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.	The Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard & Poor’s rating has been assigned or downgraded below BBB+; or

4.	The Subscribing Reinsurer has become merged with, acquired by or controlled by any other entity or individual(s) not controlling the Subscribing Reinsurer’s operations previously; or

5.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

6.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.	The Subscribing Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent; or

8.	The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business.

C.	Unless the Company elects that the Reinsurer have no liability for losses occurring after the effective date of termination or expiration, and so notifies the Reinsurer prior to or as promptly as possible after the effective date of termination or expiration, reinsurance hereunder on business in force on the effective date of termination or expiration shall remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond 12 months following the effective date of termination or expiration.

Article III—Territory (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company’s policies.

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Article IV—Exclusions

A.	This Contract does not apply to and specifically excludes the following:

1.	All excess of loss reinsurance assumed by the Company.

2.	Reinsurance assumed by the Company under obligatory reinsurance agreements, except agency reinsurance where the policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date.

3.	Financial guarantee and insolvency.

4.	All Accident and Health, Fidelity and Surety, Boiler and Machinery, Workers’ Compensation and Credit business.

5.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)” attached to and forming part of this Contract.

6.	Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

7.	Loss or liability from any Pool, Association or Syndicate and any assessment or similar demand for payment related to the Florida Hurricane Catastrophe Fund or Citizens Property Insurance Corporation.

8.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

9.	Pollution and seepage coverages excluded under the provisions of the “Pollution and Seepage Exclusion Clause (BRMA 39A)” attached to and forming part of this Contract.

10.	Loss or liability excluded under the “Terrorism Exclusion” attached to and forming part of this Contract.

11.	Losses from mold-related claims, unless arising out of an otherwise covered peril.

12.	Losses directly arising from any storm once named by the United States National Hurricane Weather Service and/or the National Hurricane Center, Miami, Florida, both while it is still a hurricane and throughout any subsequent downgrades in storm status by the National Hurricane Center.

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B.	Notwithstanding the foregoing, the Company may request a special acceptance of reinsurance falling within the scope of the exclusions set forth in paragraph A. Within five days of receipt of such a request, each Subscribing Reinsurer shall accept such request, ask for additional information, or reject the request. Any reinsurance that is specially accepted by the Reinsurer shall be covered under this Contract and shall be subject to the terms hereof, except as such terms shall be modified by the special acceptance. If a Subscribing Reinsurer fails to respond to a special acceptance request within five days, the Subscribing Reinsurer will be deemed to have agreed to the special acceptance.

In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder. Further, if one or more Subscribing Reinsurers under this Contract agreed to special acceptance(s) under the contract being replaced by this Contract, such special acceptance(s) shall be automatically covered hereunder with respect to the interests and liabilities of such Subscribing Reinsurer(s).

C.	Any exclusion (other than exclusions 3, 5, 6 and 10) set forth in paragraph A shall be waived automatically when, in the opinion of the Company, the exposure excluded therein is incidental to the principal exposure on the risk in question.

D.	If the Company is bound, without the knowledge and contrary to the instructions of the Company’s supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in paragraph A (other than exclusions 3, 5, 6 and 10), the exclusion shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge thereof.

Article V—Retention and Limit

The Company shall retain and be liable for the first $500,000 of ultimate net loss as respects any one risk, each loss. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $1,000,000 as respects any one risk, each loss, $1,000,000 as respects any one loss occurrence, or $2,000,000 in all as respects losses occurring during the term of this Contract (including the “runoff” period, if any).

Article VI—Definitions

A.	“Ultimate net loss” as used herein shall be defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s ultimate net loss has been ascertained.

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B.	“Loss in excess of policy limits” and “extra contractual obligations” as used herein shall be defined as:

1.	“Loss in excess of policy limits” shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company’s policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.	“Extra contractual obligations” shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C.	The Company shall be the sole judge of what constitutes “one risk,” except that in no event shall a building and its contents be considered more than one risk.

D.	“Loss adjustment expense” as used herein shall be defined as expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, expenses and a pro rata share of salaries of the Company’s field employees and expenses of other employees of the Company who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Contract, expenses of the Company’s officials incurred in connection with losses covered by this Contract, and declaratory judgment expense. Loss adjustment expense shall not include normal office expenses or salaries of the Company’s officials.

E.	“Declaratory judgment expense” as used herein shall mean the Company’s own costs and legal expense incurred in connection with declaratory judgment actions brought to determine the Company’s defense and/or indemnification obligations that are allocable to specific claims arising out of policies reinsured by this Contract and any other coverage questions and legal actions connected thereto.

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F.	“Term of this Contract” as used herein shall be defined as the period from December 1, 2008 until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs. However, if this Contract is terminated, “term of this Contract” as used herein shall mean the period from December 1, 2008 through the effective date of termination if this Contract is terminated on a “cutoff” basis, or through the end of the runoff period if this Contract is terminated on a “runoff” basis.

Article VII—Other Reinsurance

The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

Article VIII—Loss Occurrence

A.	The term “loss occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “loss occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “loss occurrence” shall be further defined as follows:

1.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph A) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “loss occurrence.”

4.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company’s “loss occurrence.”

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5.	As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs 2 and 3 above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company which occur during any period of 168 consecutive hours within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another may be included in the Company’s “loss occurrence.”

B.	Except for those “loss occurrences” referred to in subparagraph 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any “loss occurrence” referred to in subparagraph 1 of paragraph A above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C.	However, as respects those “loss occurrences” referred to in subparagraph 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “loss occurrences,” provided that no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D.	No individual losses occasioned by an event that would be covered by a 72 hours clause may be included in any “loss occurrence” claimed under a 168 hours provision.

Article IX—Loss Notices and Settlements

A.	Whenever a loss sustained by the Company appears likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of the loss at its own expense.

B.	All loss settlements made by the Company, provided they are within the terms of this Contract and the terms of the Company’s policies (except as respects loss in excess of policy limits and extra contractual obligations), shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid within 14 days) by the Company.

Article X—Salvage and Subrogation

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Company’s opinion, it is economically reasonable to do so.

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Article XI—Reinsurance Premium

A.	As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer 0.36% of its net earned premium for the term of this Contract, subject to a minimum premium of $405,000 (or a pro rata portion thereof in the event the term of this Contract is less than 12 months).

B.	The Company shall pay the Reinsurer a deposit premium of $450,000 in four equal installments of $112,500 on December 1, 2008 and March 1, June 1 and September 1 of 2009. However, in the event this Contract is terminated on a cutoff basis, no deposit premium installments shall be due after the effective date of termination.

C.	As promptly as possible after the termination or expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph A, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.

D.	As respects the runoff period, if any, the Company shall pay the Reinsurer premium calculated by multiplying the rate specified in paragraph A above by the Company’s subject unearned premium in force on the effective date of termination or expiration. Such premium shall be payable in four equal installments due as promptly as possible after the effective date of termination or expiration and the beginning of the next three three-month periods.

E.	“Net earned premium” as used herein is defined as gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract.

Article XII—Late Payments

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.	In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

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3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	Any claim or loss payment due the Company hereunder shall be deemed due 10 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph C, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.	Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E.	Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article XIII—Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

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Article XIV—Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

Article XV—Liability of the Reinsurer

A.	The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company’s policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Article XVI—Net Retained Lines (BRMA 32E)

A.	This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

Article XVII—Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

Article XVIII—Currency (BRMA 12A)

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

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B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Article XIX—Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XX—Federal Excise Tax (BRMA 17D)

A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Article XXI—Reserves

A.	The Reinsurer agrees to fund its share of the Company’s ceded unearned premium and outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

1.	Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

2.	Escrow accounts for the benefit of the Company; and/or

3.	Cash advances;

if the Reinsurer:

1.	Is unauthorized in any state of the United States of America or the District of Columbia having jurisdiction over the Company and if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved; or

2.	Has experienced any of the circumstances described in paragraph B of the Commencement and Termination Article. However, if such circumstance is rectified, then no special funding requirements shall apply and any such current funding in accordance with the provisions above shall be released to the Reinsurer.

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For purposes of this Contract, the Lloyd’s United States Credit for Reinsurance Trust Fund shall be considered an acceptable funding instrument. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B.	With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

1.	To reimburse itself for the Reinsurer’s share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

2.	To reimburse itself for the Reinsurer’s share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

3.	To fund a cash account in an amount equal to the Reinsurer’s share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

4.	To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer’s share of the Company’s ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer;

5.	To reimburse itself for the Reinsurer’s portion of any unearned reinsurance premium paid to the Reinsurer hereunder.

In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(3) or B(5) or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

Article XXII—Insolvency

A.

In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or

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statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C.	It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

Article XXIII—Arbitration (BRMA 6J)

A.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

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C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

Article XXIV—Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A.	It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.	Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XXV—Governing Law (BRMA 71B)

This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

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Article XXVI—Confidentiality

The Reinsurer shall maintain the confidentiality of all information reviewed during any inspection as well as the results of such inspection and shall not disclose such materials to third parties other than the Reinsurer’s outside auditors, legal counsel, or as required in any action brought to enforce the Reinsurer’s rights under this Contract, or as required by a London market lead, regulatory agency, court order or subpoena, provided that the other party is given prior notice of such regulatory requirement, court order or subpoena.

Article XXVII—Entire Agreement

This written Contract constitutes the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract. Any change or modification to this Contract will be made by amendment to this Contract and signed by the parties.

Article XXVIII—Severability (BRMA 72E)

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

Article XXIX—Agency Agreement (BRMA 73A)

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

Article XXX—Notices and Contract Execution

A.	Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto:

1.	Paper documents with an original ink signature;

2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

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3.	Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic signatures in Global and National Commerce Act of 2000 or any amendments thereto.

C.	This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Article XXXl—Intermediary

Benfield Inc. or one of its affiliated or successor corporations is hereby recognized as the lntermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the lntermediary. Payments by the Company to the lntermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the lntermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Clearwater, Florida, this 17th day of FEBRUARY in the year 2009

Homeowners Choice Property and Casualty Insurance Company (for and on behalf of the “Company”)

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Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)

1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes: (a) substantial quantities, and (b) the extent of installation, plant or site.

Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)	all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A. 1119

BRMA 35B

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Pollution and Seepage Exclusion Clause

This Contract excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company’s property loss under the applicable original policy.

BRMA 39A

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Terrorism Exclusion

(Treaty Reinsurance)

Notwithstanding any provision to the contrary within this Contract or any amendment thereto, it is agreed that this Contract excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

1.	Involves violence against one or more persons; or

2.	Involves damage to property; or

3.	Endangers life other than the person committing the action; or

4.	Creates a risk to health or safety of the public or a section of the public; or

5.	Is designed to interfere with or disrupt an electronic system.

This Contract also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, in respect only of personal lines, this Contract will pay actual loss or damage (but not related cost and expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive or nuclear pollution, contamination or explosion.

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Interests and Liabilities Agreement

of

Farm Bureau Mutual Insurance Company of Michigan

Lansing, Michigan

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 2.5% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Lansing, Michigan, this 24th day of February in the year 2009.

REINSURANCE MANAGER
Farm Bureau Mutual Insurance Company of Michigan

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Interests and Liabilities Agreement

of

Hannover Rueckversicherungs-Aktiengesellschaft

Hannover, Germany

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hannover, Germany, this 25th day of February in the year 2009.

Hannover Rueckversicherung-Aktiengesellschaft

North American Property Department - TD 10

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Interests and Liabilities Agreement

of

QBE Reinsurance Corporation

Philadelphia, Pennsylvania

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 15.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

New York, New York, this 26th day of February in the year 2009.

QBE Reinsurance Corporation

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Interests and Liabilities Agreement

of

Validus Reinsurance, Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 16th day of April in the year 2009.

Jesse DeCouro ACAS, V.P.
Validus Reinsurance, Ltd.

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Interests and Liabilities Agreement

of

Amlin Bermuda Limited

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 27th day of February in the year 2009.

Amlin Bermuda Limited

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Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

shown in the Signing Page(s) attached hereto

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 22.5% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on December 1, 2008, and shall remain in force until November 30, 2009, both days inclusive, Local Standard Time at the location where the loss occurs, unless earlier terminated in accordance with the provisions of the attached Contract.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

Signed for and on behalf of the Subscribing Reinsurer in the Signing Page(s) attached hereto.

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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

with respect to the

Excess Per Risk

Reinsurance Contract

Effective: December 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al.,

as defined in the above captioned Contract

(Re)Insurer’s Liability Clause—LMA3333

(Re)insurer’s liability several not joint

The liability of a (re)insurer under this contract is several and not joint with other (re)insurers party to this contract. A (re)insurer is liable only for the proportion of liability it has underwritten. A (re)insurer is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer otherwise responsible for any liability of any other (re)insurer that may underwrite this contract.

The proportion of liability under this contract underwritten by a (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning “signing” below.

In the case of a Lloyd’s syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member’s proportion. A member is not jointly liable for any other member’s proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this contract. The business address of each member is Lloyd’s, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd’s syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd’s, at the above address.

Proportion of liability

Unless there is “signing” (see below), the proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its “written line”.

Where this contract permits, written lines, or certain written lines, may be adjusted (“signed”). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of a Lloyd’s syndicate taken together) is referred to as a “signed line”. The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to “this contract” in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

08IL\H3O1013

~~Now Know Ye that we the Underwriters, Members of the Syndicates whose definitive numbers in the after-mentioned List of Underwriting Members of Lloyd’s are set out in the attached Table, hereby bind ourselves each for his own part and not one for another, our Executors and Administrators, and in respect of his due proportion only, to pay or make good to the Assured or to the Assured’s Executors or Administrators or to indemnify him or them against all such loss, damage or liability as herein provided, such payment to be made after such loss, damage or liability is proved and the due proportion for which each of us, the Underwriters, is liable shall be ascertained by reference to his share, as shown in the said List, of the Amount, Percentage or Proportion of the total sum insured hereunder which is in the Table set opposite the definitive number of the Syndicate of which such Underwriter is a Member AND FURTHER THAT the List of Underwriting Members of Lloyd’s referred to above shows their respective Syndicates and Shares therein, is deemed to be incorporated in and to form part of this policy, bears the number specified in the attached Table and is available for inspection at Lloyd’s Policy Signing Office by the Assured or his or their representatives and a true copy of the material parts of the said List certified by the General Manager of Lloyd’s Policy Signing Office will be furnished to the Assured on application.~~

In Witness whereof the General Manager of Lloyd’s Policy Signing Office has subscribed his name on behalf of each of us.

LLOYD’S POLICY SIGNING OFFICE,

General Manager

If this policy (or any subsequent endorsement) has been produced to you in electronic form, the original document is stored on the Insurer’s Market Repository to which your broker has access.

(NM)

Definitive Numbers of Syndicates and Amount, Percentage or

Proportion of the Total Sum insured hereunder shared between the

Members of those Syndicates.

The Table of Syndicates referred to on the face of this Policy follows:

BUREAU REFERENCE	61446 16/01/2009	BROKER NUMBER 1108

PROPORTION %	SYNDICATE	UNDERWRITER’S REFERENCE
22.50	2001	RAB1729908XA

TOTAL LINE	No. OF SYNDICATES
22.50	1

THE LIST OF UNDERWRITING MEMBERS

OF LLOYD’S IS IN RESPECT OF 2008

YEAR OF ACCOUNT

BUREAU USE ONLY		Page 1 of 1
USE3 72 2001	RISK CODE: XC

Exhibit 10.23

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

08\H3O1014

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

Reinsurers	Participations
Catlin Insurance Company Ltd.	5.0%
Hannover Re (Bermuda), Ltd.	10.0
Montpelier Reinsurance Ltd.	12.0
QBE Reinsurance Corporation	1.5
Tokio Millennium Re Ltd.	8.0

Through Benfield Limited (Placement Only)
Amlin Bermuda Limited	11.0

Through Benfield Limited
Lloyd’s Underwriters Per Signing Page(s)	52.5

Total	100.0%

08IL\H3O1014

		Page
Article
I	Classes of Business Reinsured	1

II	Commencement and Termination	1

III	Territory (BRMA 51A)	2

IV	Exclusions	3

V	Retention and Limit	4

VI	Reinstatement	4

VII	Definitions	5

VIII	Other Reinsurance	6

IX	Loss Occurrence	6

X	Loss Notices and Settlements	8

XI	Salvage and Subrogation	8

XII	Florida Hurricane Catastrophe Fund	8

XIII	Reinsurance Premium	9

XIV	Late Payments	9

XV	Offset (BRMA 36C)	11

XVI	Access to Records (BRMA 1D)	11

XVII	Liability of the Reinsurer	11

XVIII	Net Retained Lines (BRMA 32E)	11

XIX	Errors and Omissions (BRMA 14F)	12

XX	Currency (BRMA 12A)	12

XXI	Taxes (BRMA 50B)	12

XXII	Federal Excise Tax (BRMA 17D)	12

XXIII	Reserves	12

XXIV	Insolvency	14

XXV	Arbitration	14

XXVI	Service of Suit (BRMA 49C)	15

XXVII	Governing Law (BRMA 71B)	16

XXVIII	Confidentiality	16

XXIX	Entire Agreement	16

XXX	Severability (BRMA 72E)	16

XXXI	Agency Agreement (BRMA 73A)	16

XXXII	Notices and Contract Execution	17

XXXIII	Intermediary (BRMA 23A)	17

08\H3O1014

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Agreement(s)

Attached Hereto

(hereinafter referred to as the “Reinsurer”)

Article I—Classes of Business Reinsured

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “policies”) in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Homeowners Multiple Peril (property sections only) and Dwelling Fire (property sections only), subject to the terms, conditions and limitations hereinafter set forth.

Article II—Commencement and Termination

A.	This Contract shall become effective on October 14, 2008, with respect to losses arising out of loss occurrences commencing on or after that date, and shall remain in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences.

B.	Notwithstanding the provisions of paragraph A above, the Company may terminate a Subscribing Reinsurer’s percentage share in this Contract in the event any of the following circumstances occur, as clarified by public announcement for subparagraphs 1 through 6 below, or upon discovery for subparagraphs 7 and 8 below. To terminate a Subscribing Reinsurer’s percentage share in this Contract, the Company must give the Subscribing Reinsurer written notice by either certified or registered mail for which a return receipt is requested. The effective date of termination will be as selected by the Company, which may be a date that is retroactively applied up to a maximum of 65 days prior to the date of applicable public announcement or discovery, subject to the condition that such selected date must be the last day of a calendar month:

1.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at the inception of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) 12 months prior to that date; or

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2.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at any time during the term of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) at the date of the Subscribing Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.	The Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard & Poor’s rating has been assigned or downgraded below BBB+; or

4.	The Subscribing Reinsurer has become merged with, acquired by or controlled by any other entity or individual(s) not controlling the Subscribing Reinsurer’s operations previously; or

5.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

6.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.	The Subscribing Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent; or

8.	The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business.

C.	If this Contract is terminated or expires while a loss occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the termination or expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.

Article III—Territory (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company’s policies.

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Article IV—Exclusions

A.	This Contract does not apply to and specifically excludes the following:

1.	All excess of loss reinsurance assumed by the Company.

2.	Reinsurance assumed by the Company under obligatory reinsurance agreements, except intercompany reinsurance between the reinsured companies under this Contract and agency reinsurance where the policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date.

3.	Financial guarantee and insolvency.

4.	All Accident and Health, Fidelity and Surety, Boiler and Machinery, Workers’ Compensation and Credit business.

5.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause—Physical Damage—Reinsurance (U.S.A.)” attached to and forming part of this Contract.

6.	Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

7.	Loss or liability from any Pool, Association or Syndicate and any assessment or similar demand for payment related to the Florida Hurricane Catastrophe Fund or Citizens Property Insurance Corporation.

8.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

9.	Pollution and seepage coverages excluded under the provisions of the “Pollution and Seepage Exclusion Clause (BRMA 39A)” attached to and forming part of this Contract.

10.	Loss or liability excluded under the “Terrorism Exclusion” attached to and forming part of this Contract.

11.	Losses from mold-related claims, unless arising out of an otherwise covered peril.

12.	Flood, when written as such.

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B.	Notwithstanding the foregoing, the Company may request a special acceptance of reinsurance falling within the scope of the exclusions set forth in paragraph A (other than exclusions 3, 5, 6 and 10). Within five days of receipt of such a request, each Subscribing Reinsurer shall accept such request, ask for additional information, or reject the request. Any reinsurance that is specially accepted by the Reinsurer shall be covered under this Contract and shall be subject to the terms hereof, except as such terms shall be modified by the special acceptance. If a Subscribing Reinsurer fails to respond to a special acceptance request within five days, the Subscribing Reinsurer will be deemed to have agreed to the special acceptance.

In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder. Further, if one or more Subscribing Reinsurers under this Contract agreed to special acceptance(s) under the contract being replaced by this Contract, such special acceptance(s) shall be automatically covered hereunder with respect to the interests and liabilities of such Subscribing Reinsurer(s).

Article V—Retention and Limit

A.	The Company shall retain and be liable for the first $85,000,000 of ultimate net loss arising out of each loss occurrence. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $40,000,000 as respects any one loss occurrence.

B.	No claim shall be made under this Contract as respects any one loss occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes of this Contract, the Company shall be the sole judge of what constitutes one risk.

Article VI—Reinstatement

A.	In the event all or any portion of the reinsurance hereunder is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon. For each amount so reinstated the Company agrees to pay additional premium equal to the product of the following:

1.	The percentage of the occurrence limit reinstated (based on the loss paid by the Reinsurer); times

2.	The earned reinsurance premium for the term of this Contract (exclusive of reinstatement premium).

B.

Whenever the Company requests payment by the Reinsurer of any loss hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer. If the earned reinsurance premium for the term of this Contract has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due shall be based on $1,800,000 and shall be readjusted when the earned reinsurance premium for the term of this Contract has been finally determined. Any

08\H3O1014

reinstatement premium shown to be due the Reinsurer as reflected by any such statement (less prior payments, if any) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss. Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company’s statement.

C.	Notwithstanding anything stated herein, the liability of the Reinsurer hereunder shall not exceed $40,000,000 as respects loss or losses arising out of any one loss occurrence, nor shall it exceed $80,000,000 in all during the term of this Contract.

Article VII—Definitions

A.	“Ultimate net loss” as used herein shall be defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s ultimate net loss has been ascertained.

B.	“Loss in excess of policy limits” and “extra contractual obligations” as used herein shall be defined as:

1.	“Loss in excess of policy limits” shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company’s policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.	“Extra contractual obligations” shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

However, as respects ultimate net loss for the reinsurance coverage provided by this Contract, loss in excess of policy limits and extra contractual obligations arising out of each loss occurrence shall not exceed an amount equal to 25.0% of the loss under the reinsurance coverage provided by this Contract.

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Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C.	“Loss adjustment expense” as used herein shall be defined as expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, a pro rata share of salaries and expenses of the Company’s field employees and expenses of other employees of the Company who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Contract, expenses of the Company’s officials incurred in connection with losses covered by this Contract, and declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss adjustment expense shall not include normal office expenses or salaries of the Company’s officials.

D.	“Term of this Contract” as used herein shall be defined as the period from October 14, 2008 until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences. However, if this Contract is terminated, “term of this Contract” as used herein shall mean the period from October 14, 2008 through the effective date of termination.

Article VIII—Other Reinsurance

The Company shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

Article IX—Loss Occurrence

A.	The term “loss occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “loss occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “loss occurrence” shall be further defined as follows:

1.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

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2.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph A) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “loss occurrence.”

4.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company’s “loss occurrence.”

5.	As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs 2 and 3 above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company which occur during any period of 168 consecutive hours within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another may be included in the Company’s “loss occurrence.”

B.	For all those “loss occurrences,” other than those referred to in subparagraph 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any “loss occurrence” referred to in subparagraph 1 of paragraph A above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C.	As respects those “loss occurrences” referred to in subparagraph 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 96 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “loss occurrences,” provided that no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D.	No individual losses occasioned by an event that would be covered by a 72 or 96 hours clause may be included in any “loss occurrence” claimed under a 168 hours provision.

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Article X—Loss Notices and Settlements

A.	Whenever losses sustained by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

B.	All loss settlements made by the Company, provided they are within the terms of this Contract and the terms of the Company’s policies (except as respects loss in excess of policy limits and extra contractual obligations), shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid within 14 days) by the Company.

Article XI—Salvage and Subrogation

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Company’s opinion, it is economically reasonable to do so.

Article XII—Florida Hurricane Catastrophe Fund

A.	The Company shall provisionally purchase Florida Hurricane Catastrophe Fund (“FHCF”) reimbursement coverage, including any Temporary Increase in Coverage Limit Options, with a limit and retention of 90.0% of $120,467,044 excess of $26,073,109.

The provisional limit and retention detailed above may increase or decrease depending on the Company’s actual exposures on policies subject to the FHCF reimbursement coverage during the term of this Contract. The Company and the Reinsurer agree to accept and be bound by the final determination of the FHCF.

B.	The Company shall purchase from the FHCF additional underlying coverage of 100% of $1,000,000 excess of $3,225,000 (including one reinstatement) provided by the FHCF to Limited Apportionment Companies.

C.	Any loss reimbursement paid or payable to the Company under the mandatory and optional coverage layers provided by the FHCF as set forth in paragraphs A and B above, as a result of loss occurrences commencing during the term of this Contract shall inure to the benefit of this Contract. Further, any FHCF loss reimbursement shall be deemed to be paid to the Company in accordance with the reimbursement contract between the Company and the State Board of Administration of the State of Florida at the full payout level set forth therein and will be deemed not to be reduced by any reduction or exhaustion of the FHCF’s claims paying capacity.

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D.	Prior to the determination of the Company’s FHCF retention and payout, if any, under the mandatory and optional coverage layers set forth between the Company and the State Board of Administration of the State of Florida in paragraph A above, the Reinsurer’s liability hereunder will be determined provisionally based on the projected payout, determined in accordance with the provisions of the reimbursement contract. Following the FHCF’s final determination of the payout under the coverage layers provided by the reimbursement contract, the ultimate net loss under this Contract will be recalculated. If, as a result of such calculation, the loss to the Reinsurer hereunder in any one loss occurrence is less than the amount previously paid by the Reinsurer, the Company shall promptly remit the difference to the Reinsurer. If the loss to the Reinsurer hereunder in any one loss occurrence is greater than the amount previously paid by the Reinsurer, the Reinsurer shall promptly remit the difference to the Company.

E.	If an FHCF reimbursement amount is based on the Company’s losses in more than one loss occurrence commencing during the term of this Contract, the total such FHCF reimbursement received by the Company shall be allocated to individual loss occurrences in chronological order of the dates such loss occurrences commence, beginning with the first such loss occurrence commencing during the term of this Contract, provided that:

1.	The portion of the total FHCF reimbursement amount to be allocated by the Company to any individual loss occurrence shall be equal to the lesser of (a) the amount of such FHCF reimbursement to which the Company would be entitled for that loss occurrence alone, or (b) the remaining such FHCF reimbursement which has not been allocated by the Company to prior loss occurrences; and

2.	The total amount allocated by the Company to all such loss occurrences shall be equal to the total FHCF reimbursement received by the Company for such loss occurrences.

Article XIII—Reinsurance Premium

As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer $1,800,000 in three equal installments of $600,000 on October 14 and December 1 of 2008 and March 1, 2009. In the event this Contract is terminated in accordance with the provisions of paragraph B of the Commencement and Termination Article and subject to no known losses, no further premium installments shall be due after the effective date of termination, and the Reinsurer shall return to the Company a pro rata portion of the premium installments previously due and paid by the Company applicable to the unexpired portion of the term of this Contract (disregarding the termination) as of the effective date of termination.

Article XIV—Late Payments

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.	In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (BRMA 23A) (hereinafter referred to as the

08\H3O1014

“Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	Any claim or loss payment due the Company hereunder shall be deemed due 10 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph C, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.	Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

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E.	Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article XV—Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

Article XVI—Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

Article XVII—Liability of the Reinsurer

A.	The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company’s policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Article XVIII—Net Retained Lines (BRMA 32E)

A.	This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

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Article XIX—Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

Article XX—Currency (BRMA 12A)

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Article XXI—Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XXII—Federal Excise Tax (BRMA 17D)

A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Article XXIII—Reserves

A.	The Reinsurer agrees to fund its share of the Company’s ceded unearned premium and outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) by:

1.	Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

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2.	Escrow accounts for the benefit of the Company; and/or

3.	Cash advances;

if the Reinsurer:

1.	Is unauthorized in any state of the United States of America or the District of Columbia having jurisdiction over the Company and if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved; or

2.	Has experienced any of the circumstances described in paragraph B of the Commencement and Termination Article. However, if such circumstance is rectified, then no special funding requirements shall apply and any such current funding in accordance with the provisions above shall be released to the Reinsurer.

For purposes of this Contract, the Lloyd’s United States Credit for Reinsurance Trust Fund shall be considered an acceptable funding instrument. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B.	With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

1.	To reimburse itself for the Reinsurer’s share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

2.	To reimburse itself for the Reinsurer’s share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

3.	To fund a cash account in an amount equal to the Reinsurer’s share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

4.	To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer’s share of the Company’s ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences), if so requested by the Reinsurer; and

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5.	To reimburse itself for the Reinsurer’s portion of the unearned reinsurance premium paid to the Reinsurer hereunder.

In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(3) or B(5), or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

Article XXIV—Insolvency

A.	In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C.	It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

Article XXV—Arbitration

A.

As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One

08\H3O1014

Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the State of Florida.

Article XXVI—Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A.	It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

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B.	Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XXVII—Governing Law (BRMA 71B)

This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

Article XXVIII—Confidentiality

The Reinsurer shall maintain the confidentiality of all information reviewed during any inspection as well as the results of such inspection and shall not disclose such materials to third parties other than the Reinsurer’s auditors, legal counsel, retrocessionaires, or as required in any action brought to enforce the Reinsurer’s rights under this Contract, or as required by a London market lead, regulatory agency, court order or subpoena, provided that the other party is given prior notice of such regulatory requirement, court order or subpoena.

Article XXIX—Entire Agreement

This written Contract constitutes the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract. Any change or modification to this Contract will be made by amendment to this Contract and signed by the parties.

Article XXX—Severability (BRMA 72E)

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

Article XXXI—Agency Agreement (BRMA 73A)

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

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Article XXXII—Notices and Contract Execution

A.	Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto:

1.	Paper documents with an original ink signature;

2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

3.	Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

C.	This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Article XXXIII—Intermediary (BRMA 23A)

Benfield Inc. is hereby recognized as the lntermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the lntermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the lntermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Clearwater, Florida, this 23RD day of OCTOBER in the year 2008.

Homeowners Choice Property and Casualty Insurance Company (for and on behalf of the “Company”)

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Nuclear Incident Exclusion Clause—Physical Damage—Reinsurance (U.S.A.)

1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)	all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A. 1119

BRMA 35B

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Pollution and Seepage Exclusion Clause

This Contract excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company's property loss under the applicable original policy.

BRMA 39A

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Terrorism Exclusion

(Treaty Reinsurance)

Notwithstanding any provision to the contrary within this Contract or any amendment thereto, it is agreed that this Contract excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

1.	Involves violence against one or more persons; or

2.	Involves damage to property; or

3.	Endangers life other than the person committing the action; or

4.	Creates a risk to health or safety of the public or a section of the public; or

5.	Is designed to interfere with or disrupt an electronic system.

This Contract also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, in respect only of personal lines, this Contract will pay actual loss or damage (but not related cost and expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive or nuclear pollution, contamination or explosion.

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Interests and Liabilities Agreement

of

Catlin Insurance Company Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 5.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above. GA 2000190638

This Agreement shall become effective on October 14, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 14th day of November in the year 2008.

Catlin Insurance Company Ltd.

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Interests and Liabilities Agreement

of

Hannover Re (Bermuda), Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 10.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on October 14, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 15TH day of DECEMBER in the year 2008.

hannover re®
Hannover Re (Bermuda) Ltd	Hannover Re (Bermuda), Ltd.
Ref: US02732 0508

08IL\H3O1014

Interests and Liabilities Agreement

of

Montpelier Reinsurance Ltd.

Pembroke, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 12.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on October 14, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 1st day of April in the year 2008.

SEAL OF MONTPELIER APPEARS HERE
Montpelier Reinsurance Ltd.	CANDB 38760-10

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Interests and Liabilities Agreement

of

QBE Reinsurance Corporation

Philadelphia, Pennsylvania

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 1.5% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on October 14, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

New York, New York, this 18th day of November in the year 2008.

QBE Reinsurance Corporation

08IL\H3O1014

Interests and Liabilities Agreement

of

Tokio Millennium Re Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 8.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on October 14, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 1st day of December in the year 2008.

Tokio Millennium Re Ltd.

08IL\H3O1014

Interests and Liabilities Agreement

of

Amlin Bermuda Limited

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts an 11.0% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on October 14, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 18th day of November in the year 2008.

Amlin Bermuda Limited

08IL\H3O1014

Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

shown in the Signing Page(s) attached hereto

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts a 52.5% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective on October 14, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

Signed for and on behalf of the Subscribing Reinsurer in the Signing Page(s) attached hereto.

08IL\H3O1014

Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: October 14, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al.,

as defined in the above captioned Contract

(Re)Insurer’s Liability Clause—LMA3333

(Re)insurer’s liability several not joint

The liability of a (re)insurer under this contract is several and not joint with other (re)insurers party to this contract. A (re)insurer is liable only for the proportion of liability it has underwritten. A (re)insurer is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer otherwise responsible for any liability of any other (re)insurer that may underwrite this contract.

The proportion of liability under this contract underwritten by a (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning “signing” below.

In the case of a Lloyd’s syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member’s proportion. A member is not jointly liable for any other member’s proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this contract. The business address of each member is Lloyd’s, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd’s syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd’s, at the above address.

Proportion of liability

Unless there is “signing” (see below), the proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its “written line”.

Where this contract permits, written lines, or certain written lines, may be adjusted (“signed”). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of a Lloyd’s syndicate taken together) is referred to as a “signed line”. The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to “this contract” in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

08IL\H3O1014

~~Now Know Ye that we the Underwriters, Members of the Syndicates whose definitive numbers in the after-mentioned List of Underwriting Members of Lloyd’s are set out in the attached Table, hereby bind ourselves each for his own part and not one for another, our Executors and Administrators, and in respect of his due proportion only, to pay or make good to the Assured or to the Assured’s Executors or Administrators or to indemnify him or them against all such loss, damage or liability as herein provided, such payment to be made after such loss, damage or liability is proved and the due proportion for which each of us, the Underwriters, is liable shall be ascertained by reference to his share, as shown in the said List, of the Amount, Percentage or Proportion of the total sum insured hereunder which is in the Table set opposite the definitive number of the Syndicate of which such Underwriter is a Member AND FURTHER THAT the List of Underwriting Members of Lloyd’s referred to above shows their respective Syndicates and Shares therein, is deemed to be incorporated in and to form part of this policy, bears the number specified in the attached Table and is available for inspection at Lloyd’s Policy Signing Office by the Assured or his or their representatives and a true copy of the material parts of the said List certified by the General Manager of Lloyd’s Policy Signing Office will be furnished to the Assured on application.~~

In Witness whereof the General Manager of Lloyd’s Policy Signing Office has subscribed his name on behalf of each of us.

LLOYD’S POLICY SIGNING OFFICE,

General Manager

If this policy (or any subsequent endorsement) has been produced to you in electronic form, the original document is stored on the Insurer’s Market Repository to which your broker has access.

(NM)

Definitive Numbers of Syndicates and Amount, Percentage or

Proportion of the Total Sum insured hereunder shared between the

Members of those Syndicates.

The Table of Syndicates referred to on the face of this Policy follows:

BUREAU REFERENCE	61656 05/12/2008	BROKER NUMBER 1108

PROPORTION %	SYNDICATE	UNDERWRITER’S REFERENCE
12.25	2791	X1108XG03655
5.25	2791	X1108YX03656
10.00	2001	CAC2436908WA
25.00	1414	XC08DK86741X

TOTAL LINE	No. OF SYNDICATES
52.50	4

THE LIST OF UNDERWRITING MEMBERS

OF LLOYD’S IS IN RESPECT OF 2008

YEAR OF ACCOUNT

BUREAU USE ONLY		Page 1 of 1
USE3 72 8997	RISK CODE: XA

Exhibit 10.24

Addendum No. 1

to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

It Is Hereby Agreed, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences, that this Contract shall be amended as follows:

1.	Paragraph A of Article VI - Reinstatement - shall be deleted and the following substituted therefor:

“A.	In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon.

1.	As respects each amount so reinstated under the first excess layer, the Company shall pay no additional premium.

2.	As respects each amount so reinstated under the second excess layer, the Company agrees to pay additional premium equal to the product of the following:

a.	The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.	The earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).

08\H3O1015 Page 1 of 3

3.	As respects each amount so reinstated under the third and fourth excess layers, the Company agrees to pay additional premium equal to the product of the following:

a.	The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.	135% of the earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).”

2.	Article XIII - Reinsurance Premium - shall be deleted and the following substituted therefor:

“Article XIII - Reinsurance Premium

A.	As respects the first and second excess layers of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer premium for the first and second excess layers equal to the amount, shown as ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, payable in four installments. The first and second installments shall each be an amount equal to 20.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, and are due on June 1 and September 1 of 2008. The third and fourth installments shall each be an amount equal to 30.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, and are due on December 1, 2008 and March 1, 2009. In the event this Contract is terminated in accordance with the provisions of paragraph B of the Commencement and Termination Article, no premium installments shall be due after the effective date of termination; however, notwithstanding the foregoing and subject to no known losses for any excess layer hereunder, the Reinsurer shall be due a pro rata portion of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto as of the effective date of termination.

Notwithstanding the provisions above, in the event of a loss to the first or second excess layer hereunder and as respects any offset provided herein for the loss paid by the Reinsurer for that excess layer, in lieu of the ‘Contract Reinsurance Premium’ percentages set forth above, the four installments shall be due on the aforementioned dates and shall be an amount equal to 25.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto.

B.	As respects the third and fourth excess layers of reinsurance coverage provided by this Contract, the following shall apply:

1.	The Company shall pay the Reinsurer the greater of the following:

a.	The amount shown as ‘Contract Minimum Premium’ (or a pro rata portion thereof if this Contract is terminated prior to May 31, 2009, subject to no known losses) for that excess layer in Schedule A attached hereto; or

b.	The sum of the Company’s aggregate total insured value for policies that include wind coverage in force on September 30, 2008, multiplied by the percentage shown as ‘Adjustment Rate’ for that excess layer in Schedule A attached hereto.

08\H3O1015 Page 2 of 3

2.	The Company shall pay the Reinsurer a deposit premium for the third and fourth excess layers equal to the amount, shown as ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, payable in four installments. The first and second installments shall each be an amount equal to 20.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, and are due on June 1 and September 1 of 2008. The third and fourth installments shall each be an amount equal to 30.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, and are due on December 1, 2008 and March 1, 2009. In the event this Contract is terminated in accordance with the provisions of paragraph B of the Commencement and Termination Article, no deposit premium installments shall be due after the effective date of termination; however, notwithstanding the foregoing and subject to no known losses for any excess layer hereunder, the Reinsurer shall be due a pro rata portion of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto as of the effective date of termination.

Notwithstanding the provisions above, in the event of a loss to the third or fourth excess layer hereunder and as respects any offset provided herein for the loss paid by the Reinsurer for that excess layer, in lieu of the ‘Contract Deposit Premium’ percentages set forth above, the four installments shall be due on the aforementioned dates and shall be an amount equal to 25.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto.

3.	Within 30 days after the effective date of termination or expiration, or within 30 days after September 30, 2008 (the date to be selected by the Company), the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for the third and fourth layer, computed in accordance with subparagraph 1 above, and any additional premium due the Reinsurer or return premium due the Company for the third and fourth excess layer shall be promptly remitted.”

3.	Schedule A attached to the Contract shall be deleted and replaced by Schedule A (Revised: June 1, 2008) attached to and forming part of this Addendum.

The provisions of this Contract shall remain otherwise unchanged.

In Witness Whereof, the Company by its duly authorized representative has executed this Addendum as of the date under mentioned at:

Port St. Lucie, Florida, this 23rd day of October in the year 2008.

Homeowners Choice Property and Casualty Insurance Company (for and on behalf of the “Company”)

08\H3O1015 Page 3 of 3

Schedule A

(Revised: June 1, 2008)

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

	First Excess	Second Excess	Third Excess	Fourth Excess
Company’s Retention	$3,225,000	$13,250,000	$26,000,000	$40,000,000

Reinsurer’s Per Occurrence Limit	$9,025,000	$12,750,000	$14,000,000	$45,000,000

Reinsurer’s Term Limit	$18,050,000	$25,500,000	$28,000,000	$90,000,000

Contract Minimum Premium	N/A	N/A	$1,960,000	$3,780,000

Adjustment Rate	N/A	N/A	0.03689%	0.07115%

Contract Deposit Premium	N/A	N/A	$2,450,000	$4,725,000

Contract Reinsurance Premium	$5,144,250	$4,398,750	N/A	N/A

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

08\H3O1015 Schedule A

Addendum No. 1

to the

Interests and Liabilities Agreement

of

DaVinci Reinsurance Ltd.

Hamilton, Bermuda

by

Renaissance Underwriting Managers

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 13 day of November in the year 2008.

Renaissance Underwriting Managers
(for and on behalf of DaVinci Reinsurance Ltd.)

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Flagstone Reassurance Suisse SA - Bermuda Branch

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

With respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 12th day of November in the year 2008.

Flagstone Reassurance Suisse SA – Bermuda Branch

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Motors Insurance Corporation

Detroit, Michigan

by

GMAC Re Corporation

Mt. Laurel, New Jersey

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Mt. Laurel, New Jersey, this 14th day of November in the year 2008.

MAIDEN RE LLC FKA (GMAC Re Corporation)
(for and on behalf of Motors Insurance Corporation)

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Hannover Re (Bermuda), Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsure”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 24th day of November in the year 2008.

Hannover Re (Bermuda), Ltd.

08\H3O1015

Endorsement No. 1

to the

Termination Addendum

to the

Interests and Liabilities Agreement

of

Lehman Re Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective retroactively to June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 16 day of March in the year 2008.

Lehman Re Ltd.
Provisional Liquidators Appointed

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Montpelier Reinsurance Ltd.

Pembroke, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 13th day of November in the year 2009.

Montpelier Reinsurance Ltd. CANDB 38495-10/20/30/40

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

New Castle Reinsurance Company Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 12 day of November in the year 2008.

New Castle Reinsurance Company Ltd.

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

PARIS RE

Paris, France

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Paris France, this 17 day of November in the year 2008.

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

QBE Reinsurance Corporation

Philadelphia, Pennsylvania

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

New York, New York, this 14th day of November in the year 2008.

QBE Reinsurance Corporation

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Renaissance Reinsurance, Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 13 day of November in the year 2008.

Renaissance Reinsurance, Ltd.

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Tokio Millennium Re Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 1st day of December in the year 2008.

Tokio Millennium Re Ltd.

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Wentworth Insurance Company Limited

Christ Church, Barbados

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Christ Church, Barbados, this 8th day of December in the year 2008.

Wentworth Insurance Company Limited

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

XL Re Ltd

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 17th day of November in the year 2008.

XL Re Ltd
Our Ref: 7154/01/2008

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Amlin Bermuda Limited

Hamilton, Bermuda

(hereinafter referred of as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Hamilton, Bermuda, this 18th day of November in the year 2008.

Amlin Bermuda Limited

08\H3O1015

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Certain Insurance Companies

shown in the Signing Page(s) attached hereto

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

Signed for and on behalf of the Subscribing Reinsurer in the Signing Page(s) attached hereto.

08\H3O1015

Signing Page

attaching to and forming part of

Addendum No. 1

to the

Interests and Liabilities Agreement

of

Certain Insurance Companies

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

08\H3O1015

Addendum No. 1

to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

It Is Hereby Agreed, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences, that this Contract shall be amended as follows:

1.	Paragraph A of Article VI - Reinstatement - shall be deleted and the following substituted therefor:

“A.	In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon.

1.	As respects each amount so reinstated under the first excess layer, the Company shall pay no additional premium.

2.	As respects each amount so reinstated under the second excess layer, the Company agrees to pay additional premium equal to the product of the following:

a.	The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.	The earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).

08\H3O1015

3.	As respects each amount so reinstated under the third and fourth excess layers, the Company agrees to pay additional premium equal to the product of the following:

a.	The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.	135% of the earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).”

2.	Article XIII - Reinsurance Premium - shall be deleted and the following substituted therefor:

“Article XIII - Reinsurance Premium

A.	As respects the first and second excess layers of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer premium for the first and second excess layers equal to the amount, shown as ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, payable in four installments. The first and second installments shall each be an amount equal to 20.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, and are due on June 1 and September 1 of 2008. The third and fourth installments shall each be an amount equal to 30.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, and are due on December 1, 2008 and March 1, 2009. In the event this Contract is terminated in accordance with the provisions of paragraph B of the Commencement and Termination Article, no premium installments shall be due after the effective date of termination; however, notwithstanding the foregoing and subject to no known losses for any excess layer hereunder, the Reinsurer shall be due a pro rata portion of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto as of the effective date of termination.

Notwithstanding the provisions above, in the event of a loss to the first or second excess layer hereunder and as respects any offset provided herein for the loss paid by the Reinsurer for that excess layer, in lieu of the ‘Contract Reinsurance Premium’ percentages set forth above, the four installments shall be due on the aforementioned dates and shall be an amount equal to 25.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto.

B.	As respects the third and fourth excess layers of reinsurance coverage provided by this Contract, the following shall apply:

1.	The Company shall pay the Reinsurer the greater of the following:

a.	The amount shown as ‘Contract Minimum Premium’ (or a pro rata portion thereof if this Contract is terminated prior to May 31, 2009, subject to no known losses) for that excess layer in Schedule A attached hereto; or

b.	The sum of the Company’s aggregate total insured value for policies that include wind coverage in force on September 30, 2008, multiplied by the percentage shown as ‘Adjustment Rate’ for that excess layer in Schedule A attached hereto.

08\H3O1015

2.	The Company shall pay the Reinsurer a deposit premium for the third and fourth excess layers equal to the amount, shown as ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, payable in four installments. The first and second installments shall each be an amount equal to 20.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, and are due on June 1 and September 1 of 2008. The third and fourth installments shall each be an amount equal to 30.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, and are due on December 1, 2008 and March 1, 2009. In the event this Contract is terminated in accordance with the provisions of paragraph B of the Commencement and Termination Article, no deposit premium installments shall be due after the effective date of termination; however, notwithstanding the foregoing and subject to no known losses for any excess layer hereunder, the Reinsurer shall be due a pro rata portion of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto as of the effective date of termination.

Notwithstanding the provisions above, in the event of a loss to the third or fourth excess layer hereunder and as respects any offset provided herein for the loss paid by the Reinsurer for that excess layer, in lieu of the ‘Contract Deposit Premium’ percentages set forth above, the four installments shall be due on the aforementioned dates and shall be an amount equal to 25.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto.

3.	Within 30 days after the effective date of termination or expiration, or within 30 days after September 30, 2008 (the date to be selected by the Company), the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for the third and fourth layer, computed in accordance with subparagraph 1 above, and any additional premium due the Reinsurer or return premium due the Company for the third and fourth excess layer shall be promptly remitted.”

3.	Schedule A attached to the Contract shall be deleted and replaced by Schedule A (Revised: June 1,2008) attached to and forming part of this Addendum.

The provisions of this Contract shall remain otherwise unchanged.

In Witness Whereof, the Company by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Port St. Lucie, Florida, this 23rd day of October in the year 2008.

Homeowners Choice Property and Casualty Insurance Company (for and on behalf of the “Company”)

08\H3O1015

Schedule A

(Revised: June 1, 2008)

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

	First Excess	Second Excess	Third Excess	Fourth Excess
Company’s Retention	$3,225,000	$13,250,000	$26,000,000	$40,000,000

Reinsurer’s Per Occurrence Limit	$9,025,000	$12,750,000	$14,000,000	$45,000,000

Reinsurer’s Term Limit	$18,050,000	$25,500,000	$28,000,000	$90,000,000

Contract Minimum Premium	N/A	N/A	$1,960,000	$3,780,000

Adjustment Rate	N/A	N/A	0.03689%	0.07115%

Contract Deposit Premium	N/A	N/A	$2,450,000	$4,725,000

Contract Reinsurance Premium	$5,144,250	$4,398,750	N/A	N/A

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

08\H3O1015
Schedule A

Addendum No. 2

to the

Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

shown in the Signing Page(s) attached hereto

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences.

Signed for and on behalf of the Subscribing Reinsurer in the Signing Page(s) attached hereto.

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Signing Page

attaching to and forming part of

Addendum No. 2

to the

Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

08\H3O1015

Addendum No. 1

to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

It Is Hereby Agreed, effective on June 1, 2008, Local Standard Time at the location where the loss occurrence commences, that this Contract shall be amended as follows:

1.	Paragraph A of Article VI - Reinstatement - shall be deleted and the following substituted therefor:

“A.	In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon.

1.	As respects each amount so reinstated under the first excess layer, the Company shall pay no additional premium.

2.	As respects each amount so reinstated under the second excess layer, the Company agrees to pay additional premium equal to the product of the following:

a.	The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.	The earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).

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3.	As respects each amount so reinstated under the third and fourth excess layers, the Company agrees to pay additional premium equal to the product of the following:

a.	The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.	135% of the earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).”

2.	Article XIII - Reinsurance Premium - shall be deleted and the following substituted therefor:

“Article XIII - Reinsurance Premium

A.	As respects the first and second excess layers of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer premium for the first and second excess layers equal to the amount, shown as ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, payable in four installments. The first and second installments shall each be an amount equal to 20.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, and are due on June 1 and September 1 of 2008. The third and fourth installments shall each be an amount equal to 30.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto, and are due on December 1, 2008 and March 1, 2009. In the event this Contract is terminated in accordance with the provisions of paragraph B of the Commencement and Termination Article, no premium installments shall be due after the effective date of termination; however, notwithstanding the foregoing and subject to no known losses for any excess layer hereunder, the Reinsurer shall be due a pro rata portion of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto as of the effective date of termination.

Notwithstanding the provisions above, in the event of a loss to the first or second excess layer hereunder and as respects any offset provided herein for the loss paid by the Reinsurer for that excess layer, in lieu of the ‘Contract Reinsurance Premium’ percentages set forth above, the four installments shall be due on the aforementioned dates and shall be an amount equal to 25.0% of the ‘Contract Reinsurance Premium’ for that excess layer in Schedule A attached hereto.

B.	As respects the third and fourth excess layers of reinsurance coverage provided by this Contract, the following shall apply:

1.	The Company shall pay the Reinsurer the greater of the following:

a.	The amount shown as ‘Contract Minimum Premium’ (or a pro rata portion thereof if this Contract is terminated prior to May 31, 2009, subject to no known losses) for that excess layer in Schedule A attached hereto; or

b.	The sum of the Company’s aggregate total insured value for policies that include wind coverage in force on September 30, 2008, multiplied by the percentage shown as ‘Adjustment Rate’ for that excess layer in Schedule A attached hereto.

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2.	The Company shall pay the Reinsurer a deposit premium for the third and fourth excess layers equal to the amount, shown as ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, payable in four installments. The first and second installments shall each be an amount equal to 20.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, and are due on June 1 and September 1 of 2008. The third and fourth installments shall each be an amount equal to 30.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto, and are due on December 1, 2008 and March 1, 2009. In the event this Contract is terminated in accordance with the provisions of paragraph B of the Commencement and Termination Article, no deposit premium installments shall be due after the effective date of termination; however, notwithstanding the foregoing and subject to no known losses for any excess layer hereunder, the Reinsurer shall be due a pro rata portion of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto as of the effective date of termination.

Notwithstanding the provisions above, in the event of a loss to the third or fourth excess layer hereunder and as respects any offset provided herein for the loss paid by the Reinsurer for that excess layer, in lieu of the ‘Contract Deposit Premium’ percentages set forth above, the four installments shall be due on the aforementioned dates and shall be an amount equal to 25.0% of the ‘Contract Deposit Premium’ for that excess layer in Schedule A attached hereto.

3.	Within 30 days after the effective date of termination or expiration, or within 30 days after September 30, 2008 (the date to be selected by the Company), the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for the third and fourth layer, computed in accordance with subparagraph 1 above, and any additional premium due the Reinsurer or return premium due the Company for the third and fourth excess layer shall be promptly remitted.”

3.	Schedule A attached to the Contract shall be deleted and replaced by Schedule A (Revised: June 1, 2008) attached to and forming part of this Addendum.

The provisions of this Contract shall remain otherwise unchanged.

In Witness Whereof, the Company by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Port St. Lucie, Florida, this 23rd day of October in the year 2008.

Homeowners Choice Property and casualty Insurance Company (for and on behalf of the Company”)

08\H3O1015

Schedule A

(Revised: June 1, 2008)

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie. Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

	First Excess	Second Excess	Third Excess	Fourth Excess
Company’s Retention	$3,225,000	$13,250,000	$26,000,000	$40,000,000

Reinsurer’s Per Occurrence Limit	$9,025,000	$12,750,000	$14,000,000	$45,000,000

Reinsurer’s Term Limit	$18,050,000	$25,500,000	$28,000,000	$90,000,000

Contract Minimum Premium	N/A	N/A	$1,960,000	$3,780,000

Adjustment Rate	N/A	N/A	0.03689%	0.07115%

Contract Deposit Premium	N/A	N/A	$2,450,000	$4,725,000

Contract Reinsurance Premium	$5,144,250	$4,398,750	N/A	N/A

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

08\H3O1015
Schedule A

Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Francis X. McCahill III, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Homeowners Choice, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ FRANCIS X. MCCAHILL III
May 14, 2009	Francis X. McCahill III
President and Chief Executive Officer (Principal Executive Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

32

Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Richard R. Allen, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Homeowners Choice, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ RICHARD R. ALLEN
May 14, 2009	Richard R. Allen
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

33

Exhibit 32.1

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Homeowners Choice, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on May 14, 2009 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FRANCIS X. MCCAHILL III
Francis X. McCahill III
President and Chief Executive Officer
May 14, 2009

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

34

Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Homeowners Choice, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on May 14, 2009 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD R. ALLEN
Richard R. Allen
Chief Financial Officer
May 14, 2009

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

35